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                                                                   EXHIBIT 10.17





                         CCPN and HMO MEDICAID AGREEMENT






                                 By and Between




              Americaid Texas Inc., d/b/a Americaid Community Care





                                       and





                        Cook Children's Physician Network
                     A Texas 5.01(a) Non-profit Corporation


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                         CCPN AND HMO MEDICAID AGREEMENT
                (STAR Program in the Tarrant County Service Area)


This Agreement ("Agreement") is entered into this_______day of ______________, 1996, (the "Execution Date") to become effective October 1, 1996 (the "Effective Date"), by and between Americaid Texas, Inc. d/b/a Americaid Community Care, a health maintenance organization certified under Article 20A of the Insurance Code of the State of Texas (hereinafter referred to as "HMO"), and Cook Children's Physician Network, a Texas non-profit corporation certified under
Section 5.01(a) of the Texas Medical Practice Act (hereinafter referred to as "CCPN").


                                    RECITALS

WHEREAS, HMO has been selected by the Texas Department of Health ("TDH") as one of the health-care plans that will participate in the TDH LoneStar Health Initiative ("STAR") in the Tarrant County Service Area ("Service Area"); and

WHEREAS, HMO desires that CCPN be the exclusive provider of all pediatric health care services listed in Attachment A, Exhibit 2 (the "Covered Health Services") to Medicaid STAR Program beneficiaries in the age group of birth through fifteen
(15) years of age enrolled with HMO ("Members") and CCPN desires to be the exclusive provider of Covered Health Services to HMO's Members; and

WHEREAS, the parties desire to set forth in this Agreement the terms and conditions under which CCPN will supply and arrange for the Covered Health Services to Members and to specify the responsibilities of the parties in connection with this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises, covenants, and agreements set forth herein, the parties agree to the following terms:


                                   DEFINITIONS

For purposes of this Agreement, the following terms shall have the meaning set out beside such term. In the event any of the following definitions conflict with any of the definitions in the Exhibits, the definitions herein delineated shall govern the

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interpretation of the term. The additional definitions delineated in the
Exhibits shall be given broad construction in the event they conflict or limit that term as it may be defined in any other Exhibits.

1. Agreement. Means this contract including all attachments appended hereto and any written amendments subsequently executed by the parties.

2. Capitation. Means a payment system which allocates a fixed actuarially determined amount per month for each Member based on the appropriate STAR Program aid category for the provision of Covered Health Services.

3. Clean Claim. Means a record of or a claim for Covered Health Services provided to Members which is accurate, complete (ie: includes all information necessary for a payor to determine liability), not a claim on appeal, and not contested (ie: not reasonably believed to be fraudulent, and not subject to a necessary release, consent, or assignment).

4. CCPN Physician. Means a duly licensed Primary Care Physician or Specialist Physician who is employed by or has contracted with CCPN, either directly or indirectly, and who has agreed to treat Members.

5. CCPN Participating Provider. Means a health care facility, or Health Care Professional, other than a physician, who is employed by or has contracted with CCPN, either directly or indirectly, and who has agreed to treat Members.

6.     Contract Anniversary Date. Means September 1st of each year of this
       Agreement.

7. Contract Term. Means the term of this Agreement as specified in Section 8 hereof.

8. Covered Health Services. Means the professional, institutional, and ancillary services listed in the State Contract, Appendix C, as the services which are included under the HMO capitation payment for Members 15 years of age and under.

9. Emergency Care. Means bona fide emergency services provided after the sudden onset of a medical condition (including emergency labor and deliv-

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       ery) manifesting itself by acute symptoms of sufficient severity, including severe pain, such that the absence of immediate medical attention could reasonably be expected to result in (1) placing the patient's health in serious jeopardy; or (2) serious impairment to bodily function; or (3) serious dysfunction of any bodily organ or part.

10. Exclusive Provider. Means that CCPN shall be the sole provider, either directly or through contracted Health Care Professionals or institutions for Institutional Services, of all pediatric health services for HMO in the STAR Program in the Service Area.

11. Health Care Professional. Means any physician, nurse, audiologist, physician assistant, clinical psychologist, occupational therapist, physical therapist, speech and language pathologist, or other professional engaged in the delivery of health services who are licensed, practice under an institutional license, certified, or practice under authority of a physician, legally constituted professional association or other authority consistent with state law to provide services to such patients.

12. Institutional Services. Means those non-professional Covered Health Services provided by or through a state licensed facility. Such services include, but are not limited to, inpatient or outpatient hospital services, skilled nursing facility services and emergency room services.

13. Medical Director. Means a physician designated by HMO who is responsible for monitoring the provision of Covered Health Services to Members.

14. Medically Necessary. Means those services or supplies necessary for the diagnosis, prevention, care and/or treatment of a Member's illness, disease, injury or bodily malfunction which are provided in accordance with and are consistent with generally accepted standards of medical practice within the Service Area.

15. Member. Means any individual age 0 through 15 years residing in the service enrollment area who is (1) in a Medicaid eligibility category included in the STAR Program, and (2) enrolled in the STAR Program as a Member of Americaid Texas, Inc. d/b/a Americaid Community Care.

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16.    Participating Physician. Means a duly licensed primary care physician or specialist physician who has entered into a contract with HMO to provide or arrange for Covered Health Services to Members.

17. Participating Provider. Means any health care facility, or Health Care Professional, other than a physician, that provides medical services to HMO Members pursuant to an agreement with HMO for purposes of the STAR Program in the Service Area.

18. Primary Care Physician or Provider (PCP). Means a CCPN Physician or other Health Care Professional who has an agreement with CCPN, who is responsible for providing primary care services and who agrees to coordinate and manage delivery of Covered Health Services to Members assigned to such Primary Care Physician or Provider. CCPN's network of Primary Care Physicians or Providers (PCPs) may include General Practitioners; Family Practitioners; Internists; Pediatricians; Obstetricians/Gynecologists ("Ob/Gyn"); Pediatric and Family Advanced Nurse Practitioners ("ANPs"); Certified Nurse Midwives ("CNMs"); Physician Assistants ("PAs") specializing in Family Medicine, Internal Medicine, Pediatric and Obstetric/Gynecology; Federally Qualified Health Centers ("FQHCs"); Rural Health Clinics ("RHCs") and similar community clinics. The Primary Care Physician or Provider for a Member with disabilities or chronic or complex conditions may be a specialist who also provides PCP services.

19. Service Area. Means the Texas counties of Tarrant, Hood, Johnson, Denton, Parker, and Wise.

20. Specialist Physician. Means a CCPN Physician who provides specialist care or consultative services to Members upon referral by Primary Care Physicians or Providers.

21. State Contract. Means the agreement between HMO and TDH specifying the terms and conditions under which Covered Health Services are to be provided to Members.

22. State of Texas Access Reform ("STAR") Program. Means the name of the State of Texas Medicaid Managed Care Program.

23.    TDH. Means the Texas Department of Health.

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24.    TDI. Means the Texas Department of Insurance.



                               GENERAL PROVISIONS:

1.     Obligations Of HMO.

       1.1 As of the Effective Date of this Agreement, HMO has entered into certain provider contracts with pediatric Medicaid providers, which contacts are described on Attachment D, attached hereto and made apart hereof (the "HMO Contracts"). As more particularly described below, CCPN will be the Exclusive Provider of Covered Health Services to Members, either providing services directly or arranging for the provided services. HMO will use its best efforts to assist CCPN in establishing CCPN's network of providers to allow CCPN to effectively and efficiently manage the care provided to HMO's Members.

              Within ninety (90) days of the Effective Date of this Agreement, HMO (with the assistance and input from CCPN) will use its best efforts to (1) assign all HMO Contracts to CCPN or (2) assist CCPN in contracting directly with all Participating Physicians and Participating Providers who are parties to the HMO Contracts.

              At the end of the above referenced ninety (90) day period for assignment or direct contracting, any HMO Contracts that have not been assigned to CCPN or replaced with a direct CCPN contract will be managed by HMO until September 1, 1997, when CCPN shall become the Exclusive Provider of Covered Health Services to Members. HMO shall inform CCPN of any action taken or decisions made regarding the HMO Contracts. HMO agrees that it will not amend, revise, or change any term, provision or agreement (unless required by state or federal law or regulation) in the HMO Contracts without the prior written approval of CCPN insofar as any amendment, revision or change would impact the provision of or payment of any Covered Health Services to Members under this Agreement. Furthermore, except as otherwise mutually agreed in writing, HMO agrees to take reasonable action necessary with respect to the HMO Contracts to transition them to CCPN. HMO understands and agrees that on

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              September 1, 1997, CCPN will be HMO's Exclusive Provider of
              Covered Health Services to Members.

       1.2 HMO shall be responsible for certain administrative activities necessary or required for the operation of a health maintenance organization unless otherwise agreed to by the parties. Such activities shall include, but are not limited to, utilization management, capital financing, marketing, advertising, customer service, issuance of identification cards, accounting, maintenance of a suitable medical management information system, claims processing and provider relations. HMO acknowledges and agrees that CCPN is currently developing an infrastructure to handle administrative activities. HMO, its successors, designees or assigns, expressly covenant and agree to transfer to CCPN all administrative activities mutually agreed to by CCPN and HMO. Additionally, HMO agrees to amend this Agreement to provide that CCPN shall be paid directly from the Monthly TDH Payment the percentage mutually agreed to be allocated for the administrative activities transferred to CCPN.

       1.3 HMO will provide to CCPN a provider manual, to be periodically up dated, which includes, but is not limited to HMO policies and procedures developed for the STAR Program in the Service Area.

       1.4 CCPN shall be entitled to representation on selected HMO Medicaid committees which oversee the HMO State Contract including administrative and/or operational committees involved in the STAR Program in the Service Area.

       1.5 Subject to applicable confidentiality laws and regulations, HMO and CCPN will allow each other access to any and all information and documents necessary to conduct audits deemed necessary by such party to evaluate the other party's performance under this Agreement.

       1.6 HMO will develop, distribute, and periodically update a Member hand book which will detail a Member's rights and responsibilities, how to access the HMO delivery system, how to obtain emergency services and how to file grievances. HMO will provide CCPN with a copy of the original and any updates to the Member Handbook con-

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              currently with distribution to Members, but in no event later than seven (7) days after distribution.

       1.7 HMO will establish and maintain a Member complaint and grievance process as required by the STAR Program. Accordingly, HMO shall implement and maintain a member complaint system which provides for the resolution of Member complaints and implement and maintain a Members grievance process which provides for the resolution of Member grievances. Once this Member complaint and grievance process is established, HMO will provide a copy of the original prior to the Effective Date and provide CCPN reasonable prior written notice of any modifications and/or amendments. HMO agrees to provide to CCPN information related to Member complaints involving CCPN.

       1.8 HMO agrees to delegate credentialing to CCPN for CCPN Physicians and CCPN Participating Providers pursuant to the Delegation of Credentialing Agreement in Attachment A, Exhibit 5.

       1.9 HMO agrees to develop utilization review, peer review and quality assurance programs and policies with the support of CCPN. Once these programs and policies are established, HMO will provide to CCPN a copy of the original prior to the Effective Date and provide CCPN reason able prior written notice of any modifications and/or amendments.

       1.10 HMO will provide monthly Enrollment Reports to CCPN and to all Primary Care Physicians or Providers within five (5) business days after receipt of Enrollment Reports from TDH each month covered by this Agreement. Upon request of CCPN, its Physicians and/or Participating Providers, HMO or TDH shall confirm the enrollment status of any individual at any time during normal business hours. If CCPN, its Physician and/or Participating Providers, obtains Member verification, HMO shall not retroactively deny payment from the Pediatric Risk Fund to such provider if HMO later determines that a Member verified as eligible was not in fact a Member or that the service authorized and provided was not a Covered Health Service. Financial responsibility for the provision of such services is subject to Section II.A.3 of Attachment A to this Agreement.

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       1.11   HMO shall provide utilization management services including pre-certification, referral management, concurrent review, discharge planning and case management for all Members, except for those Members admitted to Cook Children's Medical Center ("CMC"). For those Members admitted to CMC, CMC shall perform concurrent review, discharge planning and case management while HMO will continue to provide pre-certification and referral management services.

       1.12 HMO shall provide claims processing services as may be necessary for the appropriate adjudication and payment of all claims submitted to HMO by CCPN Physicians and CCPN Participating Providers.

       1.13 HMO shall provide reports to CCPN, which include but are not limited to (1) membership and eligibility, (2) cost of referrals,
              (3) financial status of program, (4) utilization of benefits, (5) members satisfaction with delivery of program benefits, (6) member and provider utilization, and (7) daily and weekly inpatient admissions. The reports will be prepared in a format mutually agreed upon by CCPN and HMO and are subject to modification during the duration of this Agreement. Reporting frequency will be mutually determined by CCPN and HMO. Proforma reports are included in Attachment A, Exhibit 4 of this Agreement and are provided for illustrative purposes only. The proforma reports are not to be construed as the final agreement between CCPN and HMO regarding report format and distribution frequency. CCPN and HMO agree to finalize the format, data elements, and frequency of the reports needed within ninety (90) days after the Effective Date. Additionally, HMO will provide CCPN access to reports required under the State Contract and by TDH, and copies of those requested by CCPN.

2.     Obligations of CCPN.

       2.1 CCPN agrees to provide, arrange for, and manage the delivery of all Medically Necessary Covered Health Services to HMO Members who have selected or been assigned to a CCPN Physician or a CCPN Participating Provider.

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       2.2    CCPN agrees to provide Covered Health Services to Members in the same manner, in accordance with the same standards, and within the same time availability as offered to their other patients of CCPN Physicians and CCPN Participating Providers.

       2.3 Subject to the terms of the State Contract, a CCPN Physician and/or CCPN Participating Provider may refuse to continue to treat a Member if there has been a failure to establish or maintain a satisfactory physician- patient and/or provider-patient relationship. In such instances CCPN Physician and/or CCPN Participating Provider shall be obligated to abide by the standards of medical ethics with respect to the transfer of responsibility for patient care. CCPN and HMO Medical Director shall determine an alternate CCPN Physician and/or CCPN Participating Provider to assume care for the affected Member.

       2.4 CCPN, in its provider contracts, will require CCPN Physicians and CCPN Participating Providers to comply with HMO service authorization and eligibility verification procedures as jointly reviewed and/or approved by HMO and CCPN. These procedures will be set forth in the provider manual.

       2.5 CCPN shall make necessary and appropriate arrangements in accordance with TDH requirements to ensure the availability and accessibility of Covered Health Services to Members on a twenty-four (24) hour per day, seven (7) day per week basis.

       2.6 CCPN agrees that in the event of HMO's insolvency or other cessation of operations, CCPN will continue providing Covered Health Services to Members through the period for which payment has been made or, for Members in an inpatient facility, until the date of discharge from the inpatient facility.

       2.7 CCPN agrees to abide by utilization review, peer review and quality assurance programs and policies developed by HMO with the support of CCPN. HMO and CCPN will meet jointly to review and approve such policies and programs prior to the Effective Date.

       2.8 CCPN agrees to comply with the member complaint procedure estab-lished by HMO in accordance with State Contract and to cooperate

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              with HMO in resolving any Member complaints related to providing
              Covered Health Services. HMO and CCPN shall use their best efforts to notify each other of all Member complaints involving CCPN within a reasonable time. CCPN shall investigate such complaints and use its best efforts to resolve them in a fair and equitable manner. CCPN agrees to notify HMO promptly of any action taken or proposed with respect to such complaints.

       2.9 This Agreement will not be construed to limit HMO's authority or responsibility to comply with TDI and TDH requirements. CCPN acknowledges that HMO is responsible for complying with all regulatory requirements, that the role of CCPN is subject to monitoring by HMO, and that HMO may take necessary action assure that any functions delegated to CCPN are in compliance with state regulatory requirements.

       2.10 CCPN agrees to make available its contracts with physicians and providers to HMO to ensure compliance with Section 11.1604 of the Texas Administrative Code.

       2.11 CCPN agrees to provide HMO with evidence of financial solvency and financial performance, such as a financial audit.

       2.12 CCPN agrees to provide to HMO, on at least a monthly basis, with the data necessary for HMO to comply with the TDI and TDH reporting requirements with respect to any Covered Health Services provided pursuant to this Agreement, including, but not limited to, the following data: (i) utilization data; (ii) amounts paid by CCPN for administrative services relating to HMO; (iii) amounts paid by CCPN to physicians and participating providers; (iv) methods by which physicians and participating providers were paid by CCPN (capitation, fee-for-service, or other risk sharing arrangements); (v) time period that claims and debts related to claims owed by CCPN have been pending; (vi) information required for HMO to be able to file claims for reinsurance, coordination of benefits and subrogation; (vii) provider-enrollee satisfaction data; (viii) inquiries and investigations of CCPN made by regulatory agencies; and (ix) any other data necessary to assure proper monitoring and control of HMO delivery network by HMO.


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       2.13   CCPN agrees to have in place, to the extent required by federal and state law, an affirmative action program. CCPN further agrees to comply with:

       1.     Title VI of the Civil Rights Act of 1964 (Public Law 88-352),

       2.     Section 504 of the Rehabilitation Act of 1973 (Public Law 93-112),

       3.     The Americans with Disabilities Act of 1990 (Public Law 101-336),

       4. Title 40, Chapter 73, of the Texas Administrative Code, providing in part that no persons in the United States shall, on the grounds of race, color, national origin, sex, age, disability, political beliefs or religion be excluded from participation in, or denied, any aid, care, service or other benefits provided by federal and/or state funding, or otherwise be subjected to discrimination.

       5. Texas Health and Safety Code Section 85.113 (relating to workplace and confidentiality guidelines regarding AIDS and HIV).

       6.     42 CFR 493 1809 regarding the Clinical Laboratory Improvement
              Amendment.

and all amendments to each, and all requirements imposed by the regulations issued pursuant to these acts, and all other applicable federal, state and local laws, rules and regulations.

3.     CCPN Compensation

       3.1 Payment for Healthcare Services. During the term of this Agreement, HMO shall pay CCPN, CCPN Physicians and CCPN Participating Providers monthly capitation and fee-for-service payments in accordance with the provisions set forth in Attachment A for all Covered Health Services arranged for or provided to Members.

       3.2 In the event that a claim for a Covered Health Service is validly denied, CCPN will not attempt to collect payment for such claim from the affected Member or Member's family.

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       3.3    Payment for Administrative Activities. HMO shall pay CCPN within five (5) business days of receipt of the TDH Payment (described in Attachment A) $0.25 per Member per month for each Member enrolled with HMO. This monthly payment is made to CCPN as compensation for the administrative services performed by CMC in accordance with
              Article 1, Section 1.11. Additionally, HMO will pay to CCPN
              $10.00 for each specialist physician credentialed and $20.00 for each primary care physician credentialed and $8.00 for each specialist physician re-credentialed and $15.00 for each primary care physician re-credentialed. CCPN shall invoice HMO monthly for the number and type of physicians credentialed. HMO will not pay CCPN to credential physicians previously credentialed by HMO until such physicians are due to be re-credentialed.

4. Third Party Provider Agreements. In the event HMO utilizes a third party provider to provide the carved-out services, HMO shall use its best efforts to structure its agreement with the third party provider to allow the inclusion of CCPN as a participating provider through such arrangements.

5.     Hold-Harmless.

       5.1 CCPN hereby agrees that in no event, including, but not limited to nonpayment by HMO, HMO insolvency or breach of this Agreement, shall CCPN bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Member or persons other than HMO acting on their behalf for Covered Health Services provided. This provision shall not prohibit collection of charges for services provided by CCPN but which are not covered under the STAR Program.

       5.2 CCPN agrees to hold harmless the State of Texas, all state officers and employees, and all Members in the event of nonpayment by HMO to CCPN. CCPN further agrees to indemnify and hold harmless the State of Texas and its agents, officers and employees against all injuries, death, losses, damages, claims, lawsuits, liabilities, judgments, costs and expenses which may in any manner accrue against the State or its agents, officers or employees, through the intentional conduct, negligence or omission of CCPN, any shareholder, partner or

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              any other individual or entity holding an equitable interest in
              CCPN, his agents, officers, employees.

       5.3 CCPN further agrees that (1) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Member, and that (2) this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between CCPN and Member or persons acting on their behalf insofar as such contrary agreement relates to liability for payment for continuation of Covered Health Services provided under the terms and conditions of this continuation of benefits provision.

6.     Insurance

       6.1 CCPN agrees to maintain policies of general and professional liability insurance as are necessary to reasonably insure itself and its employees against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of any Covered Health Services. The amounts and extent of such insurance coverage shall be acceptable to HMO, but in no event shall professional liability insurance be less than $100,000.00 per claim, $300,000.00 annual aggregate, for CCPN Physicians, unless a lesser amount is determined by HMO, in writing, to be acceptable for a particular class or group of CCPN Physicians.

       6.2 Certificates of insurance or other evidence indicating the term and extent of professional liability insurance shall be provided by CCPN to HMO upon request by HMO and upon execution of the final agreement. CCPN shall require of its professional liability carrier that HMO be named as a party entitled to a thirty (30) day prior written notice of an intent to cancel or terminate.

       6.3 HMO shall maintain, in the minimum amount of One Million Dollars ($1,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate, policies of general liability, professional liability, and directors and officers liability insurance to insure itself and its employees against any claim or claims for damages arising out of this Agreement. Documentary evidence of such insurance policy or

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              policies shall be provided to CCPN upon request. HMO agrees to keep and maintain said insurance coverage in full force and effect during the Initial Term of this Agreement and any renewal term this Agreement. HMO or its insurance carriers will provide CCPN with thirty (30) days advance written notice of a material modification or cancellation of said policies. All liability coverage shall be "occurrence based", provided, however, that in any instance where the coverage required can openly be acquired by means of a "claims made" policy, that policy shall provide for a "buy-out at the tail" provision, which HMO agrees to exercise or cause to be exercised in the event of change, cancellation or termination of said policy.

7.     Records

       7.1 CCPN and HMO shall keep all administrative and financial records and CCPN Physicians and CCPN Participating Providers shall keep all medical records pertaining to this Agreement and furnish such records to the appropriate party at a time and in a manner and mode as may be required. CCPN and HMO shall make all records available for inspection during normal business hours; provided, however, that CCPN shall have no obligation to disclose confidential information without proper authorization from patients, patient representative, and/or providers. CCPN and HMO agree that a Member's records will be treated as confidential, and in the same manner, as any other patient records. HMO and CCPN agree to comply with all state and federal laws and regulations regarding the confidentiality of patient records. CCPN shall maintain such records and provide such information to HMO as may be necessary for HMO's quality and utilization programs to remain in compliance with state and federal law and to meet the TDH requirements for the STAR Program. Such maintenance of records and information shall survive the expiration or earlier termination of this Agreement for a period of not to exceed six (6) years or such other period as may be required by record retention policies of the State of Texas or HCFA.

8.     Term and Termination

       8.1 This Agreement shall be effective as of October 1, 1996, (the "Effective Date"), and shall remain in effect through the end of STAR

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              Program in the Service Area, unless otherwise terminated in accordance with this Agreement.

       8.2    This Agreement shall terminate immediately upon:

              (1) revocation or suspension of HMO's certificate of authority to operate a health maintenance organization; or

              (2) revocation or suspension of HMO's participation in the STAR Program in Service Area; or

              (3) any petition of bankruptcy or any insolvency process that is filed by or against HMO or CCPN; or

              (4) revocation of CCPN's 5.01(a) status pursuant to the Texas Medical Practice Act.

              (5) revocation of Cook Children's Medical Center's hospital license as issued by the Texas Department of Health.

              (6) failure of Cook Children's Health Care Network and Americaid, Inc. to execute a mutually satisfactory agreement detailing the terms of sharing pre-operational costs and other business arrangements by November 1, 1996.

       8.3 CCPN shall immediately suspend a CCPN Physician or a CCPN Participating Provider from participation in the STAR Program in Service Area if, in CCPN's or HMO's opinion, failure to take immediate action has the potential to result in danger to the health of any Member receiving Covered Health Services from such provider under this Agreement. CCPN shall immediately confer in good faith with HMO regarding such suspension. If CCPN PCP, CCPN Specialist Physician or a CCPN Participating Provider has not, in CCPN's or HMO's opinion, remedied the concerns which caused suspension within thirty (30) days of such suspension notice, such provider shall be terminated as a CCPN PCP, CCPN Specialist Physician or a CCPN Participating Provider from participation in the STAR Program in Service Area in accordance with such provider's agreement with CCPN.

       8.4 In the event of termination of this Agreement, or a CCPN agreement with an individual CCPN Physician or CCPN Participating Provider, CCPN and its providers shall continue to arrange for the provision of Covered Health Services to affected Members in accordance with this Agreement, and HMO shall continue to compensate such providers under the reimbursement provisions set forth in this Agreement as of the date of termination until HMO or CCPN notifies the other party that alternative coverage arrangements have been made with respect to the affected Members. Upon termination of this Agreement, or a CCPN agreement with an individual CCPN Physician or CCPN Participating Provider, HMO shall notify Members of such termination and use its best efforts to assign Members to, or require Members to select, another provider with sixty (60) days (or other such time as may be required under state or federal law.) If HMO fails to transfer Member within applicable time frame, the treating provider shall thereafter be reimbursed at his or her usual and customary rates, but the Pediatric Risk Fund will be charged at the lesser of the then current Medicaid allowable rate or the lowest reimbursement rate agreed to between provider and CCPN or HMO. HMO and CCPN agree that nothing in this provision and/or Agreement authorizes any provider to abandon any patient.

       8.5    Dispute Resolution.

              1. The parties to this Agreement agree to meet and confer in good faith to resolve any controversy, dispute or claim arising out of or relating to this Agreement through informal discussions between the parties. If the parties are unable to resolve the dispute through such discussions, either party may initiate mediation.

              2.     Mediation Procedure.

                     a. Initiation Procedure. The initiating party shall give written notice to the other party, describing the nature of the dispute, its claim for relief and identifying one or more individuals with authority to resolve the dispute on such party's behalf. The other party shall have five (5) business days within which to designate in writing one or more individuals with authority to resolve the dispute on such party's behalf.

                     b. Selection of Mediator. Within ten (10) business days from the date of designation, the parties shall make a good faith effort to select a person to mediate the Dispute. If no mediator has been selected under this procedure, the parties shall jointly request a state district judge in Tarrant County, Texas to supply within ten (10) business days a list of potential qualified mediators. Within five (5) business days of receipt of the list, the parties shall rank the proposed mediators in numerical order of preference, simultaneously exchange such list, and select as the mediator the individual receiving the highest combined ranking. If such a mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they select a mediator.

                     c. Time and Place for Mediation: Parties Represented. In consultation with the mediator selected, the parties shall promptly designate a mutually convenient time and place for the mediation, such time to be no later than thirty (30) days after selection of the mediator. In the mediation, each party shall be represented by a person with authority and discretion to negotiate a resolution of the dispute and may be represented by counsel.

                     d Conduct of Mediation. The mediator shall determine the format for the meetings, and the mediation session shall be private. The mediator will keep confidential all information learned in private caucus with any party unless specifically authorized by such part to make disclosure of the information to the other party. The parties agree that the mediation shall be governed by the provisions of Chapter 154 of the Texas Remedies and Practice Code and such other rules as the mediator shall prescribe.

                     e. Fees of Mediator: Disqualification. The fees and expenses of the mediator shall be shared equally by the parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for nay party with respect to the dispute and any related matters.

                     f. Confidentiality. Mediation is a compromise negotiation for purposes of Federal and State Rules of Evidence and constitutes privileged communication under Texas law. The entire mediation process is confidential, and such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible in any legal proceeding for any purpose.

9.     Relationship of Parties

       9.1 This Agreement is not intended to create, nor should it be construed to create, any relationship between the parties other than that of independent contractors contracting with each other solely for the purpose of effecting the provisions of this Agreement. Neither of the parties hereto, nor any of their respective employees, shall be construed to be the agent, employee, partner or representative of the other.

       9.2 Each party will be responsible for its own acts or omissions that result in injury or damage to individuals or property that arise as a consequence of the party's performance of this Agreement whether or not as a result of negligence. This provision shall survive the termination of this Agreement.

       9.3 HMO agrees not to restrict or interfere in any manner with the provision of Covered Health Services by CCPN, CCPN Primary Care Physicians, CCPN Specialist Physicians and CCPN Participating Providers. Accordingly, HMO agrees CCPN, CCPN Physicians and CCPN Participating Providers shall have the sole responsibility in connection with the provision of Covered Health Services and that nothing in this Agreement shall interfere with the professional relationship between a Member and CCPN, CCPN Physician and CCPN Participating Provider. HMO and CCPN further agree that this clause does not purport to indemnify HMO for any tort liability resulting from HMO's acts or omissions.

10.    Miscellaneous

       10.1 The waiver by either party of a breach or violation of any provisions of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach thereof.

       10.2 This Agreement shall comply and observe with all federal and state laws in effect at Effective Date or which may come into effect during the term of this Agreement, except where waiver of said laws are granted by the applicable federal or state authority.

       10.3 This Agreement shall be governed by and construed in accordance with laws of the State of Texas.

       10.4 The invalidity or unenforceability of any terms or conditions hereof shall in no way effect the validity or enforceability of any other terms or provisions hereof.

       10.5 Neither party to the Agreement shall encumber, assign or otherwise transfer the Agreement or any interest in this Agreement to any other party; provided, however, CCPN may contract for the provision of management and administrative services.

       10.6 CCPN agrees that HMO may use CCPN Physicians' or CCPN Participating Providers' name, address, phone number, and types of services offered in HMO's roster of Participating Physicians and in other HMO materials upon prior written notice to CCPN and with prior approval by CCPN.

       10.7 CCPN agrees to cooperate with HMO in programs relating to coordination of benefits and third party liability coverage and to execute any further documents that ' reasonably may be required or appropriate for this purpose.

       10.8 As used herein, the masculine gender includes the feminine, and the singular includes the plural.

       10.9 Any notice, approval, waiver, objection or other communication (for convenience, "notice") required or permitted to be given hereunder or given in regard to this Agreement by one party to the other shall be in writing and the same shall be given and be deemed to have been served and given (a) if hand delivered, when delivered in person to the address set forth hereinafter of the party to whom notice is given, or (b) if mailed, when placed in the United States mail, postage prepaid, by Certified Mail, Return Receipt Requested, addressed to the party at the address hereinafter specified. Any party may change its address for notices by notice theretofore given in accordance with this
              Section 10.9 and shall be deemed effective only when actually received by the other party.

              If to CCPN:                                                           Alan K. Lassiter, M.D.
                                                                                    President, C.E.O.
                                                                                    Cook Children's Physician
                                                                                      Network
                                                                                    801 Seventh Avenue
                                                                                    Fort Worth, Texas 76104


                                                                                    Russell K. Tolman
                                                                                    President
                                                                                    Cook Children's Medical Center
                                                                                    801 Seventh Avenue
                                                                                    Fort Worth, Texas 76104

                                                                                    John Grigson
                                                                                    Chief Financial Officer
                                                                                    Cook Children's Medical Center
                                                                                    801 Seventh Avenue
                                                                                    Fort Worth, Texas 76104

              with copy to counsel for CCPN:                                        General Counsel
                                                                                    Cook Children's Medical Center
                                                                                    801 Seventh Avenue
                                                                                    Fort Worth, Texas 76104

              If to HMO:                                                            James D. Donovan, Jr.
                                                                                    President & CEO
                                                                                    AMERICAID - Texas, Inc.
                                                                                    617 Seventh Avenue, 2nd Floor
                                                                                    Fort Worth, Texas 76104

              with copy to counsel for HMO:                                         General Counsel
                                                                                    AMERICAID Community Care
                                                                                    4425 Corporation Lane
                                                                                    Suite 100
                                                                                    Virginia Beach, Virginia  23462

       10.10 CCPN and HMO shall maintain in confidence all pricing and financial information related to this Agreement and shall use their best efforts to protect such information from being used by any of their employees or agents in any way that is detrimental to CCPN or HMO.

       10.11 CCPN and HMO agree not to use the name, symbol, trademark or service mark of the other party in any advertising or promotional material or literature without the express prior and written consent of either party and will cease any and all use previously consented to upon termination of this Agreement. This excludes the names and demographic information of providers for use in the provider directories.

       10.12 CCPN shall not be precluded from participation in other local, state or national managed care networks.

       10.13 At least ninety (90) days prior to each Contract Anniversary Date, either CCPN or HMO may request that the reimbursement methodologies and/or mechanisms set forth in Attachments B and C be adjusted. Each party shall negotiate in good faith to amend Attachments B and C to preserve the economic expectations of the parties to the greatest extent possible in a manner consistent with such changes. If the parties cannot reach agreement, this Agreement shall continue in force without change for the following year until either party can again request a change ninety (90) days before a Contract Anniversary Date. Notwithstanding the foregoing, if TDH changes the amount of premium paid by aid category for the STAR Program, CCPN and

              HMO shall mutually agree to amend Attachments B and C. In the event the parties cannot reach agreement, the payments contemplated in Attachment B and C shall be amended by the percentage increase or decrease in the premium of each affected aid category. In the event that payment for a particular aid category is modified by TDH, the revised reimbursement schedule shall be actuarially determined by a mutually acceptable actuary.

       10.14 This Agreement may be modified at any time by written mutual consent of HMO and CCPN or when modifications are mandated by changes in Federal or State laws.

       10.15 Except for the agreement between Cook Children's Health Care Network and Americaid, Inc. described in Section 8.2 hereof, this Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

       10.16 The remedies provided to the parties by this Agreement are not exclusive or exhaustive, but are cumulative of each other and in addition to any other remedies the parties may have.


HISTORICALLY UNDERUTILIZED BUSINESSES

Americaid Texas, Inc. d/b/a Americaid Community Care is strongly committed to ensuring that Historically Underutilized Businesses (HUBS) are afforded the same opportunities as other businesses when competing as potential subcontractors under State government contracts and that their products and services are examined and judged objectively on their competitive merit. This corporate commitment applies particularly to the products and services procured through the Texas Department of Health (TDH) LoneSTAR Health Initiative. The TDH has established goals for procuring LoneSTAR Health Initiative contract value through HUBS, including health care providers and suppliers. Americaid Community Care intends to exceed these goals. Accordingly, Americaid Community Care expressly encourages the party to the Agreement to support and expand use of HUBs and to document and report HUB procurement dollars to the TDH so that they may be appropriately credited towards the LoneSTAR Health Initiatives goals.

       IN WITNESS WHEREWOF, the undersigned have executed this Agreement to be effective on October 1, 1996.

CCPN:                                                       HMO:


By:   /s/ Alan Kent Lassiter, MD                            By:   /s/ James D. Donovan, Jr.
      -----------------------------------                         ----------------------------------
      Alan Kent Lassiter                                          James D. Donovan, Jr.
      President & Chief Executive Officer                         President & Ceo
      Cook Children's Physician Network                           AMERICAID Texas, Inc.

Date: 10/1/96                                               Date: 10/1/96
      -----------------------------------                         ----------------------------------

                                  ATTACHMENT A
                             FINANCIAL ARRANGEMENTS


I. Additional Definitions. The following additional definitions shall apply to this Attachment A.

       A. Adult Enrollees means any individual 16 years of age and above residing in the Service Area who is (1) in a Medicaid eligibility category included in the STAR Program, and (2) enrolled in the STAR Program as a member of Americaid Texas, Inc.

       B. Adult Pool means a Risk Fund established by HMO and used for the payment of all professional, hospital, ancillary and other medical claim expenses attributable to Adult Enrollees. Expenses charged to the Adult Pool shall include, but not be limited to, inpatient facility fees, fees for alternative inpatient care (e.g., skilled nursing, extended care and home care), outpatient surgery fees, professional fees for primary and specialty care, and ancillary service fees.

       C. Pediatric Pool means a Risk Fund established by HMO and used for payment of all monthly capitation payments and valid fee-for-service claims for Covered Health Services attributable to Members.

       D. Profit Product Pool means a Risk Fund established by HMO to track the payment of (1) all medical claim expenses, (2) administration and marketing costs, (3) licensing fees and (4) profit sharing payment made to TDH pursuant to the State Contract out of the Total TDH Payment.

       E. Risk Fund is a defined report to which revenues and expenses are posted for the purpose of sharing actual and expected claim liabilities and funding required to support the claim liability.

       F. Total TDH Payment means all revenues and payments received by HMO from TDH for each aid category of the STAR Program.

II.    Pediatric Capitation Allocation

       A. HMO will receive a monthly TDH Payment (as defined below) paid directly to HMO by TDH for Members enrolled or assigned to HMO. "Monthly TDH Payment" means all revenue and payments received by HMO each month of this Agreement from TDH for Members. The Monthly TDH Payment shall be based on the eligibility category, as determined by TDH, of Members. From this Monthly TDH Payment, HMO shall make a monthly CCPN Capitation Payment. This CCPN Capitation Payment shall be seventy-five percent (75%) of the total Monthly TDH Payment received by HMO from TDH for Members, which amount will be posted to the Pediatric Pool.

              1.     The monthly TDH Payment will be paid to HMO by the tenth
                     (10th) State working day of each month pursuant to the contract between HMO and TDH. HMO shall post the CCPN Capitation Payment to the Pediatric Pool within five (5) business days of receipt of the payment from TDH, but in no event later than the twelfth (12th) State working day.

              2. Each month's CCPN Capitation Payment will be computed on the basis of the current monthly Enrollment Report, which is generated by TDH and sent to HMO. This current Enrollment Report will be sent to CCPN by HMO simultaneously with the posting of the CCPN Capitation Payment to the Pediatric Pool. It shall include the names and aid categories of Members included in the CCPN Capitation Payment and shall be subject to CCPN review and audit.

              3. HMO will handle retroactive recoupment of capitated payments from CCPN and CCPN Physicians as follows:

                     a. If the retroactive recoupment is a result of action taken by TDH, then the retroactive recoupment will follow the procedure applied to the HMO by TDH. Under this procedure, TDH will not recoup, through HMO, the Capitation Payment for a Member when CCPN Physicians or CCPN Participating Providers have actually provided a service or due to a subsequent ineligibility determination unless 1) a

                            Member cannot use CCPN facilities (e.g., move to a different county, correction of computer or human error, including, but not limited to, instances where more than one plan was paid a premium for the same Member, the Member dies prior to the first day for the month covered by the payment, etc.) in which case, TDH, through HMO, will recoup the Capitation Payment for such Member; or 2) if a Member's type of program designation needs to be retroactively corrected in which case, TDH will recoup, through HMO, the Capitation Payment for such Member under the previous type program and retroactively make a Capitation Payment to CCPN or CCPN Physicians, through HMO, under the revised type program designation, if appropriate; or 3) TDH notifies HMO in writing of a valid determination by TDH of the need to retroactively recoup the capitation payment made for a Member.

                     b. Additionally, if CCPN, CCPN Physicians or CCPN Participating Providers comply with the verification of eligibility and benefits procedures provided to CCPN by the Effective Date, HMO shall be financially responsible to CCPN and CCPN Physicians for the CCPN Capitation Payment for all care provided by CCPN Physicians and/or CCPN Participating Providers to an ineligible person or retroactively canceled Member due to erroneous, incomplete or delayed HMO eligibility listings.

              4. If HMO is notified that it will be assessed a penalty by TDH for failure to perform administrative functions, as described in the State Contract, HMO and CCPN shall immediately meet to discuss the cause of the TDH penalty. If the failure to perform administrative functions is the result of HMO's action, HMO shall be responsible for making the monthly TDH Payment whole. If CCPN caused the failure of HMO to provide an administrative function, then CCPN shall be responsible for making the monthly TDH Payment whole.


       B. The Pediatric Pool shall be used by HMO for the payment and adjudication of monthly capitation payments and valid claims submitted by

              CCPN Physicians and CCPN Participating Providers for the Covered Health Services.

III.   Deductions

       A. HMO will deduct and retain sixteen percent (16%) of the Monthly TDH Payment for its administration and marketing activities and any payments to Value Behavioral Health for administrative services.

       B. HMO will deduct and retain two percent (2%) of the Monthly TDH Payment to maintain a Texas HMO license.

IV. Reimbursement of CCPN Physicians and Providers. CCPN Physicians and Providers shall be compensated by HMO out of Pediatric Risk Fund for Covered Health Services provided to Members as set forth below:

       A. Payment to Primary Care Physicians or Providers. As compensation for services provided or arranged for by PCP to Members under the STAR Program in the Service Area, HMO shall make a monthly Capitation payment from the Pediatric Risk Fund based on the age/sex adjusted Capitation rates referenced in Attachment B of this Agreement. This monthly PCP Capitation payment shall include all retroactive additions and deletions as referenced in II.B.3.a and II.B.3.b above. Monthly PCP Capitation payment is due to PCP five (5) business days after receipt of Monthly TDH Payment by HMO. PCP will be reimbursed for non-capitated services provided to Members from the Pediatric Risk Fund on a fee-for-service basis at the reimbursement rate agreed to between such provider and CCPN. If PCP and CCPN have not agreed to a reimbursement rate, then PCP will be reimbursed at the then current Medicaid allowable rate for non-capitated services. Primary Care Physicians or Providers shall submit itemized statements on current HCFA 1500 claim forms with current HCPCS coding, current ICD9 coding and current CPT4 coding for all capitated services and non-capitated Covered Health Services provided by Primary Care Physicians or Providers to HMO at the address set forth below within sixty (60) days of the date the Covered Health Service was provided. PCP shall be paid by HMO no later than forty-five (45) days after receipt by HMO of a completed Clean Claim for non-capitated Covered Health Services. If Clean Claims are not paid within forty-five (45) days of submission, HMO shall be subject to
              Section IV.D. below.

       B. Payments to Specialist Physicians. Specialist Physicians will be reimbursed from the Pediatric Risk Fund for Covered Health Services provided to Members on a fee-for-service basis at the reimbursement rate agreed to between such physician and CCPN. If Specialist Physicians and CCPN have not agreed to a reimbursement rate, then Specialist Physician will be reimbursed at the then current Medicaid allowable rate. Itemized statements on current HCFA 1500 claim forms with current HCPC coding, current ICD9 coding and current CPT4 coding for all Covered Health Services provided by Specialist Physicians must be submitted by Specialist Physician to HMO at the address set forth below within sixty (60) days of the date the Covered Health Service was provided. If the claim form is not timely filed with HMO within sixty (60) days from the date the Covered Health Service was provided, the right to payment will be deemed waived by the Specialist Physician unless Specialist Physician establishes to the reasonable satisfaction of CCPN that there was reason able justification for a delay in billing or that delay was caused by circumstances beyond Specialist Physician's control. Specialist Physician shall be paid by HMO no later than forty-five (45) days after receipt by HMO of a completed Clean Claim for Covered Health Services. If Clean Claims are not paid within forty-five (45) days of submission, HMO shall be subject to Section IV:D. below. HMO will notify Specialist Physician within thirty (30) days of HMO's receipt of any claim(s) that is not a Clean Claim(s).

       C. Payments to CCPN Participating Provider. CCPN Participating Providers will be reimbursed for Covered Health Services provided to Members on a fee-for-service basis as listed in Attachment C of this Agreement. These fee-for-service rates will be the reimbursement rate agreed to between such Participating Provider and CCPN. If Participating Provider and CCPN have not agreed to a reimbursement rate, then Participating Provider will be reimbursed at the then current Medicaid allowable rate. Itemized statements on current HCFA 1500 claim forms with current HCPC coding, current ICD9 coding and current CPT4 coding for all Covered Health Services provided by CCPN Participating Providers must be submitted by CCPN Participat-ing Provider to HMO at the address set forth below within sixty
              (60) days of the date the Covered Health Service was provided. If the claim form is not filed with HMO within sixty (60) days from the date the Covered Health Service was provided, the right to payment will be deemed waived by the CCPN Participating Provider unless CCPN Participating Provider establishes to the reasonable satisfaction of CCPN that there was reasonable justification for a delay in billing or that delay was caused by circumstances beyond CCPN Participating Provider' s control. CCPN Participating Provider shall be paid by HMO within forty-five (45) days after receipt by HMO of a completed Clean Claim for Covered Health Services. If Clean Claims are not paid within forty-five (45) days of submission, HMO shall be subject to Section IV.D. below. HMO will notify CCPN Participating Provider within thirty (30) days of HMO's receipt of any claim(s) that is not a Clean Claim(s).

       D. Claims Reimbursement. All Clean Claims submitted to HMO for payment will be paid within forty-five (45) days of the date of HMO's receipt of such Clean Claim. Claims paid after this forty-five (45) day period will bear interest at the current prime rate published by the Wall Street Journal ("WSJ") until paid. Claims paid incorrectly or not paid in full will be reprocessed and paid within thirty (30) days of the date HMO is notified in writing of incorrect or underpayment. Claims not corrected and paid in full within this thirty (30) day period will bear interest at the current prime rate published by WSJ until paid.

       E. Overpayment. CCPN, CCPN Physicians and/or CCPN Participating Providers shall promptly report overpayments to HMO. HMO shall, upon notice to HMO or upon its discovery, deduct such overpayment from future payments with an explanation of the action taken.

       F. In-house Pediatric Service. CCPN and HMO jointly will develop a program for PCPs to elect to use the CMC In-house Pediatric Service for Members admitted to CMC.

       G. Reinsurance. Each party will purchase or obtain its own reinsurance policy or program and each will retain any recoveries from their program.

V.     Risk Funds.

       A. General Provisions. HMO and CCPN shall establish an Adult Pool, a Pediatric Pool, and a Profit Product Pool to serve as risk sharing incentive arrangements to monitor utilization goals while maintaining quality of care. The budget for each pool is set forth below. Each pool shall be age/sex/benefit adjusted for Members or Adult Enrollees covered by the applicable pool.

              1. Pediatric Pool. HMO will allocate seventy-five percent (75%) of the Total TDH Payment attributable to Members (the "Pediatric Target Amount") to the Pediatric Pool.

                     a. If less than the Pediatric Target Amount is spent for payment of Covered Health Services, then all (or 100%) of such surplus below the Pediatric Target Amount (the "CCPN Surplus") shall be paid directly to CCPN by HMO in accordance with the Settlements described in Section VI below.

                     b. If more than the Pediatric Target Amount but not more than eighty percent (80%) of the Total TDH Payment attributable to Members is spent for the payment of Covered Health Services, then the excess over the Target Amount, up to, and including, eighty percent (80%) (the "CCPN Deficit"), shall be the financial responsibility of CCPN in accordance with the Settlements described in Section VI below. CCPN shall be given credit for any funds paid by CCPN to cover deficits in the Pediatric Pool during each year of this Agreement ("Net CCPN Deficit").

                     c. If more than eighty percent (80%) of the Total TDH Payment attributable to Members is spent for the payment of Covered Health Services, then the excess costs over eighty percent (80%) (the "Pediatric Deficit") shall be allocated twenty-five percent (25%) to CCPN and seventy-five percent (75%) to HMO in accordance with the Settlements described in
                            Section VI below. CCPN shall be given credit for any funds paid by CCPN to cover deficits in the Pediat-ric Pool during each year of this Agreement ("Net CCPN Deficit").

              2. Adult Pool. HMO will allocate seventy-five percent (75%) of the Total TDH Payment attributable to Adult Enrollees (the "Adult Target Amount") to the Adult Pool. Twenty-five percent (25%) of any surpluses or deficits in the Adult Pool under or over the Adult Target Amount will be allocated to CCPN and seventy-five percent (75%) of any surpluses and deficits in the Adult Pool under or over the Adult Target Amount will be allocated to HMO in accordance with the Settlements described in Section VI below.

              3. Profit Product Pool. CCPN and HMO agree to share profits as detailed in the agreement between Cook Children's Health Care Network and Americaid, Inc.

VI. Reviews and Settlement. The Pediatric Pool and Adult Pool shall be subject to quarterly year-to-date reviews and each Risk Fund shall have an annual final settlement at the Contract Anniversary Date.

       A. Reviews. At the end of the first three (3) months of this Agreement, a quarterly year-to-date review of the Pediatric Pool and the Adult Pool will be performed. This review will be completed by the last day of the next quarter with subsequent quarterly year-to-date reviews to take place every three (3) months thereafter, except for the first year of this Agreement where the fourth quarter will be two (2) months (July and August). For each quarterly review, HMO will calculate the cumulative monthly TDH Payment made to the Pediatric Pool and the Adult Pool. HMO shall also calculate the cumulative monthly claims and Capitation Amounts paid for the provision of Covered Health Services to Members and the cumulative monthly claims and capitation amounts paid for medical claims expenses of Adult Enrollees. HMO will also report total incurred but not reported
              (IBNR) claims. HMO shall provide copies of lag schedules and other data used to determine IBNR.

       B. Settlements. Reconciliation for surpluses and deficits in each Risk Fund shall occur at the end of each year of this Agreement. At each

              Contract Anniversary Date, final settlements of the Pediatric Pool, the Adult Pool, and the Profit Product Pool will be performed within ninety (90) days of the Contract Anniversary Date. CCPN must approve the final settlement report for each Risk Fund or HMO shall be in default of this Agreement. The CCPN Surplus in the Pediatric Pool, if any, shall be paid by HMO to CCPN within thirty (30) days after receipt by CCPN of the approved, final settlement report for the Pediatric Pool. Additionally, CCPN's percentage share of the Net CCPN Deficit and the Net Pediatric Deficit in the Pediatric Pool, CCPN's percentage share of the surpluses or deficits in the Adult Pool and CCPN's percentage share of the surplus in the Profit Product Pool calculated in accordance with Section V above, will then be aggregated together. If a net surplus exists, CCPN will be paid its surplus within thirty (30) days after receipt of a final settlement report approved by CCPN. If a net deficit exists, CCPN will pay HMO the net deficit within thirty (30) days after receipt of a final settlement report approved by CCPN.

       C. Settlement in the Event of Termination. After termination of this Agreement, HMO and CCPN agree to reconcile payments to and amounts owed from all Risk Funds in accordance with this Section VI.

VII.   Provider Quality Incentive Pool and Preventive Health Performance
       Incentive.

       A. HMO has developed a Provider Quality Incentive Pool ("PQIP") to provide incentives to physicians in reaching preventive health performance objectives. HMO and CCPN will jointly determine how to administer the PQIP and pay physicians who qualify for the PQIP.

       B. Additionally TDH has retained a performance objective Capitation Amount of two dollars ($2.00) per Member per month that is available to be paid to the HMO after the end of the each contract year and after appropriate encounter data is reviewed and confirmed by the Texas Department of Health. TDH will determine the performance of HMO against the objectives described in the State Contract. To the extent that the HMO receives incentive payments from the TDH for meeting the preventive health performance objectives, HMO will distribute to CCPN seventy-five percent (75%) of those funds attributable to CCPN Members within five (5) days of receipt of such payment from TDH.

VIII. Adult Enrollees Needing Pediatric Services. CCPN agrees that CCPN Physicians and CCPN Participating Providers will provide pediatric services to Adult Enrollees provided that; (1) HMO will pay CCPN Physician and CCPN Participat ing Provider directly for such services at the reimbursement rate agreed to by such CCPN Physician and CCPN Participating Provider and (2) the Pediatric Pool will not be used for payment of any health care services provided to Adult Enrollees.

                                  ATTACHMENT A
                                    EXHIBIT 1

                            INTENTIONALLY LEFT BLANK

                                  ATTACHMENT A
                                    EXHIBIT 2

                            INTENTIONALLY LEFT BLANK

                                  ATTACHMENT A
                                    EXHIBIT 3

                            INTENTIONALLY LEFT BLANK

                                  ATTACHMENT A
                                    EXHIBIT 4
                       Managed Care Reporting Requirements
                         Cook Children's Medical Center

As referenced in Section 1.13 of this Agreement, these reports are for illustrative purposes only.

[_]         Report:                                Financial Summary

                                  Data Elements
                                  -                PMPM Age/Gender Capitation Payments
                                                   -        Participating Provider
                                                   -        Member
                                  -                Member Months
                                                   -        Participating Provider - Detail
                                                   -        CCMC - Summary
                                  -                Participating Provider Billed Charges
                                  -                Participating Provider Allowed Charges
                                  -                Participating Provider Withholds
                                  -                Charges Not Covered
                                  -                Recoveries/Refunds

                        Frequency:                 Monthly

                        Distribution:              Network (finance)


[_]         Report:                                Analysis Of Stop Loss/Reinsurance

                                  Data Elements
                                  -                PMPM Age/Gender Capitation Payments
                                                   -        Participating Provider
                                                   -        Member
                                  -                Member Months
                                                   -        Participating Provider - Detail
                                                   -        CCMC - Summary
                                  -                Participating Provider Billed Charges
                                  -                Participating Provider Allowed Charges

                                  -                Participating Provider Withholds
                                  -                Charges Not Covered
                                  -                Recoveries/Refunds

                        Frequency:                 Monthly

                        Distribution:              Network (finance)


[_]         Report:                                Retroactive Reporting/Calculation

                                  Data Elements
                                  -                capitation
                                  -                enrollment

                        Frequency:                 Monthly

                        Distribution:              Network (finance)


[_]         Report:                                Pre-Authorization/Authorization

                                  Data Elements
                                  -                Member/Subscriber Name
                                  -                Subscriber/Number/Medicaid Number (both)
                                  -                Expected date of service
                                  -                Diagnosis
                                  -                Service/Procedure
                                  -                PCP
                                  -                Service Participating Provider
                                  -                Authorization Number
                                  -                Authorizer Name/Phone
                                  -                Out-Of-Area Flag
                                  -                Referring Participating Provider
                                  -                Override decision flag
                                  -                Number of visits authorized
                                  -                Expected cost of service

                        Frequency:                 Weekly

                        Distribution:              Network (finance)


[_]         Report:                                Incurred But Not Reported Charges by major category,
                                                   i.e., SCP, Hospital, other medical

                                  Data Elements
                                  -                Month of Service
                                  -                Month Paid
                                  -                Lag Schedules
                                  -                Reconciliation of IBNR adjustments

                        Frequency:                 Monthly

                        Distribution:              Network (finance)


[_]         Report:                                Status of Encounter/Claims Processing

                                  Data Elements
                                  -                Medicaid Number/Member Number
                                  -                Participating Provider Number
                                  -                Claim Number
                                  -                Service Code
                                  -                Date(s) of Service
                                  -                Diagnosis/CPT Code
                                  -                PCP
                                  -                Total Charge
                                  -                Date of Service
                                  -                Date of Receipt
                                  -                Amount Charged
                                  -                Amount Paid

                        Frequency:                 Daily Summary
                                                   Weekly Detail

                        Distribution:              Network (finance)

[_]         Report:                                Pended Claims

                                  Data Elements
                                  -                Member Name
                                  -                Member Number
                                  -                Claim Number
                                  -                Service Code
                                  -                Date(s) of Service
                                  -                Diagnosis/CPT Code
                                  -                Reason for Pended
                                  -                PCP
                                  -                Total Charge
                                  -                Expected Review Date

                        Frequency:                 Weekly

                        Distribution:              Network


[_]         Report:                                Daily Inpatient Census Report

                                  Data Elements
                                  -                Member Name
                                  -                Member Number
                                  -                Authorization Number
                                  -                Referring Physician
                                  -                Admitting Physician
                                  -                Diagnosis Code, Procedure Code
                                  -                Admission Date
                                  -                Days Authorized
                                  -                Discharge Date
                                  -                Hospital Name

[_]         Report:                                Member Service

                                  Data Elements
                                  -                Participating Provider, claim, referral information from
                                                   Customer Services module
                                  -                predefined codes to track problems and complaints
                                  -                complaint tracking
                                  -                tracking of formal grievances
                                  -                tracking of inquiries from Participating Providers and
                                                   prospects as well as members

                        Frequency:                 Monthly

                        Distribution:              Network (finance)

[_]         Report:                                Terminated Members Outstanding Claims

                                  -                Member Name/Address
                                  -                Member Number
                                  -                Eligibility Date
                                  -                Medicaid ID Number/Subscriber Number
                                  -                Guarantor/Guardian Name
                                  -                Date of Birth
                                  -                PCP
                                  -                Sex
                                  -                Group Name

                        Frequency:                 Ad Hoc

                        Distribution:              CCMC

[_]         Report:                                Utilization Management Tracking

                                  Data Elements
                                  -                Medicaid Number/Member Number
                                  -                Participating Provider
                                  -                PCP, specialist

                                  -                Claim Number
                                  -                Service Code
                                  -                Date(s) of Service
                                  -                Diagnosis/CPT Code
                                  -                Total Charge
                                  -                Date of Service
                                  -                Date of Receipt
                                  -                Amount Charged
                                  -                Amount Paid

                        Frequency:                 Monthly

                        Distribution:              Network (finance)


[_]         Report:                                Participating Provider Reports

                                  Data Elements
                                  -                Member Name
                                  -                Subscriber Name
                                  -                Service Type (Inpatient/Outpatient, Etc.)
                                                           Detail
                                                           Summary
                                  -                Primary Care Physician or Provider
                                  -                Dates of Service (To/From)
                                  -                Service/Procedure
                                  -                Authorization Code
                                  -                Charge

                        Frequency:                 Ad Hoc

                        Distribution:              CCMC


[_]         Report:                                Primary Care Physician or Provider Analysis Report

                                  Data Elements
                                  -                Member Name
                                  -                Subscriber Name

                                  -                Service Type (Inpatient/Outpatient, Etc.)
                                                           Detail
                                                           Summary
                                  -                Referrals
                                  -                Dates of Service (To/From)
                                  -                Service/Procedure
                                  -                Authorization Code
                                  -                Charge/Cost
                                  -                Summary:
                                                           Total PMPM
                                                           Total Members Treated
                                                           Total Charges by Service Type
                                                           Capitation
                                                           Denied Encounter

                        Frequency:                 Ad Hoc

                        Distribution:              CCMC

                                  ATTACHMENT A
                                    EXHIBIT 5

                      DELEGATION OF CREDENTIALING AGREEMENT


THIS EXHIBIT 5 to that certain CCPN and HMO Medicaid Agreement (the "Agreement") by and between HMO and CCPN sets forth certain additional terms governing the relationship between the parties.

RECITALS

1. HMO maintains credentialing programs designed to periodically review and monitor the credentials of physicians and providers who render Covered Services to Members. HMO has established policies and procedures for delegating certain of its administrative functions to CCPN where CCPN's credentialing and re- credentialing standards are consistent with HMO's standards and the standards of the NCQA, the Federal Medicaid Quality Assurance Reform Initiative (QARI), and JCAHO.

2. CCPN desires to facilitate the credentialing review of all CCPN Physicians and CCPN Participating Providers by performing certain delegated functions on behalf of HMO, and HMO is willing to delegate such functions, on the terms and conditions set forth below:

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties do hereby agree as follows:

1.     A.     Capitalized terms used herein and not defined herein shall have the mean ing ascribed to those terms in the CCPN and HMO
              Agreement.

       B. Except as modified below, the provisions of the CCPN and HMO Agreement shall remain in full force and effect.

2. CCPN will provide a copy of its credentialing policies and procedures before or with the execution of the Agreement which shall be based on current NCQA, QARI and JCAHO standards. CCPN has the power and authority under applicable state law to accept the delegation of credentialing functions.

3. HMO hereby delegates to CCPN, and CCPN hereby agrees to provide, the following credentialing and re-credentialing functions for all CCPN Physicians and CCPN Participating Providers in accordance with CCPN's credentialing policies and procedures, as these policies have been approved by HMO, provided that in any circumstance where CCPN's credentialing policies and procedures are less stringent than HMO's credentialing policies and procedures, HMO's policies and procedures shall apply:

       [_] verification of Board certification for any and all specialties in which each provider represents he/she/it is certified;

       [_]    verification of completion of residency and reported performance;

       [_] review of CV/work history and confirmation that during the last five (5) years there are no unexplained gaps of more than six months;

       [_]    verification of hospital privileges and good standing;

       [_]    verification of license from a primary source;

       [_]    verification of valid and current DEA Certificate;

       [_] verification of current malpractice insurance satisfying HMO standards and collection of documentation in support thereof;

       [_]    research regarding any malpractice claims;

       [_] confirmation that provider's record is clear of any Medicare/Medicaid sanctions;

       [_] confirmation that all credentialing questions on the application have been answered and that no answer raises an issue;

       [_]    Confirmation that NPDB search is clean;

       [_]    confirmation that search of Federation files is clear;

       [_] obtain affidavit from provider that, pursuant to NCQA CR6. 1 and CR6.2, he or she is fit to practice and has reviewed his or her application and verifies its correctness/completeness;

       [_] (PCP's/OB/GYNs only) performance of a site visit evaluation and confirmation that evaluation is favorable;

       [_] PCP's/OB/GYNs only) performance of medical record review and confirmation that evaluation is favorable;

       [_]    (for Texas only) verification of DPS certification;

       [_] obtain all necessary attestations and relations with respect to information needed to perform credentialing;

       [_]    Re-credential each provider within two years.

4. HMO shall make available to CCPN its credentialing policies and procedures and shall notify CCPN in writing of all substantive changes to such credentialing policies and criteria.

5. CCPN shall at all times (a) be accountable to HMO for the credentialing functions delegated herein (b) obtain HMO's prior written approval of any revision to CCPN's credentialing policies and procedures used in connection with the performance of the functions delegated hereunder, (c) comply with the credentialing and re-credentialing standards of HMO, the NCQA, QARA and the JCAHO, (d) abide by, and cause its Physicians and Participating Providers to abide by, the results of any decision of HMO's credentialing committee, and (e) take appropriate steps to implement corrective action if HMO notifies CCPN that it has failed to perform or comply with the terms of this Addendum.

6. HMO reserves the right, in its sole discretion, to disapprove any CCPN Physician and/or CCPN Participating Provider, regardless of the initial credentialing or re- credentialing decision, and CCPN's Physicians and Participating Providers who are disapproved by HMO shall not provide services to Members pursuant to the CCPN Agreement.

7. CCPN shall, on a quarterly basis or more frequently if necessary for HMO to comply with the reporting requirements of its state Medicaid contract, provide HMO with a written report in a format reasonably acceptable to HMO which addresses summary results of its credentialing activities. This report should summarize process indicators, improvement activities, and status of credentialing and re- credentialing activities.

8. HMO may review periodically CCPN's credentialing policies and criteria and shall, from time to time, be granted access to CCPN's files, on an unscheduled basis, to ensure compliance by CCPN with HMO's credentialing standards. HMO may review the greater of five percent (5%) or fifty (50) of CCPN's credentialing files in connection with each such audit.

9. HMO shall have the option to revoke its delegation of some or all of the functions delegated hereunder if: (a) HMO, in its sole discretion, after giving CCPN a reasonable chance to cure, is dissatisfied with the arrangement, (b) the delegation is jeopardizing HMO's eligibility for NCQA accreditation or its compliance with the terms of its state Medicaid contract, or (c) HMO determines through an audit proves that CCPN has not complied with HMO's credentialing policies and procedures and, if within a period of time required by HMO as set forth in a notice of noncompliance, CCPN fails to respond with a corrective action plan and effect such plan. Any revocation made pursuant to Sections (a) or (b) herein shall be effective immediately upon HMO notifying CCPN. If HMO revokes the delegation of any function, HMO will resume performing that function.

10. In the event that any of CCPN's Physicians and/or CCPN Participating Providers ceases to meet HMO's credentialing criteria, or is disapproved by CCPN or HMO in accordance with Section 9 above, CCPN shall promptly notify HMO, and if such CCPN Physician and/or CCPN Participating Provider is a Primary Care Physician and/or providing an active course of treatment to a Member, make alternate arrangements for the provision of Covered Services.

11. CCPN shall immediately notify HMO if any information comes to its attention regarding any adverse action taken with respect to the licensure of any CCPN Physician and/or CCPN Participating Provider, suspension or termination (in whole or in part) of a CCPN Physician's hospital staff privileges or clinical privileges, suspension or termination of CCPN, or a CCPN Physi-ian's, Medicare or Medicaid privileges, a lawsuit is filed against a CCPN Physician alleging professional negligence, or any other information that adversely reflects on the ability or capacity of a CCPN Physician to provide medically appropriate care consistent with appropriate standards of professional competence and conduct.

12. CCPN agrees to require its Physicians and Participating Providers to cooperate with and abide by the results of HMO's credentialing policies and procedures whether implemented through CCPN or directly by HMO.

13. CCPN shall permit HMO to conduct an initial due diligence audit to confirm that CCPN is in compliance with each of the provisions of this Addendum. Information disclosed shall be protected by any and all applicable peer review legal protection.

14. CCPN's credentialing activities shall be coordinated with HMO's quality improvement program and utilize information derived from HMO's programs, whether delegated or not, related to member services, utilization management and quality assurance.

15. CCPN shall comply with all state requirements (including applicable licensure, State Medicaid and Star Healthplan) and requirements of other applicable regulatory authorities in the performance of the administrative functions delegated hereunder. CCPN shall, upon written request, provide HMO with documentation of the satisfaction of these requirements.

16. CCPN shall obtain errors and omissions insurance related to its credentialing activities, or self-insure at its own expense, in the minimum coverage amount of $1,000,000.

17. Upon the revocation of the functions delegated hereunder or the termination of the Agreement, CCPN shall assist HMO in the transfer of records related to the information requested as part of the Credentialing Program.

                                  Attachment B

                          CCPN Physician Reimbursement

Physician reimbursement effective October 1, 1996, shall be governed by the following reimbursement terms:

I. Primary Care Capitation Payments. HMO shall compensate Primary Care Physicians or Providers from the Pediatric Risk Pool through age/sex/benefit adjusted capitation rates for Primary Care Services. A listing of Primary Care Services included in the capitation rate is attached.

       A.     Capitation Payments - Primary Care Physicians or Providers

              PMPM capitation rate cells by age/sex factor:


====================================================================================================================================
                           <500 Member Average                     500-750 Member Average                    >750 Member Average
------------------------------------------------------------------------------------------------------------------------------------
       Age
     Category           Female               Male                Female               Male                Female               Male
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Age <2            $39.59              $39.59               $41.67              $41.67               $43.75              $43.75
------------------------------------------------------------------------------------------------------------------------------------
     Age 2-4            $13.31              $13.31               $14.01              $14.01               $14.71              $14.71
------------------------------------------------------------------------------------------------------------------------------------
     Age 5-14            $8.08               $8.08                $8.51               $8.51                $8.94               $8.94
------------------------------------------------------------------------------------------------------------------------------------
    Age 15-19            $7.70               $5.81                $8.10               $6.12                $8.51               $6.43
------------------------------------------------------------------------------------------------------------------------------------
    Age 20-24            $8.66               $6.05                $9.12               $6.37                $9.58               $6.69
====================================================================================================================================

For PCP's with <250 members, there will be an annual true-up of 100% of the Medicaid fee-for-service equivalent in the event capitation payments are less than this amount.

Rates are adjusted quarterly on a prospective basis, once a membership level has been maintained during the prior quarter.

       B. Primary Care Fee-For-Service Payments - Primary Care Physicians or Providers. HMO shall compensate Primary Care Physicians or Providers for CPT codes not listed on the attached listing of Primary Care Services on a fee-for-service basis for non-capitated services provided to Members at the reimbursement rate agreed to between such provider and CCPN. If PCP and CCPN have not agreed to a reimbursement rate, then PCP will be reimbursed at the then current Medicaid allowable rate for non-capitated services with the exception of the following: 1) Immunizations will be reimbursed at 90% of the prevailing Medicaid maximum allowable fee schedule. 2) Injectable drugs will be reimbursed based upon the cost of the injectable drugs at the average wholesale price (AWP).

III Specialist Reimbursement. HMO shall compensate Specialist Physicians from the Pediatric Risk Fund for Covered Health Services on a fee for service basis at the reimbursement rate agreed to between such physician and CCPN. If Specialist Physicians and CCPN have not agreed to a reimbursement rate, then Specialist Physician will be reimbursed at the then current Medicaid allowable rate.

IV Risk Sharing/Incentive Program. Each CCPN Physician will be eligible to participate in a risk sharing/incentive program to be developed by CCPN. HMO and CCPN will jointly determine how to integrate the Hospital and Referral Pool ("HARP") developed by HMO and the Risk Sharing Incentive Program developed by CCPN.

V Other Reimbursement Schedules. To be completed within fifteen (15) days of the Effective Date.

                                  ATTACHMENT C

                 CCPN Participating Provider Reimbursement Rates


           To be completed within fifteen (15) days of Effective Date.

                                  ATTACHMENT C
   Reimbursement Rates for Services Provided at Cook Children's Medical Center



Inpatient Services:

All inpatient services will be reimbursed at 60% of billed charges.


Emergency Services - excluding physician charges:

            Level 1 (highest intensity)                    60% of total charges
            Level 2                                        $500 per case
            Level 3                                        $250 per case
            Level 4                                                N/A
            Level 5                                                N/A


Outpatient Surgery:

The Ambulatory Surgery Categories (ASCs) are the Medicare groupings. The following are all inclusive global fees covering all pre-op admission and lab services, medications, equipment usage, operating and recovery rooms, and all other normal supplies and services required for the procedure. Implants and prosthetics are excluded from these fees and will be reimbursed at current Medicaid maximum allowable fee schedule. Physician fees are excluded from these fees.

     Group 1                                      $361
     Group 2                                      $510
     Group 3                                      $585
     Group 4                                      $750
     Group 5                                      $900
     Group 6                                    $1,125
     Group 7                                    $1,300
     Group 8                                    $1,350

     Others                                  60% of charges

When multiple procedures are performed during the same operative session, the following hierarchy applies:

       First procedure @ 100% of highest ASC rate.
       Second procedure @ 50% of next highest ASC rate.
       Third procedure @ 35% of next highest ASC rate.
       Fourth or more procedure @ 15% of applicable ASC rate.

                                  ATTACHMENT D

                               Americaid Contracts

         To be completed within fifteen (15) days of the Effective Date.

Home Health

Private Duty Nursing (RN/LVN) @ $33/hr
Skilled Nursing Visit @ $110/hr
Rehab @ $150/visit
Speech @ $120/visit
Occupational @ $120 per visit

Other Home Health services @ Current medicaid allowables



Other:

Any service not listed will be reimbursed at 60% of billed charges.

                             AMERICAID Texas, Inc.

                    PARTICIPATING GROUP PHYSICIANS AGREEMENT

         THIS PARTICIPATING GROUP PHYSICIAN AGREEMENT ("Agreement") effective 9/1, 1995 (the "Effective Date"), is made and entered into by and between AMERICAID Texas, Inc. ("AMERICAID") and Group for which the authorized signature appears below.

                                   WITNESSETH

         WHEREAS, AMERICAID is a health maintenance organization which will arrange for the provision of certain health care services to Covered Persons through a cost-effective, coordinated health care delivery system (sometimes referred to as the "Provider Network" or "Network");

         WHEREAS, Group is comprised of Providers duly licensed to practice medicine in the state(s) identified in the AMERICAID Physician Application and meets AMERICAID's physician credentialing criteria;

         WHEREAS, AMERICAID desires that Group provide and Group agree to provide services to Covered Persons under the terms and conditions of this Agreement; and

         WHEREAS, AMERICAID and Group, in order to comply with all applicable regulatory requirements, agree to be bound by the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and condi tions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AMERICAID and Group agree as follows:

                       ARTICLE I. AMERICAID'S OBLIGATIONS

1.1 General. AMERICAID shall be solely responsible for all payment and administrative activities necessary or required for the operation of a sound health maintenance organization. Such activities shall include, but are not limited to, making Covered Persons available to the Network, capital financ ing, marketing, advertising, customer service, claims processing, collection, maintenance of Network directory and records, accounting, management, and development of contracts with Providers of Covered Services.

1.2 Provider Manuals. AMERICAID shall provide Group with a Provider Manual, to be periodically updated, which details policies and procedures of AMERICAID, and the terms of which are incorporated herein by reference.

1.3 Procedures. AMERICAID shall develop and implement grievance, utiliza tion review, drug utilization, quality assurance and other procedures required by law or regulation.

1.4 Professional Relationship: Responsibility and Non Exclusivity. Participating Physicians in the Group shall be solely responsible for all medical advice and services Participating Physicians in the Group perform or prescribe with regard to Covered Persons. This Agreement will not be deemed in any way to limit or restrict the Group from entering into other arrangements or pro grams of a similar nature with other managed care entities.

1.5 Provider Listing. Payor(s) shall have the right to use Group's name and the names of the Group's Participating Providers, business addresses, phone numbers, hospital affiliations, educational background, certifications, and specialties for purposes of marketing, informing Covered Persons of the identity of the Group and the names of the Group's Participating Providers, and otherwise to carry out the terms of this Agreement and the payor(s) Agreement.

1.6 Volume. AMERICAID does not, by this Agreement or otherwise, promise, warrant or guarantee Group any minimum number of Covered persons on Participating Physicians' panel or as referrals to Group's Providers.

                        ARTICLE II. GROUP'S OBLIGATIONS

2.1 Coordinated and Managed Care. Group shall participate in the systems established by AMERICAID and Payor(s) designed to facilitate the coordina tion of health care services received by Covered Persons. Subject to medical judgment, patient care interests, and the patient's express instructions, and recognizing that a level of a Covered Person's Covered Services may be affected by the Group Participating Physicians rendering services, Group and its Participating Providers shall abide by the rules and regulations of Payor(s) and AMERICAID governing referrals of Covered Persons and reporting of clinical encounter data. If Group Participating Physicians determine that a Covered Person requires hospitalization, Group Participating Physicians shall abide by the applicable utilization review process established or adopted by AMERICAID and Payors.

2.2 Covered Person Verification. Pursuant to the procedures established by Payor(s), Group Participating Providers shall establish Covered Person's eligibility for the services requested prior to the rendering of such services.

2.3 Compliance with Utilization Management, Quality Assurance, Rules and Regulations, and Policies and Procedures. Group Participating Providers shall comply and cooperate with all requirements of AMERICAID and payor(s) set forth in this Agreement and in the AMERICAID Provider Manual, and all amendments thereto, governing credentialing, utilization management, quality assurance program, grievances, rules and regulations and policies and procedures of AMERICAID or governing state and federal laws and regulations, including without limitation policies and procedures concerning coordination of benefits and third party liability.

2.4 Availability of Services. Group Participating Providers shall provide all Covered Services in the same manner, in accordance with the same accepted medical standards, and within the same time availability, offered to all of Group Participating Providers' patients. Group Participating Providers or Group's delegates shall be available to provide Covered Services to Covered Persons seven (7) days per week, twenty-four (24) hours per day.

2.5 Non-Discrimination. Group Providers shall not discriminate in the rendering of services under this Agreement on the basis of a Covered Person's race, color, national origin, sex, sexual orientation, age, religion, place of resi dence, health status, handicap, or source of payment.

2.6 Provision of Non-Covered Services. In the event that Group Participating Providers provide any services other than Covered Services to any Covered Person, prior to the provision of such services, Group Participating Providers


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

         will advise the Covered Person, in writing, (a) of the nature of the service; (b) that the service is not a Covered Service for which payor(s) will pay; and (c) that the Covered Person will be responsible for paying for the service.

2.7 Primary Care Physician Services. For each Group Provider credentialed by AMERICAID as a Participating Primary Care Physician, Group Participating Physician agrees to accept as patients all Covered Persons who are eligible to select Group Physician and who have selected him or her as their Participating Primary Care Physician, and to provide or arrange for the provision of appropriate Covered Services within the scope of each Group Physician's practice, to such Covered Persons. Participating Physician will refer Covered Persons to Specialist Physicians only in accordance with procedures estab lished by AMERICAID, which procedures may include, without limitation, use of a prescribed referral form.

2.8 Specialist Physician Services. For each Group Provider credentialed by AMERICAID as a Specialist Physician. Group Participating Provider agrees to accept as patients all Covered Persons who are referred by Primary Care Physicians participating in the AMERICAID Network, and to provide or arrange for the provision of appropriate Covered Services within the scope of each Group Provider's practice, to such Covered Persons. Participating Provider will refer Covered Persons to other Specialist Physicians only in accordance with procedures established by AMERICAID, which procedures may include, without limitation, use of a prescribed referral form.

2.9 Hospital Affiliation and Privileges. Each Group Participating Physician shall maintain in effect privileges to practice at one or more Participating Hospitals and shall immediately notify AMERICAID in the event Participating Physicians' privileges are revoked, limited, surrendered, or suspended at any hospital or health care facility including any Participating Hospital.

2.10 Insurance Coverage. Each Group Participating Provider shall purchase and maintain professional liability insurance, general comprehensive liability insurance, and workers' compensation insurance in amounts as may be required by AMERICAID, but in no event, less than the amount required by law. Professional liability insurance limits shall be, at a minimum, $1,000,000 per occurrence/$3,000,000 aggregate.

         Group shall provide AMERICAID with whatever documentation may be requested by AMERICAID to evidence compliance with all the foregoing insurance requirements. Group shall provide AMERICAID with at least thirty (30) days notification prior to: any reduction in the amount of coverage, any adverse changes in policy terms, or cancellation or non-renewal of any required coverage. Group warrants that any associated health professional Group employ or with whom Group contract shall purchase and maintain whatever type and amount of professional liability insurance as may be required by AMERICAID for that class of provider.

2.11 Indemnification. Group hereby agrees that in no event, including, but not limited to nonpayment by the HMO, HMO insolvency, or breach of this agreement, shall Group bill, charge, collect a deposit from, seek compensation, remuneration, or reimbursement from, or have any recourse against subscriber, enrollee, or persons other than HMO acting on their behalf for services provided pursuant to this agreement. This provision shall not prohibit collection of supplemental charges or copayments on HMO's behalf made in accordance with the terms between HMO and subscriber enrollee. Group further agrees that (1) this provision shall survive the termination of this agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the HMO subscriber/enrollee, and that (2) this provision supersedes any oral or written contrary agreement not existing or hereafter entered into between the Group and subscriber, enrollee, or persons acting on their behalf. Any modifications, addition, or deletion to the provisions of this clause shall become effective on a date no earlier than 15 days after the commissioner of insurance has received written notice of such proposed changes.

2.12 Obligation to Continue Care. In the event that AMERICAID becomes insolvent, AMERICAID's obligations to pay compensation for Covered Services under this Agreement may be assumed by Payor(s). Such assumption by payor(s) notwithstanding, if Payor(s) becomes insolvent or fails for any reason to pay compensation for Covered Services as required by this Agreement, or if Payor(s) Agreement is terminated, but Payor(s) so requests, Group Participating Providers nevertheless agree that, at Payor'(s) request, Group Physicians shall continue to treat Covered Persons then under a course of active treatment, under the terms of this Agreement, until provision has been made for their assignment to another physician or until such treatment has been completed, whichever occurs first, or for such longer period as may be required by law. Such period shall not exceed the period for which a Covered Person's premiums have been paid, except that treatment of any Covered Person confined to an inpatient facility shall continue until such Covered Person is discharged or another physician has assumed care of such Covered Person. Group Providers shall not bill Covered Persons or persons acting on their behalf for Covered Services rendered during such period.

2.13     Billing.

         a. Group Participating Provider shall submit claims on the appropriate claim form for all Covered Services within sixty (60) days of the date those services are rendered. Claims received after this sixty (60) day period may be denied for payment. Group Participating Provider shall submit claims to the location described in the applicable Program Requirements.

         b. Any amount owing under this Agreement, (i) if owed by AMERICAID, shall be paid within thirty (30) days unless, (ii) if owed by a Payor, shall be paid within sixty (60) days after receipt of a Clean Claim, or the claim involves coordination of benefits, except as otherwise provided in the applicable Payor(s) Agreements.

2.14 In the event that AMERICAID contracts with any state Medicaid program, and Physicians are Participating Providers for that product, the following shall apply:

         a. Laboratory Compliance. Group shall comply with all requirements of the Clinical Laboratory Improvement Act ("CLIA"), and implementing regulations. Upon execution of this Agreement, Group agrees to furnish written verification to AMERICAID that its own laboratory(ies), if any, and those with which it conducts business related to Covered Persons, has (have) a CLIA certificate of registration or a waiver, and a CLIA identification number. Group also shall furnish annually to AMERICAID a written list of diagnostic tests performed in its laboratory(ies), if any, and those with which it conducts business related to Covered Persons. Group shall notify AMERICAID of changes in the CLIA status of its laboratory(ies), and those with which it conducts business related to Covered Persons, in writing within five (5) days of such changes.

         b. Americans with Disabilities Act Compliance. Group shall comply with all requirements of the Americans with Disabilities Act ("ADA"), and implementing regulations. Group shall not discriminate against any qualified disabled individual covered by the ADA. Group Participating Providers shall provide physical access for Covered Persons, including, at a minimum, street level access or accessibility ramp into office; wheelchair access to lavatory; and an elevator, if Group Participating Provider's office is more than one story. Group's provision of services, notices and other materials shall be appropriate for all Covered Persons, including the blind, hearing impaired and individuals who do not speak English.

         c. Exhaustion of Benefits. For Medicaid services furnished to a Covered Person in excess of the New Jersey Medicaid benefit limitations, Group Provider shall bill Medicaid directly and not AMERICAID, upon receipt from AMERICAID of an Exhaustion of Benefits letter.

         d. Financial Disclosure. Group shall provide necessary financial disclosure required by 42 C.F.R. 434,42 U.S.C. Sections 1903(m), and applicable state laws.

         e. Compliance with Other Laws. Group agrees to comply with applicable requirements of Title XIX of the Social Security Act. 42 U.S.C. 1396b(m) and Title XIII of the Federal Public Health Services Act, regulations promul gated thereunder, and all other applicable state and Federal legal and regula tory requirements.

2.15 Representations and Warranties. Group hereby represents that all of the information and documentation provided by Group to AMERICAID prior to and during the term of this Agreement, including but not limited to that set forth in an application to become Participating Group and in credentialing materials, is true and correct and Group hereby agrees to update any such information and documentation within three (3) business days if any change should occur regarding any such information or documentation previously provided to AMERICAID.

2.16 Participation of Group Providers. Participating Group Providers must comply with criteria and the terms of this agreement. However, AMERICAID is not obligated to accept all members of the Group as Participating Providers.

2.17 Agreement Governs. To the extent of any conflict between the terms of this Agreement and any ancillary obligation created, or documentation including the Provider Manual provided to the Group, the terms of this Agreement shall govern.

                       ARTICLE III. PAYMENT FOR SERVICES

3.1 Payment for Group Services. Group's compensation is described in Attachment A.

3.2 Coverage Verification. Except in an Emergency, prior to providing services to any patient who presents himself or herself as a Covered Person, Group shall verify such patient's coverage with the patient's Payor(s) as required by AMERICAID or the applicable Payor(s) Health Plan. Payor(s) will also notify Group of the appropriate method by which to verify a Covered Person's coverage.

3.3 No Recourse Against Covered Persons. Except as otherwise provided in this Agreement, Group shall not bill, charge or attempt to collect from any Covered Person for any services provided under this Agreement, including the difference between the amount of reimbursement payable under this Agreement and the Group's Normal Charges for the services rendered. For all Covered Services delivered pursuant to this Agreement to Covered Persons, Group shall not, under any circumstances, including insolvency of AMERICAID: (1) bill, charge or attempt to collect any money from any Covered Person; (2) maintain any action at law against any Covered Person to collect money owed to Group by AMERICAID; or (3) hold any Covered Person liable in any other way for Covered Services provided to such Covered Person. Whenever AMERICAID fails to meet its obligation to pay fees under this Agreement for Covered Services already rendered to a Covered Person, AMERICAID, rather than the Covered Person, shall be liable for such fees. Solely for purposes of this Section 3.3, "Covered Person" shall include a Covered Person and any person acting on behalf of such Covered Person, except AMERICAID. However, Group may bill Covered Person for non-Covered Services. This provision shall survive the termination of this Agreement.


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

3.4 Insolvency of AMERICAID. In the event that AMERICAID becomes insolvent or unable to pay Group, Group will not seek compensation for services rendered from any Payor(s), its officers, agents, or employees, or the Covered Persons or their eligible dependents.

                              ARTICLE IV. RECORDS

4.1 Records. Group Participating Providers shall maintain the medical, financial and administrative records concerning services provided to Covered Persons that Group Providers would maintain in the normal course of business. Such records shall be retained by Group Providers for the period of time required by all applicable laws or regulations but in no event less than five (5) years from the date the service was rendered or termination of this Agreement, whichever first occurs. Group agrees that AMERICAID and the applicable Payor(s), as well as state and Federal agencies, have the right to review records directly related to services rendered to Covered Persons, upon reason able notice, during regular business hours. Group further agrees to obtain any necessary releases from Covered Persons with respect to their records and the information contained therein to permit Payor(s), or state and Federal agencies, access to such records. AMERICAID and Group Participating Providers agree that each Covered Person's medical records shall be treated as confidential so as to comply with all state and federal laws and regulations regarding the confidentiality of patient records. Subject to the foregoing, Group shall supply AMERICAID and state and Federal agencies, at no charge, with copies of Covered Persons' medical records upon request Group Participating Providers shall participate in any system established by AMERICAID to facilitate the sharing of records, subject to applicable confidentiality require ments. Notwithstanding termination of this Agreement or termination of Group participation in any Payor(s) Health Plan for any reason, the access to records granted hereunder shall survive the termination of both this Agreement and any Payor(s)
         Health Plan.

4.2 Transfer and Confidentiality. Group Participating Providers agree to cooperate in the transfer of Covered Persons' medical records to other Participating Providers, to assume any cost associated therewith, and to transfer any medical records in Group's Providers custody within ten (10) days of a Covered Person's request. Group further agrees to cooperate with AMERICAID and any state or federal agency in making available, and in arranging or allowing inspection of, such records as may be required under state or federal law or regulation or as may be appropriate to disclose to such authorities in connection with their assessment of quality of care or investiga tion of Covered Person's grievances or complaints. AMERICAID and Group Providers agree that Covered Persons' medical records shall be treated as confidential so as to comply with all state and federal laws and regulations regarding the confidentiality of patient records

4.3 Other Records. During the term of this Agreement, Group Provider shall, upon request of Payor(s), furnish any other record related to services fur nished pursuant to this Agreement, or a copy thereof. Upon termination or expiration of this Agreement, Group Provider shall provide copies of all such records to AMERICAID prior to final settlement of all claims and outstand ing contract issues.

4.4 Production of Records Notwithstanding Termination. Notwithstanding termination of this Agreement, the access to records granted hereunder in this Article IV shall survive the termination of this Agreement.

                 ARTICLE V. TERM, TERMINATION AND MODIFICATION

5.1 Initial Term and Renewal: Termination. This Agreement shall have an initial term of one (1) year, commencing as of the Effective Date, and shall renew automatically for successive terms of one (1) year unless either party gives the other at least one hundred twenty (120) days' prior written notice that the Agreement shall not renew. In addition to the other termination provisions, AMERICAID and Group shall each have the right to terminate this Agreement, without cause, upon one hundred twenty (120) days' prior written notice to the other party.

5.2 Termination; Cause. Either party may terminate this Agreement for cause (defined as a material default or breath by such other party) upon sixty (60) days prior written notice, which notice shall set forth the grounds for termination, if the grounds for termination continue for the sixty (60) day period after written notice, the nonbreaching party shall have the right to immediately terminate this Agreement Notwithstanding any provision in this Agreement to the contrary, Group Providers shall continue to provide Covered Services to Covered Persons during the sixty (60) day period.

5.3 Termination; Automatic. This Agreement shall automatically and immediately terminate upon the expiration, surrender, revocation, restriction or suspension of Group's participation in Medicare or Medicaid.

5.4 Amendment by Notification. Notwithstanding any other provision to the contrary, this Agreement may be amended in any respect by AMERICAID at any time by giving thirty (30) days written notice to Group accompanied by a description of the amendment. With the sole exception of amendments to Attachment C, hereto, the amendment is not acceptable to Group. Group may object to the amendment, in writing, within thirty
         (30) days of receiving said notice. If no objection is received by AMERICAID within thirty (30) days, Group shall be deemed to have accepted the amendment as of its effective date (which shall be no earlier than the expiration of said thirty (30) day period). If such an objection is received by AMERICAID within such thirty (30) day period, then the amendment shall not take effect, and the Agreement shall otherwise remain in full force and effect

                           ARTICLE VI. MISCELLANEOUS

6.1 Acceptance and Regulatory Approval. The obligations of AMERICAID and Participating provider to perform any of the duties or obligations contained in this Agreement are made specifically and expressly contingent upon the issuance of a Certificate of Authority to AMERICAID by the appropriate state agency(ies). Upon execution of this Agreement, and providing that issuance of a Certificate of Authority has been accomplished, Provider agrees to become a Participating Provider with respect to AMERICAID. Until such time as a certificate of Authority has been issued to AMERICAID, this Agreement shall be deemed to be a binding letter of intent.

6.2 Amendment. Except as stated in Article V, this Agreement may be amended or modified only by a written agreement executed by both parties.

6.3 Waivers. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be continued to be a waiver of any subsequent breath of this Agreement.

6.4 Severability. The invalidity or unenforceability of any terms or conditions shall in no way affect the validity or enforceability of any other term or provision.

6.5 Assignment. Except as otherwise provided, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned or transferred without the prior written consent of the non-assigning party, and in the case of an assign ment by Group, this Agreement may not be assigned without the prior written consent of Payor. AMERICAID shall have the right to assign this Agreement to a wholly-owned or controlled entity or to Payor(s) (upon AMERICAID's becoming insolvent) and Payor(s) may assign its interests herein to successors-in-interest, without the consent of, but upon written notice to, Group.

6.6 Conformance with Law. Each party shall carry out all activities undertaken by it pursuant to this Agreement in conformance with all applicable federal, state and local laws, rules and regulations. The relationships and transactions contemplated by this Agreement may be subject to regulation by state or federal governmental authorities. In the event that any action of a governmental authority impairs, limits, or delays AMERICAID's performance of any obligation hereunder, AMERICAID shall be excused from such performance, and AMERICAID's failure to perform such obligation for such reason shall not constitute a breach of this Agreement.

6.7 Notice. Any notice required to be given pursuant to the terms and provisions of this Agreement shall be sent by certified mail, return receipt requested, postage prepaid, hand delivery; overnight prepaid delivery; or confirmed facsimile, to the parties at the addresses set forth in the Participating Provider Application.

6.8 Independent Contractor Status. This Agreement is not intended to create nor shall it be deemed or construed to create any relationship between the parties other than that of independent contractors. Neither of the parties to this Agreement, nor any of their respective employees, shall be construed to be the agent, employer or representative of the other.

6.9 Entire Agreement. This Agreement, including the AMERICA1D Provider Manual and any amendments, riders, attachments, or appendices, constitutes the entire understanding between the parties and supersedes any prior understandings and agreements between the parties or between Group and any Covered Person or other person on behalf of any Covered Person, whether written or oral, respecting the subject matter of this Agreement.

6.10 Coordination of Defense of Claims. The parties shall make all reasonable efforts, consistent with advice of counsel and the requirements of the respective insurance policies and carriers to coordinate the defense of all claims in which the other party is either a named defendant or has a substantial possibility of being named.

6.11 Governing Law. This Agreement has been executed and delivered and shall be construed and enforced in accordance with the laws of the state of identified in the AMERICAID Participating Provider Application, excluding and without application of any choice of law principles.

                            ARTICLE VII. DEFINITIONS

         For purposes of this Agreement, the following terms have the ascribed meaning:

7.1 Associated Health Professional. A nurse practitioner, midwife, or physician's assistant who is an employee of, or independent contractor to, a Participating Physician or Group.

7.2 Clean Claim. Means a request for payment for Covered Services submitted by Group which is accurate, complete, in the format required by the applicable Payor(s) and as to which there is no issue (such as coordination of benefits) regarding a Payor's responsibility for payment.

7.3 Covered Person. Any person who has entered into, or on whose behalf there has been entered into, an agreement with a Payor(s) for the provision of Covered Services to such person.

7.4 Covered Services. Those health care services Covered Persons are entitled to receive pursuant to a Payor(s) Agreement.

7.5 Emergency Services. Those health care services within or outside of AMERICAID's enrollment area, required to be provided to an enrollee as a result of an injury or the sudden onset of an illness having the potential of causing immediate disability or death, or requiring the immediate alleviation of severe pain, or the time required to reach facilities of a provider with

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

         which AMERICAID has arrangements, would have meant risk of permanent damage to the recipient's health.

7.6 Normal Charge. Physician's usual and customary charge per individual unit of service.

7.7 Participating Hospital. A facility licensed under applicable state law as a general acute care hospital and which has contracted as an independent contractor with AMERICAID to provide certain Covered Services to Covered Persons.

7.8 Participating Physician. A physician who has contracted, directly or indirectly, as an independent contractor with AMERICAID to provide certain Covered Services to Covered Persons and who is duly licensed under applicable state law.

7.9 Participating Provider. A Participating Physician, Participating Hospital and any other licensed health care facility or professional, who or which has entered into a written agreement to provide services to Covered Persons is duly licensed under applicable state law, and who or which is currently so credentialed and designated as such by AMERICAID.

7.10 Payor. Either AMERICAID or any third-party payor(s) including, but not limited to, an employer, multiple employer trust or union trust, or state agency or entity that contracts on behalf of a state's Medicaid beneficiaries, or other similar managed care plan that has entered into an agreement with AMERICAID for the provision of Covered Services to Covered Persons through Participating Providers.

7.11 Payor Agreement. The agreement by and between Payor's and AMERICAID under which AMERICAID either provides directly or arranges for the provision of certain Covered Services to Covered Persons.

7.12 Primary Care Physician. A Participating Physician who has been credentialed by AMERICAID as a Primary Care Physician, and who engages in the practice of medicine, supervises, coordinates and provides initial and basic care to patients, initiates patient referrals for Specialist Care Services, and maintains continuity of patient care; and who practices in the fields of general practice, internal medicine, pediatrics, or family medicine.

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

7.13 Specialist Physician. A Participating Physician who is Board-certified or who has completed an approved residency program in a medical specialty and is credentialed by AMERICAID as a specialist; who provides Covered Services to Covered Persons within the range of that specialty; and who meets the requirements established by AMERICAID for Specialist Physicians.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed personally or by their duly authorized officers or agents.

         GROUP PHYSICIAN                             AMERICAID Texas, Inc.

       /s/ John A. Grigson                            /s/ Robert Westcott
---------------------------------               -------------------------------
            Signature                                      Signature

         John A. Grigson                             Robert Westcott   AVP
---------------------------------               -------------------------------
            Print Name                                Print Name and Title

       9/7/1995                                       1/4/1996
---------------------------------               -------------------------------
               Date                                           Date

                              SETTLEMENT AGREEMENT

       This settlement agreement is entered into by AMERICAID Texas, Inc., d/b/a AMERICAID Community Care ("AMERICAID") and Cook Children's Physician Network ("Network").

       WHEREAS, AMERICAID and Network entered into an Agreement, effective October 1, 1996 ("the 1996 Agreement"), whereby Network agreed to provide or arrange to provide Covered Health Services to Members in the Medicaid STAR Program (the "Program");

       WHEREAS, AMERICAID and Network subsequently entered into a Second Amendment to the 1996 Agreement, dated to be effective March 1, 1998, whereby AMERICAID and Network attempted to clarify and define the claims processing procedures for certain emergency room and outpatient surgery services under the Program;

       WHEREAS, the 1996 Agreement and the Second Amendment contain provisions describing reimbursement amounts and claims processing procedures for emergency room services, emergency room physician services, inpatient services, pediatric inpatient physician services, outpatient services, outpatient clinic and recurring visits and outpatient surgeries ("Services") under the Program;

       WHEREAS, a dispute has arisen regarding the amount owed by AMERICAID for certain Services provided by or at Cook Children's Medical Center with discharge dates between October 1, 1996, through August 31, 1997 ("CCMC Claims") pursuant to the reimbursement and claims processing provisions of the 1996 Agreement and the Second Amendment;

       WHEREAS, AMERICAID and Network agree that CCMC Claims that have previously been processed pursuant to the reimbursement and claims processing provisions of the 1996 Agreement and the Second Amendment totalled $603,179.78;

       WHEREAS, AMERICAID and Network agree that AMERICAID re-processed a portion of the CCMC Claims described in the previous paragraph and paid Network the amount of $271,308.78 for such re-processed claims;

       WHEREAS, AMERICAID and Network agree to a contractual adjustment of $51,871.00 relating to CCMC Claims;

       WHEREAS, AMERICAID and Network agree that the CCMC Claims totalling $603,179.78 have been reduced by the payment of $271,308.78 for the re-processed claims and by the contractual adjustment of $51,871.00 leaving the outstanding balance of $280,000.00 for such CCMC Claims;

       WHEREAS, AMERICAID and Network wish to settle this outstanding balance related to the CCMC Claims in lieu of attempting to continue to re-process the CCMC Claims;

       NOW, THEREFORE, AMERICAID and Network agree to compromise and settle this outstanding balance of the CCMC Claims as follows:

       1. AMERICAID will pay Network the amount of Two Hundred Eighty Thousand Dollars ($280,000.00) upon execution of this settlement agreement by the parties hereto;

       2. Network agrees to accept this $280,000.00 amount as full and final payment for the balance of the CCMC Claims for discharge dates between October 1, 1996 through August 31, 1997;

       3. One Hundred Percent (100%) of this $280,000.00 amount shall be paid from the Pediatric Pool (as defined in the 1996 Agreement) for the contract year ending August 31, 1997;

       4. AMERICAID and Network agree that this $280,000.00 amount will be calculated as part of any overall risk settlement entered into between the parties for the contract year ending August 31, 1997;

       5. AMERICAID and Network agree that any payments received by Network for CCMC Claims in excess of this $280,000.00 amount shall be refunded by Network to AMERICAID within sixty (60) days of receipt by Network.

AMERICAID TEXAS, INC.                       COOK CHILDREN'S PHYSICIAN NETWORK

By:  /s/ Jim Donovan                        By:  /s/ John A. Grigson
   -------------------------------             ---------------------------------
   Jim Donovan, President                      John A. Grigson
                                               Senior Vice President/CFO

Date:  5/21/98                              Date:  5/21/98
     -----------------------------               -------------------------------



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


                              MEDICAID MANAGED CARE
                        CCPN ANCILLARY PROVIDER AGREEMENT

THIS CCPN ANCILLARY AGREEMENT ("Agreement") is entered into this 11th day of November, 1998, but to be effective the 1st day of March, 1998 (the "Effective Date"), by and between Cook Children's Physician Network, a Texas non-profit corporation certified under Section 5.01(a) of the Texas Medical Practice Act ("CCPN") and Pecan Valley Mental Health Mental Retardation Region ("Ancillary Provide").

                                   WITNESSETH

WHEREAS, CCPN is a non-profit health care corporation licensed as a 5.01(a) which has entered into exclusive agreements with Rio Grande HMO, Inc. d/b/a HMO Blue(R), DFW Metroplex, Harris Methodist Texas Health Plan, Inc. and Americaid Texas, Inc., d/b/a Americaid Community Care (collectively "Payor") to provide and arrange to provide a pediatric provider network to deliver Covered Health Services to Covered Persons in the Service Area who enroll in or who are assigned to the STAR Program.

WHEREAS, Ancillary Provider provides Early Childhood Intervention Services to all eligible children under the age of three (3) in Hoodd Parker County Texas, who qualify ("EQ Children"), such services being more particularly described below;

WHEREAS, CCPN desires that Ancillary Provider provide and Ancillary Provider agrees to provide Covered Health Services to Covered Persons residing in the Service Area who enroll in or who are assigned to the STAR Program under the terms and conditions of this Agreement;

WHEREAS, Ancillary Provider agrees to accept the applicable reimbursement and applicable terms and conditions set forth in this Agreement and the applicable HMO Agreement.

WHEREAS, CCPN and Ancillary Provider, in order to comply with all applicable regulatory requirements, including but not limited to IDEA, Part H, agree to be bound by the provisions of this Agreement and the provisions of the applicable HMO Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CCPN and Ancillary Provider agree as follows:

1.     DEFINITIONS

For purposes of this Agreement, the following terms have the ascribed meaning:

1.1 Agreement. Means this contract, including all attachments appended hereto and any written amendments subsequently executed by the parties.

1.2 Annual Reviews. Full review of the IFSP (defined below) conducted annually by the interdisciplinary team to establish continued eligibility and to revise the contents of the IFSP if necessary.

1.3 Clean Claim. Means a record of or a claim for Covered Health Services provided to Members which is accurate, complete (i.e. includes all information necessary to determine liability), not a claim on appeal, and not contested (i.e. not reasonably believed to be fraudulent, and not subject to a necessary release, consent, or assignment).

1.4 Covered Health Services. Means those ancillary services covered under the Medicaid Star Program.

1.5 Covered Person. For Early Childhood Intervention Services, means any individual age 0 through 2 years of age residing in the Service Area who is (1) entitled to benefits under Title XIX of the Social Security Act and the Texas Medical Assistance Plan, (2) in a Medicaid eligibility category included in the STAR Program, and (3) enrolled in the STAR Program as a member of Payor, and (4) is documented as developmentally delayed, has a diagnosed physical or mental condition that has a high probability of resulting in a developmental delay or who exhibits atypical development as determined by the ECI interdisciplinary team.

1.6 Early Childhood Intervention. A federally mandated program which serves children from birth through age two with developmental delays, or the likelihood of developmental delays, and their families through programs authorized under part H of the Individuals With Disabilities Education Act (20 United States Code 1471, et seq.).

1.7 Early Childhood Intervention Services. Means the following rehabilitation services:

       1.7.1 administer physical therapy, occupational therapy, speech and audiology services, nutrition services and psychological services as related to each ECI Child, except for PACT eligible services;

       1.7.2 develop Individual Family Service Plans ("IFSP") for each ECI Child relating to ECI assessments;

       1.7.3 provide written reports to HMO which will include: IFSP, Six Month Review, Annual Reviews, and regular progress notes every three months for each ECI Child.

1.8 Emergency Care. Means bona fide emergency services provided after the sudden onset of a medical condition (including emergency labor and delivery) manifesting itself by acute symptoms of sufficient severity, including severe pain, such that the absence of immediate medical attention could reasonably be expected to result in (1) placing the patient's health in serious jeopardy; or (2) serious impairment to bodily function; or (3) serious dysfunction of any bodily organ or part.

1.9 Evaluation and Assessment. The ongoing procedures used by appropriate qualified personnel throughout the period of a child's eligibility to identify:

       1.9.1  The child's unique needs and strengths;

       1.9.2 The resources, priorities, and concerns of the family and identification of supports and services necessary to enhance developmental needs of the children; and

       1.9.3 The nature and extent of intervention services needed by the child and the family.

1.10 Health Care Professional. Means any physician, nurse, audiologist, physician assistant, clinical psychologist, occupational therapist, physical therapist, speech and language pathologist, or other professional engaged in the delivery of health services who are licensed, practice under an institutional license, certified, or practice under authority of a physician, legally constituted professional association or other authority consistent with state law to provide services to such patients.

1.11 HMO Agreement. The agreements by and between Rio Grande HMO d/b/a HMO Blue(R), DFW Metroplex, Harris Methodist Texas Health Plans, Inc., Americaid Texas, Inc., d/b/a Americaid Community Care and CCPN through which CCPN is the exclusive provider of all Covered Health Services to Covered Persons in the STAR Program in the Service Area.

1.12   IFSP Review. Review of the IFSP conducted at least every six months.

1.13 Individualized Family Service Plan (IFSP). A written plan developed by the interdisciplinary team in accordance with criteria established in at 25 TAC* 621 .21 et seq. based on all assessment and evaluation information, including the family's description of their strengths and needs, which outlines the early intervention services for the child and the child's family.

1.14 Interdisciplinary Team. The child's parent(s) and a minimum of two professionals from different disciplines who meet to share evaluation information, determine eligibility, assess needs, and develop the IFSP.

1.15 Medically Necessary. Means the physical medicine/health services other than behavioral health services which are identified by the IFSP interdisciplinary team and approved, recommended, or prescribed by the child's physician and are:

       1.15.1 reasonable and necessary to prevent illnesses or medical conditions, or provide early screening, interventions and/or treatments for conditions that cause suffering or pain, cause suffering or pain, cause physical deformity or limitations in function, threaten to cause or worsen a handicap, cause illness or infirmity of a Covered Person, or endanger life;

       1.15.2 provided in the child's natural environment, unless the early intervention can not be achieved satisfactorily in the natural environment and at appropriate levels of care or the treatment of a Covered Persons medical conditions;

       1.15.3 consistent in type, frequency and duration of care/treatment with health/medical practice guidelines that are references to professionally recognized health care organizations or governmental agencies, including the Texas Interagency Council on Early Childhood Intervention;

       1.15.4 consistent with the diagnoses of the conditions; and

       1.15.5 no more intrusive or restrictive than necessary to provide a proper balance of safety, effectiveness, and efficiency.

       1.15.6 not modified or altered by CCPN or applicable HMO in the amount, duration and scope of services established for the Covered Person by the IFSP team and approved by the PCP.

1.16 Medically Necessary Behavioral Health Services means those behavioral health services which:

       1.16.1 are reasonable and necessary for the diagnosis or treatment of a mental health or chemical dependency disorder or to improve or maintain or to prevent deterioration of functioning resulting from such a disorder;

       1.16.2 are in accordance with professionally accepted clinical guidelines and standards of practice in behavioral health care;

       1.16.3 are furnished in the child's natural environment, unless the early intervention can not be achieved satisfactorily in the natural environment

       1.16.4 are the most appropriate level or supply of service which can safely be provided;

       1.16.5 could not have been omitted without adversely affecting the Member's mental and/or physical health or the quality of care rendered; and

       1.16.6 not modified or altered by the Payor in the amount, duration and scope of services established for the Member by the IFSP team and approved by the PCP.

1.17 Natural Environments. Settings that individual families identify as natural or normal for their family, including the home, neighborhood and community settings in which children without disabilities participate. To the maximum extent appropriate to meet the needs of the child, early intervention services must be provided in natural environments, including the home and community settings in which children without disabilities participate.

1.18   Program for Application for Children of Texas (PACT).

1.19 Participating Physician. Means a duly licensed Primary Care Physician or Specialist Physician who is employed by or has contracted with CCPN, and who has agreed to provide professional services to Covered Persons.

1.20 Participating Hospital. Means any health care facility who has contracted directly or by assignment with CCPN to provide pediatric institutional and/or ancillary services to Covered Persons.

1.21 Participating Provider. Means any health care facility, or Health Care Professional, other than a physician, that provides medical services to a Covered Person pursuant to an agreement with a Payor for purposes of the STAR Program in the Service Area.

1.22   Payor Plan. Means the Medicaid STAR Program.

1.23 Payor. Means Americaid Texas, Inc., d/b/a Americaid Community Care, Harris Methodist Texas Health Plan, Inc. and Rio Grande HMO d/b/a HMO Blue(R), DFW Metroplex.

1.24 Primary Care Physician. Means a physician in the field of general practice, family practice, internal medicine, pediatrics, or obstetrics/gynecology who is responsible for providing primary care services and who agrees to coordinate and manage delivery of Covered Health Services to Covered Persons assigned to such Primary Care Physician.

1.25 Procedural Safeguards. The rights provided children and families in the Individuals with Disabilities Education Act (IDEA) and the Federal Educational Rights and Privacy Act (FERPA) (20 USC 1232 et seq.) that protect the family from intrusion and coercion, including at least four considerations: privacy, confidentiality, full disclosure of information, and the family's right to decide about all aspects of the IFSP.

1.26 Service Area. Means the Texas counties of Tarrant, Hood, Johnson, Denton, Parker, and Wise.

1.27 Specialist Physician. Means a physician who provides specialist care or consultative services to Covered Persons upon referral by Primary Care Physicians.

2.     DUTIES AND OBLIGATIONS OF CCPN

2.1    Payment for Services.

       2.1.1 Ancillary Provider shall be compensated in accordance with the provisions set forth in Exhibit "C."

       2.1.2 The Payor payments shall be payment-in-full for rendering Covered Health Services to Covered Persons on a fee for service basis at a rate equal to the then current Medicaid allowable rate. If the Medicaid allowable rate is not available, reimbursement will be at the then current Medicare rate: If a Medicare rate is not available, reimbursement will be at 65% of Ancillary Provider's usual and customary billed charge.

       2.1.3 CCPN agrees to compensate or arrange with payor to compensate Ancillary Provider either directly or through Payors at the rate described in Exhibit "C,' within thirty (30) days of receipt by HMO.

2.2 Utilization Management and Quality Improvement Plan. CCPN shall provide, upon request, to Ancillary Provider a copy of any utilization management and quality improvement plan adopted or administered by CCPN and/or Payor, and any modifications thereto, applicable to Provider.

2.3 Medical Records. CCPN shall maintain any medical records to which it has access under this Agreement in confidence and in accordance with applicable law.

2.4 Eligibility Verification. CCPN will provide Ancillary Provider with access to all eligibility information available from Payor regarding current Covered Persons.

3.     ANCILLARY PROVIDER OBLIGATIONS

3.1 Services. Ancillary Provider shall make available and provide Medically Necessary Covered Health Services to Covered Persons on a twenty-four
       (24) hour per day seven (7) days per week basis pursuant to the terms of the Payor Plan in the same manner, in accordance with the same standards, and within the same time availability as offered to Ancillary Provider's other patients.

3.2 Pre-Certification/Pre-Authorization. CCPN will provide Ancillary Provider with access to all eligibility information available from Payor regarding current Covered Persons. Unless a Medical Emergency exists, Ancillary Provider shall verify coverage of a patient and obtain the required Pre-certification/Pre-Authorization prior to commencement of treatment in accordance with procedures developed by CCPN and/or Payor and set forth in the Payor provider manuals, which shall be delivered to Ancillary Provider upon the full execution of this Agreement. Any changes or amendments to a provider manual will be provided to Ancillary Provider in writing at least thirty (30) days prior to the effective date of such change or amendment, unless a shorter time for implementation is required by the State of Texas/Texas Department of Health.

3.3 Compliance with Utilization Management, Quality Assurance Rules and Regulations and Policies and Procedures. Ancillary Provider shall follow and adhere to all CCPN and/or Payor standards, policies, procedures, programs, rules and regulations (including but not limited to any CCPN and/or Payor utilization management and quality assurance programs), any or all of which CCPN and/or Payor may amend in its own discretion from time-to-time. CCPN and/or Payor will provide to Ancillary Provider amendments and/or modifications to such standards, policies, procedures, programs, rules and regulations at least thirty (30) days prior to the effective date of such amendments and/or modifications, unless a shorter time for implementation is required by the State of Texas/Texas Department of Health. Further, Ancillary Provider agrees to be bound by all of the standards, policies, rules, and regulations adopted or utilized by CCPN and/or Payor from time-to-time in connection with applicable Payor Agreement. Copies of such standards, policies, procedures, programs, rules and regulations shall be made available for examination by Ancillary Provider upon request.

3.4 Compliance with CCPN Participation Criteria. Ancillary Provider warrants and represents that it currently complies with all and shall continue to meet and remain in compliance with the CCPN Participation Criteria set forth on Exhibit "B" which is attached and hereby incorporated by reference and made part of this Agreement.

3.5 No Guarantee of Selection or Utilization. Ancillary Provider acknowledges that CCPN does not warrant, promise, or guarantee (1) that Ancillary Provider will be selected by CCPN and/or Payor to participate as a Participating Physician in accordance with the HMO Agreements or (2) that, if selected, Ancillary Provider will either be utilized by any minimum number of Covered Persons or remain a member of the provider panel.

3.6 Insolvency. In the event of CCPN or Payor's insolvency or other cessation of operation, Ancillary Provider will continue providing Medically Necessary Covered Health Services to Covered Persons through the period for which payment has been made or, for Covered Persons in an inpatient setting, until the date of discharge.

3.7 Referrals. Consistent with sound medical practice and in accordance with accepted community professional standards for rendering quality medical care, Ancillary Provider covenants that it will use its best effort to make referrals of Covered Persons to other Participating Physicians, Participating Providers and/or Participating Hospitals.

3.8 Nondisclosure. Unless required by law or unless consulting with Ancillary Provider's attorney, Ancillary Provider shall not disclose the terms of this Agreement or any HMO Agreement, including but not limited to any fee schedule, without the prior written consent of CCPN. This paragraph shall survive the termination of this Agreement.

3.9 Marketing. Ancillary Provider shall permit CCPN to designate and make public reference to Ancillary Provider as a Participating Provider. Ancillary Provider shall not use the name or trademark of CCPN or Payor without the prior approval in writing by CCPN. Ancillary Provider agrees that CCPN and Payor may use its name, address, telephone number and a description of specialty in any roster of Participating Providers published by CCPN or Payor. The roster may be inspected by, and is intended for the use of, prospective and existing Covered Persons as well as for advertising purposes.


3.10 Reporting Duty. Ancillary Provider agrees to report to CCPN within fourteen (14) calendar days whenever it becomes aware of any of the following as permitted by law:

       3.10.1 Any cancellation or material modification of Ancillary Provider's liability coverage; or

       3.10.2 Any malpractice claim against Ancillary Provider; or

       3.10.3 Any criminal action filed or brought against Ancillary Provider.

       CCPN shall only use the information described in this section for its described purpose and shall keep such information confidential unless required by law or the applicable HMO Agreement.

3.11 Reporting Requirements. Ancillary Provider covenants and agrees that it will provide to CCPN or Payor, as appropriate, the data necessary for CCPN or Payor to comply with the TDI and TDH reporting requirements with respect to any Covered Health Services provided pursuant to this Agreement.

3.12 Reporting Changes Ancillary Provider Information. Ancillary Provider shall notify CCPN in writing at least thirty (30) calendar days prior to any change in Ancillary Provider's business address, business telephone number, office hours, tax identification number, malpractice insurance carrier or coverage, State of Texas license number, or Drug Enforcement Agency registration number.

3.13 Non-Discrimination. To the extent required by State or federal law, Ancillary Provider agrees to have in place an affirmative action program. Provider further covenants and agrees that they will comply with (a) Title VI of the

       Civil Rights Act of 1964 (P.L. 88-352); (b) Section 504 of the Rehabilitation Act of 1973 (P.L. 93-112); (c) The Americans with Disabilities Act of 1990 (P.L. 101-336); (d) Title 40, Chapter 73, of the Texas Administrative Code, providing in pertinent part that no persons in the United States shall on the basis of race, color, national origin, sex, age, disability, political beliefs or religion be excluded from participation in, or denied, any aid, care, service or other benefits provided by federal and/or state funding, or otherwise subject to discrimination; and (e) Texas Health and Safety Code Section 85.113 (relating to workplace and confidentiality guidelines regarding AIDS and HIV), and all amendments to each, and all requirements imposed by the regulations issued pursuant to these acts.

4.     ANCILLARY PROVIDER CHARGES, REIMBURSEMENT PROCEDURE AND BILLINGS

4.1 Provider Charges and Confidentiality. This Agreement shall cover only those individual HMO Agreements and their respective individual Payor as specified by Ancillary Provider on Exhibit "A," which is attached hereto and made a part hereof. Ancillary Provider agrees to accept payment in accordance with the applicable schedules contained in Exhibit "C" for Covered Health Services furnished to Covered Persons enrolled with Payors which are specified in Exhibit "A." Ancillary Provider shall maintain the confidentiality of such reimbursement schedule and shall not disclose such reimbursement schedule to any third party unless required by law or authorized in writing by CCPN.

4.2 Payment in Full. Ancillary Provider shall accept as payment in full, for Covered Health Services provided, the compensation specified in Exhibit "C." Ancillary Provider agrees that in no event, including but not limited to nonpayment by the Payor and/or CCPN, or Payor and/or CCPN insolvency, or breach of this Agreement, shall Ancillary Provider bill, charge, collect a deposit from, seek compensation, remuneration, or reimbursement from, or have any recourse against any Covered Person or any person other than Payor and/or CCPN pursuant to this Agreement, except insofar as what is permitted by Section 4.3 below; further, that
       (1) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Covered Person and (2) this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between Ancillary Provider and Covered Persons or other persons acting on their behalf.

4.3 Copayments and Deductibles. Ancillary Provider understands and agrees that the Payor (or, if applicable, CCPN) has no responsibility to pay any amount except as described in Paragraph 4.2 above and Ancillary Provider shall, unless prohibited by state or federal law, bill and attempt to collect copayments, deductibles and any other fees which are the Covered Person's responsibility under the Covered Person's Payor Plan. For medical services not covered by this Agreement and for so long as not prohibited by CCPN and/or Payor or by state or federal law, Ancillary Provider may bill a Covered Person or other responsible party.

4.4 Reimbursement and Billing Procedures. Unless otherwise specified in writing by CCPN and/or Payor, Ancillary Provider shall submit all claims directly to Payor. Ancillary Provider shall comply with the reimbursement and billing procedures required by CCPN and/or Payor. Ancillary Provider will use the standard HCFA 1500 or such other claim form furnished by Payor or CCPN to bill for services rendered. CCPN reserves the right to review all bills submitted by Ancillary Provider to the Payor.

4.5 Timeliness of Claim Submission. Ancillary Provider shall submit claims for Covered Services within sixty (60) days from the date such Covered Services were provided, unless an exception has been issued by HMO in writing, and then bill shall be submitted within one hundred eighty (180) days.

4.6 Payor's Responsibility. Unless otherwise specified in writing by CCPN, Ancillary Provider specifically acknowledges and agrees that (1) the Payor shall have the full and final responsibility for payment of claims, and (2) CCPN is not responsible for, does not guarantee, and does not assume responsibility for payment of any claim. Unless otherwise provided for in this Agreement or specified in writing by CCPN, all final claims decisions will be the responsibility of the Payor. Ancillary Provider acknowledges and agrees that if CCPN specifies in writing to Ancillary Provider that CCPN and not Payor has full and final responsibility for payment of claims or Ancillary Provider's reimbursement, then under no circumstances will Ancillary Provider seek or claim payment from such Payor.


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


4.7 Coordination of Benefits. Ancillary Provider will (a) cooperate with CCPN and Payor in coordination of benefits, (b) provide CCPN and Payor relevant information relating to any other coverage held by a Covered Person, and (c) abide by the coordination of benefits, subrogation and duplicate coverage policies and procedures of CCPN and/or Payor as set forth in the Payor provider manuals. Ancillary Provider shall consent to the release of medical information by CCPN or Payor to other group health plans necessary and lawful to accomplish coordination of benefits. If the Payor (or, if applicable, CCPN) is the primary carrier, then Ancillary Provider compensation will be on the basis specified in this Agreement and the applicable HMO Agreement. If the Payor (or, if applicable, CCPN) is other than the primary carrier and Ancillary Provider's bill to the primary carrier(s) was not computed on the basis specified in this Agreement, then, unless the Payor Agreement specifies otherwise, any further reimbursement to Physician from the Payor (or, if applicable, CCPN) may not exceed an amount which, when added to amounts shown on the explanation of benefits from the primary carrier(s), equals the amount specified in this Agreement.

5.     MEDICAL RECORDS AND CONFIDENTIALITY

5.1 Maintenance of Medical Records. Ancillary Provider shall maintain for at least a three year period of time or if the Covered Person was younger than 18 years of age when treated, seventy-five days after the date of the Covered Person's 20th birthday or seventy-five days after the 10th anniversary of the date on which the Covered Person was last treated, whichever date is later, or for any longer period of time specified by state law or the Payor Plan, and make readily available to CCPN, Payor, and governmental agencies with regulatory authority, all medical and related administrative records of Covered Persons that receive Covered Services, as required by CCPN in accordance with this Agreement or pursuant to applicable law.

5.2 Maintenance of Financial Records. Ancillary Provider shall maintain for at least a three year period of time from the date a Covered Person was last treated, or for any longer period of time specified by state law, all financial records relating to the payment for medical services provided to a Covered Person.

5.3 Transferability. Ancillary Provider, upon request of the Covered Person or other Participating Physician, and subject to applicable disclosure and


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


       confidentiality laws, will transfer the medical records of the Covered Person to such other Participating Physician, Provider and/or Hospital. This obligation shall survive any subsequent termination or expiration of this Agreement.

5.4 Access to Medical Records. Subject to applicable disclosure and confidentiality laws, Ancillary Provider shall provide CCPN, Payor, or any duly designated third party with reasonable access to medical records, books, and other records of such Provider relating to Covered Health Services (including the cost thereof) provided to Covered Persons during the term of this Agreement and thereafter for a period in conformance with Section 10.5 and state and federal law. CCPN and Payor shall be entitled to obtain copies of Covered Person's medical records. In addition, Ancillary Provider, at its expense, will provide CCPN with all records reasonably necessary to carry out CCPN's and Payor's utilization management and quality improvement programs. The provisions of this paragraph shall not operate to waive or limit any restriction on release or disclosure of patient records established in any other provisions of this Agreement or as otherwise required by law.

5.5 Confidentiality of Medical Records. Ancillary Provider covenants that information concerning Covered Persons shall be kept confidential and shall not be disclosed to any person except as authorized by state and federal law. This confidentiality provision shall remain in effect notwithstanding any subsequent termination or expiration of this Agreement.

5.6 Proprietary CCPN Information. Ancillary Provider may, from time to time, receive proprietary information from CCPN. Provider agrees that such information shall be kept confidential and, unless otherwise required by law, shall not be disclosed to any person except as authorized in writing by CCPN.

6.     INDEPENDENT RELATIONSHIP

       None of the provisions of this Agreement are intended to create nor shall be deemed or construed to create any relationship between CCPN and Ancillary Provider other than that of independent parties contracting with each other. Neither of the parties hereto, nor any of their respective officers, directors or employees, or agents shall be construed to be the agent, employee or representative of the other. Neither party is authorized to represent the other for any purpose whatsoever without the prior consent of the other. CCPN shall not have nor shall it exercise any control or direction over the Ancillary Provider.

7.     INSURANCE

       Ancillary Provider shall maintain at least the minimum amount of One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate, policies of general liability, professional liability, and directors and officers liability insurance to insure itself and its employees against any claim or claims for damages arising pursuant to this Agreement. Documentary evidence of such insurance policy or policies shall be provided to CCPN upon request. Ancillary Provider agrees to keep and maintain said insurance coverage in full force and effect during this Agreement. Ancillary Provider or its insurance carriers will provide CCPN with thirty (30) days advance written notice of a material modification or cancellation of said policies. All liability coverage shall be "occurrence based", provided, however, that in any instance where the coverage required can openly be acquired by means of a "claims made" policy, that policy shall provide for a "buy-out at the tail" provision, which Ancillary Provider agrees to exercise or cause to be exercised in the event of change, cancellation or termination of said policy.

       Certificates of insurance or other evidence indicating the term and extent of professional liability insurance shall be provided by Ancillary Provider to CCPN upon execution of this Agreement. Ancillary Provider shall require its professional liability carrier to name CCPN as a party entitled to a thirty (30) day prior written notice of an intent to cancel or terminate Ancillary Provider's coverage.

8.     NON-EXCLUSIVITY

       Nothing contained in this Agreement shall preclude Ancillary Provider from participating in or contracting with any other health care provider organization, managed care plan, health maintenance organization, insurer, employer, or any other third party payor.

9.     CONDITION PRECEDENT

       This Agreement shall not be effective unless and until Ancillary Provider has been successfully credentialed by CCPN. The failure of Ancillary Provider to become successfully credentialed by CCPN will result in this Agreement being null, void and of no force or effect.

10.    TERM AND TERMINATION

10.1 This Agreement shall have an initial term which shall expire on September 1, 1998. Unless earlier terminated hereunder, the Agreement shall automatically renew for successive terms of one (1) year each.

10.2 This Agreement may be terminated by CCPN upon the occurrence of any of the following:

       10.2.1 CCPN may terminate this Agreement, with or without cause, by giving the Ancillary Provider ninety (90) days written notice.

       10.2.2 Suspension, restriction, revocation or surrender of Ancillary Provider's license to render services in any state.

       10.2.3 CCPN shall have the right, but not the obligation, to terminate this Agreement immediately if that certain agreement between CCPN and Payor dated effective October 1, 1996 is terminated.

       10.2.4 Conduct which is detrimental to patient welfare and care.

       10.2.5 Extreme misconduct on the part of Ancillary Provider or its employees detrimental to the interests to CCPN.

       10.2.6 Failure to maintain the insurance coverage required by this Agreement.

       10.2.7 Failure to comply with CCPN and/or Payor guidelines, credentialing criteria, policies and procedures.

10.3 This Agreement may be terminated by Ancillary Provider by giving written notice to CCPN, with cause upon sixty (60) days and without cause upon one hundred twenty (120) days written notice.

10.4 Either party may terminate this Agreement upon thirty (30) days prior notice if the other party fails to perform any material covenant, undertaking, obligation or condition as set forth in this Agreement.

10.5 No Limitation of Rights. Nothing contained herein shall be construed to limit either party's lawful remedies in the event of a material breach of this Agreement.

10.6 Access to Records. Notwithstanding termination of this Agreement, Ancillary Provider, CCPN and Payor shall continue to have access to the records maintained by Ancillary Provider in accordance with Section 5.1,
       5.2 and 5.4 for a period of three (3) years from the date of the provision of the Covered Services to Covered Persons to which the records refer for purposes consistent with the rights, duties and obligations under this Agreement and Payor Agreements.

10.7 Post Termination. Following termination of this Agreement, Ancillary Provider shall continue to provide Covered Services to any Covered Person who is under active treatment either until such treatment is completed or responsibility is assumed by another Participating Provider. Ancillary Provider shall be compensated for such Covered Services in accordance with the terms of the applicable Payor Agreement.

11.    GENERAL PROVISIONS

11.1 Amendments. This Agreement may be amended in writing as mutually agreed upon by the parties.

11.2 Assignment. This Agreement, being intended to be personal to these parties shall not be assigned, sublet, delegated or transferred by CCPN or Provider to any other party without the prior written consent of the other party which shall not be unreasonably withheld.

11.3 Notice. Any notice required to be given pursuant to the terms and provisions hereof shall be in writing and sent by hand delivery or by certified mail, return receipt requested, postage prepaid, to CCPN or to the Provider at the respective addresses indicated herein. Notice shall be deemed to be effective when mailed or hand delivered, but notice of change of address shall be effective upon receipt.

11.4 Governing Law and Venue. This Agreement shall be governed in all respects by the laws of the State of Texas. The venue of any legal action arising from the Agreement shall be in Tarrant County, Texas, and CCPN and Provider specifically waive any right of venue that either might otherwise have.

11.5 Severance of Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect unaffected by such severance, provided that the invalid provision is not material to the overall purpose and operation of this Agreement

11.6 Waiver. The waiver by either party of any breach of any provision of this Agreement or warranty representation herein set forth shall not be construed as a waiver of any subsequent breach of the same or any other provision. The failure to exercise any right hereunder shall not operate as a waiver of such right. All rights and remedies provided herein are cumulative.

11.7 Entire Agreement. This Agreement contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter of this Agreement. Any prior agreements, promises, negotiations or representations, either oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force or effect.

11.8 Force Majeure. If either party fails to perform its obligations hereunder because of strikes, accidents, acts of God, or action or inaction of any government body or other proper authority or other causes beyond its control then such failure to perform shall not be deemed a default hereunder and shall be excused without penalty until such time as said part is capable of performing.

11.9 Mediation. Except as otherwise specifically provided for herein, in the event of any dispute, controversy or claim between the parties arising out of or relating to this Agreement either during or after the term hereof, the parties hereby agree that, unless waived by the parties, they shall first submit such dispute, controversy or claim to non-binding mediation in Tarrant County, Texas. The parties shall use reasonable efforts to reach a mutually agreed to resolution of the dispute, controversy or claim through such mediation process and shall reasonably cooperate with each other and the mediator in attempting to resolve such dispute, controversy, or claim. In the event such dispute, controversy or claim is not resolved through the use of the mediation process, the parties shall be free to pursue any rights or remedies they may have in another forum. Each party shall bear its own costs and expenses in pursuing any rights or remedies associated with this Agreement, unless otherwise agreed to by the parties or unless otherwise ordered by a court of competent jurisdiction. The cost of employing a mediator shall be equally shared by the parties.

12.    SPECIAL PROVISIONS

12.1 With regard to Early Childhood Intervention services outlined under Part H of the Individual With Disabilities Education Act, (20 USC 1471 , et seq.) CCPN shall provide or arrange for the provision of all federally mandated services contained at 34 CFR 303.1 et seq., and 25 TAC 621.21 et seq. relating to identification, evaluation, assessment and referral and delivery of health care services contained in a Covered Person's IFSP.

12.2 CCPN shall ensure that network providers are educated regarding the identification of Members under age 3 who have or are at risk for having disabilities and/or developmental delays. CCPN shall ensure that all providers refer identified Members in the service area to Ancillary Provider within two working days from the day the Member is identified.

12.3 An interdisciplinary team convened by Ancillary Provider that includes the parent must meet to determine a child's eligibility for ECI services. The team, under the authority of the Ancillary Provider, shall determine eligibility for ECI services in accordance with criteria contained at 25 TAC * 621.21 et seq. The IFSP is to be developed by the interdisciplinary team under the authority of Ancillary Provider in accordance with criteria contained at 25 TAC * 621.21 et seq.

12.4 CCPN shall reimburse Ancillary Provider for all health related assessments performed by Ancillary Provider for a child who has gone through an initial ECI intake and screening process regardless of the origin of the initial referral. CCPN shall not require any prior authorization for assessments or evaluations. All assessment and evaluation data including but not limited to test protocols and/or assessment reports must be maintained as part of the child's main records at the Ancillary Provider. Psychological services will be coordinated through a behavioral health provider designated by HMO.

12.5 CCPN shall coordinate and cooperate with Ancillary Provider to ensure that all medical diagnostic procedures are conducted and medical records are provided to perform developmental assessments and develop the IFSP within the timeliness established at 34 CFR 303.1 et seq.

12.6 CCPN shall reimburse Ancillary Provider for all health related assessments performed by Ancillary Provider for a child to go through an annual review. CCPN shall not require any prior authorization for assessment or evaluations required for annual reviews. All assessment and evaluation data including but not limited to test protocols and/or assessment reports must be maintained as part of the child's main records at Ancillary Provider.

12.7 Health and behavior health-related services that are determined necessary by the interdisciplinary team, identified in the IFSP and, approved, recommended or prescribed by the child's PCP will be provided by qualified providers employed by or contracted with Ancillary Provider and provided in natural settings to the maximum extent appropriate and are to be reimbursed by CCPN. CCPN shall approve all health and behavioral health related services identified in the IFSP that are approved, recommended or prescribed by the child's PCP and shall not modify the IFSP or alter the amount, duration and scope of services established by the Member's IFSP. Behavioral health services make up only a small fraction of all rendered ECI services and are rarely required. TDH acknowledges the STAR Health Plan contract with the provider of behavioral health services. TDH supports collaboration between ECI and the behavioral health services provider to more effectively serve the ECI eligible STAR Members. TDH supports the STAR Health Plan's position to require pre-authorization for behavioral health services called for by the IFSP and that all claims for behavioral health services be billed to behavioral health services provider.

12.8 CCPN will assure that no unnecessary barriers are created for Member to obtain IFSP services, including requiring prior authorizations for the ECI assessment and insufficient authorization periods for prior authorized services. CCPN will approve therapy and other necessary health related services for time frames called for the IFSP, not to exceed 6 months. If ECI subcontracts health related services to another entity, then subcontractor must obtain recertification every thirty (30) days. ECI must notify CCPN/HMO of subcontractor's arrangements within seventy-two (72) hours of referral. ECI must refer only to participants of Medicaid Program.

12.9 All post-assessment Ancillary Services must be prior authorized. Ancillary Provider understands and agrees that Ancillary Provider is responsible for obtaining confirmation of eligibility at the first of every month, for each ECI Child. Ancillary Provider understands and agrees that CCPN nor Payor will not be liable for services rendered to an ineligible member and will to another payor source. Children receiving therapy services who have chronic conditions require on-going medical supervision. To establish medical necessity the PCP's prescription and revised IFSP are needed at least every six months.

12.10 The initial therapy treatment plan must include the PCP's prescription, a current IFSP, a copy of the current evaluation, documentation indicting treatment goals, and anticipated measurable progress. To request an extension of services after the six (6) month review, the treatment plan should include the current PCP's prescription, a summary of measurable progress made during the treatment period and documentation indicating new treatment goals and anticipated measurable progress for the next treatment period.

12.11 Ancillary Provider understands and agrees to coordinate all therapy/nutrition services with Payor. Ancillary Provider will provide a summary of assessment results to the client's Primary Care Physician and the Payor Medical Case manager upon completion as soon as possible. A Payor Case Manager will be invited to the IFSP meeting to be included on the interdisciplinary team responsible for the development of the IFSP. Ancillary Provider will provide advance notice of the IFSP meeting to the client's Primary Care Physician and Payor's Case Manager to facilitate their attendance at the IFSP meeting. A copy of the IFSP must be provided to Payor's Case Management prior to the issuance of and authorization for services set forth in the IFSP. If Ancillary Provider finds that a Payor's Case Manager has not been made aware of the requested ECI services, Ancillary Provider will take steps to include the Payor's Case Manager in the development and/or continued maintenance of the IFSP.

12.12 Ancillary Provider understands and agrees that upon checking eligibility at the first of the month it is found that an in-process IFSP or authorization of an IFSP exists from traditional Medicaid or another HMO for a newly eligible Payor member, Ancillary Provider will contact Payor's Case Manager. Ancillary Provider will provide to Payor a copy of the IFSP and any benchmark report information which has been completed. If the PCP has changed from the PCP of record on the existing IFSP due to plan change, Ancillary Provider and Payor Case Management will coordinate with the new PCP the status of the existing IFSP. After review of the IFSP, Payor's Case Management will provide to Ancillary Provider a new authorization applicable to the member's eligibility with Payor. The current PCP and Payor's Case Manager will become members of the interdisciplinary team for the IFSP.

12.13 Clean claims will be paid within thirty (30) days. CCPN shall ensure that payments to providers for services rendered are made within thirty (30) days of receipt of a clean claim, that records are retained for a period of five (5) years and the confidentiality of the records is maintained.

12.14 CCPN shall ensure that the rights provided to children and families in Part H of IDEA (20 USC 1480 et seq.) and FERPA, which protect the family from intrusion and coercion, and incorporates rights of privacy, complaint resolution, confidentiality, full disclosure of information and the family's right to decide about all aspects of the IFSP are preserved.

12.15 In those instances where CCPN utilizes provider of health or behavior health services for early intervention services other than currently approved and funded ECI providers, CCPN shall ensure that such providers meet all the requirements imposed upon current ECI providers as contained in 20 USC 1471 et seq., 34 CFR 303.1 et seq., Chapter 73, Human Resources Code, Vernon's Texas Codes Annotated, and 25 TAC 621.21 et seq. CCPN shall be approved by the Texas Interagency Council on Early Childhood Intervention to provide early intervention services through network providers outside existing ECI program and its subcontractors. Approval by the Interagency Council will be contingent upon an acceptable agreement between CCPN and Ancillary Provider regarding coordination and cooperation regarding all aspects of the delivery of early intervention services to ECI eligible children.

12.16 Ancillary Provider will notify CCPN or HMO case manager immediately upon learning of a Covered Person who has been referred to ECI or that is being served by ECI.

12.17 Ancillary Provider will provide a summary of the assessment results to the medical case manager and PCP within ten (10) working days. Ancillary Provider will provide as much advance notice as possible, but at least forty-eight (48) hours notice prior to the IFSP meeting to the medical case manager and PCP.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the 11 day of November, 1998.

COOK CHILDREN'S                     PECAN VALLEY MENTAL
PHYSICIAN NETWORK                   HEALTH AND MENTAL
                                    RETARDATION REGION

By:/s/ Alan Kent Lassiter, M.D.
------------------------------------
       Alan Kent Lassiter, M.D.           By:/s/ Theresa Mulloy, Ed.D.
       President and CEO                     ------------------------------


                                          Title: Executive Director
                                                 ---------------------------
                                          Printed Name: Theresa Mulloy
                                                         -------------------


Address for Notice:                       Address for Notice:

Cook Children's Physician Network         P.O. Box 973
801 Seventh Avenue                        ------------------------
Fort Worth, Texas 76104
Atm:     President                        650 W. Green Street
                                          ------------------------

                                          Stephenville, TX 76401
                                          ------------------------

                                   EXHIBIT "A"

                             PROVIDER SELECTION PAGE

Indicate the Payor(s) with which you choose to participate:

   X     Rio Grande HMO, Inc., d/b/a HMO Blue(R), DFW Metroplex
-----
   X     Americaid Texas, Inc., d/b/a Americaid Community Care
-----
   X     Harris Methodist Texas Health Plan, Inc.
-----

                                   EXHIBIT "B"

                           CCPN PARTICIPATION CRITERIA

                  PARTICIPATION CRITERIA FOR ANCILLARY PROVIDER

1.     Attested and completed application.

2. Current and unrestricted Texas Licensure, appropriate for the Ancillary Provider.

3. Accreditation by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO), American Osteopathic Association (AOA), or other appropriate nationally recognized accrediting agency and/or certification by Medicare appropriate for the Ancillary Provider.

4.     No disciplinary actions by Medicare, Medicaid or State Licensing agency.

5.     Evidence of adequate malpractice and casualty coverage.

6. Governance, management, administration, and organizational structure appropriate for the size and type of Ancillary Provider.

7. Ability and willingness to provide access to appropriate patient/member financial information.

                  Utilize an appropriate financial planning process.

                  Engage in responsible accounting practices.

                  Present accurate fiscal information.

                  Evidence of financial stability.

8. Demonstrated willingness to accept reimbursement methods established by CCPN and/or Payor.

9. Demonstrated ability and willingness to bill according to Plan requirements established by CCPN and/or Payor.

10. In conformance with all state and local safety requirements and OSHA regulations.

11. Information management processes are planned and designed to meet internal and external information needs.

12.    Appropriate risk management program is established and implemented.

13.    Reports documenting findings and intervention are maintained.

14. Staffing is adequate and appropriate for the type and size of the Ancillary Provider. Physician/Medical supervision is available as appropriate.

15.    Staff appropriately licensed/certified based on job description.

16. Educational and training programs which keep staff current in general information and specialty-specific information are provided.

17. Protocol for credentialing and/or privileging independently practicing professionals which provides for primary source verification of credentials and procedures for appointment/reappointment and appeals.

18.    Requirement of continuing education appropriate for each specialty.

19. Organization of professional staff which provides for adequate monitoring of quality of care.

20. Protocol for contracting of professional and/or ancillary services ensures contracted professionals meet CCPN Participation Criteria.

21. Medical records are maintained in a manner that is current, legible, detailed, organized and permits effective patient care and quality review.

22. Storage of records allows prompt retrieval of clinical information, including statistics.

23. Medical records are systematically reviewed for conformance to documented standards with corrective action when standards are not met.

24. Records identify the patient, diagnosis and treating provider and other professionals, support the assessment, justify treatment and document the course and results.

25.    Confidentiality and security are maintained.

26. If there is an organized pharmacy, it is supervised by a Registered Pharmacist.

27. If medications are stored or dispensed, written policies and procedures providing safe, secure storage of medications as well as appropriate dispensing and monitoring procedures.

28.    Therapeutic services adequate for quality patient care are available.

29. Services are provided and supervised by appropriately qualified, certified staff.

30.    Equipment is adequate, current and well-maintained.

31.    24 hour provider coverage is available as needed.

32. Equipment and supplies for emergency patient care is adequate, current and well-maintained.

33.    Personnel is trained and adequate for patient emergencies.

34.    Emergency policies and procedures are well documented.

35. Documented transfer arrangement with a network acute care facility as appropriate.

36. Availability of patient referrals to multiple levels of care and other appropriate providers in order to provide a continuum of care.

37.    Demonstrated need for the services provided.

38.    Willingness to participate in managed care.

39. Meets the needs of the network related to geographic location and services provided as defined by the Strategic Planning Committee.

40.    A QM/QI program approved by the governing body is implemented.

41. The program is comprehensive and includes quality of clinical care and quality of service.

42. Individual provider performance is considered in recredentialing/reappointment professional providers and outside contractors.

43.    Satisfactory utilization statistics.

44. There is a documented UM plan which meets the needs of the Ancillary Provider and the Network.

OCCUPATIONAL THERAPY


PROCEDURE
CODE                DESCRIPTION                                          RATES

5381X*              Assessment/Reassessment                              $40.00

584lX               Therapy, Initial 30 minutes                          $20.00

5850X               Therapy, Ea. additional 15 minutes                   $10.00

5853X               Therapy, more than one hour                          $40.00

5842X               Group treatment                                      $10.00 per client per session

5384X               Assistive technology - equipment training            $40.00 per session

5387X               Seating Assessment                                   $40.00 per session



NUTRITIONAL ASSESSMENT, COUNSELING, FOLLOW-UP


PROCEDURE
CODE                 DESCRIPTION                                         RATES
5294X**             Nutritional services                                 $30.00 per session


* Assessment/Reassessment services do not require prior authorization by Payor. However, payment for Assessment/Reassessment services is contingent upon member's eligibility with Payor at the time services are rendered.

** Assessment/Reassessment devices for Dietary Counseling are allowed once every six months without prior authorization. All post assessment Dietary Counseling services require prior authorization for reimbursement purposes.

                                    AMENDMENT
                                       to
                         CCPN and HMO MEDICAID AGREEMENT
                                 by and between
              AMERICAID Texas Inc., d/b/a AMERICAID Community Care
                                       and
    Cook Children's Physician Network A Texas 5.01(a) Non-Profit Corporation
                              Dated October 9, 1997

       Pursuant to the Texas Department of Insurance (TDI) requirements, the above referenced Agreement shall be modified, effective immediately, as stated below to comply with the Texas Insurance Code (TIC). The original Agreement remains in full force and effect. To the extent that any provisions herein contained conflict with a provision of the Agreement, this Addendum prevails.

       Pursuant to Article 20A.02 (g) of the TIC, "Emergency Care" means health care services provided in a hospital emergency facility or comparable facility to evaluate and stabilize medical conditions of a recent onset and severity, including but not limited to severe pain, that would lead a prudent layperson, possessing an average knowledge of medicine and health, to believe that his or her condition, sickness or injury is of such a nature that failure to get immediate medical care could result in: (a) placing the patient's health in serious jeopardy; (b) serious impairment to bodily functions; or (c) serious dysfunction of any bodily organ or part; (d) serious disfigurement; or (e) in the case of a pregnant woman, serious jeopardy to the health of the fetus.

       Pursuant to Article 20A.18A(c) of the TIC, the termination of the AMERICAID/provider contract, except for reason of medical competence or professional behavior, does not release AMERICAID from the obligation to reimburse the provider who is treating an enrollee of special circumstances, such as a person who has a disability, acute condition, or life threatening illness, or is past the twenty-fourth week of a pregnancy at no less than the contract rate for that enrollee's care in exchange for continuity of ongoing treatment of an enrollee then receiving medically necessary treatment in accordance with the dictates of medical prudence.

       Pursuant to Article 20A.18A(e), AMERICAID shall begin payment of capitated amounts to the enrollee's primary care provider (PCP) no later than the 60th (sixtieth) day following the date an enrollee has selected or has been assigned a PCP.

       Pursuant to Article 20A.18A(i), Provider shall post, in Provider's office, a notice to enrollees on the process for resolving complaints with AMERICAID. Notice must include the Texas Department of Insurance toll free telephone number for filing complaints.

       Pursuant to Article 20A.14(g) No type of provider licensed or otherwise authorized to practice in this state may be denied participation to provide health care services which are delivered by AMERICAID and which are within the scope of licensure or authorization of the type of provider on the sole basis of type of license or authorization. However, if a hospital, facility, agency, or supplier is certified by the Medicare program, Title XVIII of the Social Security Act (42 U.S.C. Section 1395 et seq.), or accredited by the Joint Commission on Accreditation of Healthcare Organizations or another national accrediting body, AMERICAID shall be required to accept such certification or accreditation. This section may not be construed to (1) require AMERICAID to utilize a particular type of provider in its operation; (2) require, except as provided in Article 21.52B of this code, that AMERICAID accept each provider of a category or type; or (3) require that health maintenance organizations contract directly with such providers. Notwithstanding any other provision, nothing herein shall be construed to limit AMERICAID's authority to set the terms and conditions under which health care services will be rendered by providers. All providers must comply with the terms and conditions established by AMERICAID for the provision or health services and for designation as a provider.

       Pursuant to Article 20A.14(h) AMERICAID shall provide a twenty (20) calendar day period each calendar year during which any provider or physician in the geographic service area may apply to participate in providing health care services or medical care under the terms and conditions established by Americaid for the provision of such services and the designation of such providers and physicians. Americaid will notify, in writing, such provider or physician of the reason for nonacceptance to participate in providing health care services or medical care. This section may in no way be construed to (1) require that AMERICAID utilize a particular type of provider or physician in its operation;
(2) require that AMERICAID accept a provider or physician of a category or type that does not meet the practice standards and qualifications established by AMERICAID; or (3) require that AMERICAID contract directly with such providers or physicians.

       Pursuant to Article 20A.14(i)(1), AMERICAID may not prohibit, attempt to prohibit, or discourage a physician or provider from:

       a. discussing with or communicating to a current, prospective or former patient, or a party designated by a patient, information or opinions regarding the patient's health care, including but not limited to the patient's medical condition or treatment options;

       b. discussing with or communicating in good faith to a current, prospective or former patient, information or opinions regarding the provisions, terms, requirements or services of the health care plan as they relate to the health care needs of the patient.

       Pursuant to Article 20A.14(i)(2), AMERICAID shall not in any way penalize, terminate, or refuse to compensate, for covered services, a physician or provider for discussing or communicating with a current, prospective, or former patient, or a party designated by a patient pursuant to this section.

       Pursuant to Article 20A.14(k), AMERICAID shall not engage in any retaliatory action, including termination of, or refusal to renew a contract, against a physician or provider because the physician or provider has, on behalf of an enrollee, reasonably filed a complaint against AMERICAID or has appealed a decision of AMERICAID.

       Pursuant to Article 20A.14(l), AMERICAID may not use any financial incentive or make any payment to a physician or provider that acts directly or indirectly as an inducement to limit medically necessary services.

       AMERICAID Texas, Inc.                  Cook Children's Physician Network

       /s/ Robert F. Westcott                 /s/ Alan Kent Lassiter, MD
       -------------------------------        ---------------------------------
              Signature                                   Signature

          Robert F. Westcott                         Alan Kent Lassiter, MD
         Associate Vice President                      President and CEO
       -------------------------------        ---------------------------------
           Print Name and Title                       Print Name and Title

                 August 26, 1999                        August 12, 1999
       -------------------------------        ---------------------------------
                     Date                                      Date

                                                         801 Seventh Avenue
                                                         Ft. Worth, TX 76104
                                               --------------------------------
                                                              Address
                                                       (817) 885 -1416
                                               --------------------------------
                                                           Telephone

                                  AMENDMENT TO
                         CCPN AND HMO MEDICAID AGREEMENT

       THIS AMENDMENT TO CCPN AND HMO MEDICAID AGREEMENT (the "Amendment") is entered into as of the 1st day of January, 2000 (the "Effective Date"), by and between AMERICAID Texas, Inc., a Texas corporation ("HMO") and Cook Children's Physician Network, a Texas non-profit corporation ("CCPN").

                                    RECITALS:

       WHEREAS, HMO and CCPN have entered into a CCPN and HMO Medicaid Agreement on October 1, 1996 (the "Initial Agreement"), as amended pursuant to the Modification Agreement (defined below) and the amendments identified on Schedule 1 attached hereto (as amended, the "Medicaid Services Agreement"); and

       WHEREAS, HMO and CCPN desire to amend the Medicaid Services Agreement on the terms set forth below; and

       WHEREAS, Cook Children's Health Care System (f/k/a Cook Children's Heath Care Network) and AMERIGROUP Corporation (f/k/a AMERICAID, Inc.) as parties to that certain Agreement executed October 9, 1997 to be effective as of September 1, 1995 (the "Modification Agreement") are executing this Amendment solely to acknowledge that certain of its terms modify the terms of the Modification Agreement.

       NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning given such terms under the Medicaid Services Agreement.

2.     Modifications to Compensation Terms.

       a) The "Financial Arrangements" set forth in Attachment A of the Initial Agreement, as amended, are amended and restated in their entirety as set forth in Attachment A attached hereto; such attachment shall supersede Sections 5, 6 and 7 of the Modification Agreement. The new terms therein with respect to the administration and settlement of the pools shall be effective retroactively to September 1, 1998 (not withstanding the Effective Date herein for the other terms of this Amendment) so that they shall apply for purposes of the 98/99 Year-End Settlement. The Exhibits to Attachment A of the Initial Agreement (e.g., Exhibits 4 and 5) shall continue to apply.

       b) Attachments B and C to the Initial Agreement are hereby amended and restated by the rates set forth in revised Attachments B and C attached hereto, and Schedule A-IV.H (which had been implemented pursuant to the Second Amendment dated March 1, 1998) is hereby amended and restated by the rates set forth in Attachment D hereto.

3.     Delegation of Additional Administrative Functions.

       a) CCPN shall have the option to receive delegation of medical management, provider services and/or claims processing, adjudication and payment (the "Administrative Functions"), if each of the conditions in this Section 3 are satisfied. CCPN shall provide HMO with not less than ninety (90) days (the "Notice Period") prior written notice of exercise (the "Exercise No tice") and shall, with such Notice, provide HMO with such documentation and information as HMO may deem reasonably necessary to demonstrate that the conditions have been or will be satisfied. HMO shall promptly review whether all conditions are satisfied, it being the intent of the parties to implement the delegation not earlier than ninety (90) days nor later than one hundred fifty
              (150) days after the Exercise Notice is received (assum ing all conditions are satisfied). The conditions are as follows:

              i) CCPN has received delegation of the same Administrative Func tions from all other contracted health maintenance or managed care organizations in connection with CCPN's provision of Medicaid services to such organizations' members under the STAR Program (or its successor program) and at least one of such delegated arrangements for a Medicaid product will be operational by the end of the Notice Period;

              ii) CCPN meets all of HMO's standards for performing such ser vices, including, without limitation, HCFA, TDI and TDH require ments, and the standards and requirements of HEDIS and NCQA. Upon request by CCPN, HMO agrees to provide any such stan dards related to the aforementioned administrative functions to CCPN. CCPN acknowledges that HMO shall have the ability to perform a site visit and audit prior to the delegation of such admin istrative functions to ensure compliance with HMO's standards;

              iii) CCPN and HMO agree to negotiate and enter into a mutually acceptable delegation agreement to ensure CCPN appropriately assists HMO in meeting all then applicable legal requirements (including, without limitation, any applicable requirements of HCFA, TDH, TDI or Texas Senate Bill 890 or its successor) and the standards and requirements of HEDIS and the NCQA, and continues to satisfy the conditions set forth herein. The agreement shall, among other things, (A) ensure appropriate accountabilities for performance, service delivery, and data reporting (CCPN shall, among other things, be required to timely report all data elements presently used by HMO in its claims processing and precertification functions so that there will be no disruption in HMO's ability to accurately project medical claims), (B) ensure CCPN's participation in and compliance with federal, state and NCQA reviews, (C) establish performance standards and penal ties, (D) include reciprocal indemnification provisions by which each party agrees to defend and hold the other harmless from claims, damages, penalties, sanctions, etc. (whether governmental, private party or otherwise) related to, among other things, the functions for which the indemnifying party is responsible under the agreement, whether performed by such party or sub-delegated, (B) prohibit sub-delegation without HMO's prior written consent, and (F) establish the circumstances under which delegation may be revoked;

              iv) The parties shall have mutually agreed on (A) the amount HMO shall pay CCPN for CCPN's performance of the Administrative Functions, which amount will consider, among other things, HMO's costs to provide oversight of the delegation and HMO's actual average total direct costs for such services as a percentage of total premium and applied to the premium payable with respect to pediatric Members (as defined in Attachment A), and (B) adjustments required to the Pool allocation and settlement method ologies set forth on Attachment A in light of such modified pay ment terms; and

              v) If claims processing and precertification is to be delegated,

                     (A) CCPN must successfully complete a thorough review by HMO and/or its designee (such as external auditors) re garding appropriate internal controls over the performance of such services (based on HMO's then applicable review tool) prior to implementation;

                     (B) The delegation agreement shall further provide that on a periodic basis, but not less than quarterly for internal re view and annually for external review, CCPN (and its designees, if any) will be audited to ensure that the controls and procedures reviewed prior to implementation are in place and are being used appropriately and that any defi ciencies will be promptly cured through a corrective action plan; and

                     (C) The delegation agreement shall further require CCPN to meet on an ongoing basis HMO's then applicable financial adequacy and reporting requirements for delegated claims relationships.

4. Use of HMO-to-HMO Contract. To the extent permitted by law, at CCPN's option, the obligations of CCPN under the Medicaid Services Agreement shall be effected through Cook Children's Health Plan (through an HMO-to-HMO contract), which plan shall maintain sufficient risk reserves to satisfy all of CCPN's obligations hereunder.

5. Modifications to Administrative Processes. Within thirty (30) days of execution of this Amendment, CCPN and HMO agree to work collaboratively to reform in writing the current processes regarding claims submis-sions, claims adjudication, claims resubmissions, and accounts receivable. CCPN and HMO shall each assign a high level person to guide the reformation process with HMO's person also available on a bi-weekly basis to resolve all pending claims problems.

6.     Effect of Increases to Cook's Charge Master and Adjustments to

       Cost-to-Charge Ratio. The rates/charges upon which HMO is reimbursing CCMC are not subject to increase in connection with any increase in CCMC's charge master until October 1 each year, beginning October 1, 2000. CCPN shall (or shall cause CCMC to) provide HMO with written notice of the change. CCMC's current cost-to-charge ratio (percentage discount) used by the State shall be the basis for reimbursement prospectively and shall not change (notwithstanding the State's May, 2000 adjustments, if any) until October 1, 2000, at which time the cost-to-charge ratio shall be adjusted prospectively to the cost-to-charge ratio then in use by the State (i.e., the ratio adopted in May 2000). Then, on June 1, 2001, and annually on June 1 thereafter, the cost-to-charge ratio shall be adjusted (again to apply on a prospective basis only) to the cost-to-charge ratio that the State is then using. Because of system configuration requirements, any change required by the foregoing may be delayed by HMO for up to, but not more than, sixty (60) days.

7.     Clarifications with Respect to the Modification Agreement.

       a) The text in the first sentence of Section 10 of the Modification Agreement beginning with "as well as" and ending with "AMERICAID" is hereby replaced with the following: "as well as any additional counties into which TDH permits AMERICAID to expand such Service Area."

       b) It is understood and agreed that the automatic one year renewals following the initial term, as described in Section 13 of the Modification Agreement, shall not apply if either party gives 180 days notice of termination prior to the end of the term then in effect.

8. Services Outside of Service Area. If CCPN desires to be a provider in HMO's Dallas STAR network, HMO shall include CCPN in its network on such terms as the parties agree; provided, such participation shall be on Dallas contract terms and not part of the incentive arrangement implemented through the Risk Funds.

9. Additional Regulatory Amendments. The Medicaid Services Agreement is hereby further amended by the terms set forth on Attachment E hereto which are incorpo rated for purposes of regulatory compliance.

10. Miscellaneous. Each party represents and warrants that it has full corporate power and has taken all required corporate and other action necessary to permit it to execute and deliver this Amendment. Except as modified by the provisions of this Amendment, all of the terms of the Medicaid Services Agreement shall remain in full force and effect (the parties hereby acknowledge that Schedule 1 accurately identifies the applicability of the terms of the prior amendments from and after the date hereof). This Amendment may be executed in any number of counterparts, by each party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                              AMERICAID TEXAS, INC.



                                              By: /s/ James D. Donovan, Jr.
                                                  ----------------------------
                                                  Name: James D. Donovan, Jr.
                                                        ----------------------
                                                  Title:   CEO
                                                        -----------------------
                                              COOK CHILDREN'S PHYSICIAN NETWORK

                                              By: /s/ Alan Kent Lassiter, MD
                                                  -----------------------------
                                                  Name:  Alan Kent Lassiter, MD
                                                         ----------------------
                                                  Title: President & CEO
                                                         ----------------------

SEEN AND ACKNOWLEDGED:

COOK CHILDREN'S HEALTH CARE SYSTEM

By:  /s/ John A. Grigson
     ----------------------------
     Name:John A. Grigson
          -----------------------
     Title: E.V.P./ CEO
            ---------------------

AMERIGROUP CORPORATION


By: /s/ James D. Donovan
    -----------------------------
      Name: James D. Donovan
            ---------------------
      Title:
            ---------------------

                                   SCHEDULE 1

                LIST OF AMENDMENTS TO MEDICAID SERVICES AGREEMENT

                                                                                      Terms that have been
                                                                                   Superseded, Terminated or
                       Document                                                     are No Longer Applicable
                       --------                                                     ------------------------

1.   Modification Agreement (as defined above)                                     Sections 2, 3, 4, 5, 6, 7
                                                                                   and 14(a)(i) (10 and 13,
                                                                                   only partially)
2.   First Amendment effective 1/1/98 (Footer                                      All sections superseded
     12/4/97)

3.   First Amendment entered into 10/31/96                                         All sections terminated

4.   Second Amendment entered into 11/26/96                                        All sections terminated

5.   Third Amendment effective 1/31/97                                             None (document is effective)

6.   Second Amendment effective 3/1/98 (Footer                                     Section 5 superseded as of 1/1/00
     TXACCNO2.268)

7.   Amendment by Mutual Consent effective 7/1/99                                  All terms superseded as of
     (Footer FWPCPAMD)                                                             1/1/00


8.   Amendment signed 8/12/99 (Footer                                              None (document is effective)
     TICAMEND)

                                  ATTACHMENT A

                             FINANCIAL ARRANGEMENTS

                                  ATTACHMENT A
                             FINANCIAL ARRANGEMENTS

I. Additional Definitions. The following additional definitions shall apply to this Attachment A.

       A. Adult Enrollees means any individual 16 years of age and above residing in the Service Area who is (1) in a Medicaid eligibility category included in the STAR Program, and (2) enrolled in the STAR Program as a member of Americaid Texas, Inc.

       B. Adult Pool means a Risk Fund established by HMO and used for the payment of all professional, hospital, ancillary and other medical claim expenses attributable to Adult Enrollees. Expenses charged to the Adult Pool shall include, but not be limited to, inpatient facility fees, fees for alternative inpatient care (e.g., skilled nursing, extended care and home care), outpatient surgery fees, professional fees for primary and specialty care, and ancillary service fees.

       C. Adult Pool Deficit means the amount by which the medical claim expenses charged to the Adult Pool for an applicable year exceed the Adult Target Amount (defined below) for such year.

       D. Adult Pool Surplus means the amount by which the Adult Target Amount for the applicable year exceeds the medical claim expenses charged to the Adult Pool for such year.

       E.     Adult Target Amount has the meaning given in Section V.C. below.

       F. CCPN Physician and CCPN Participating Provider each shall have the meaning set forth for such terms in the Agreement.

       G.     Members has the meaning set forth in the Agreement.

       H. Pediatric Pool means a Risk Fund established by HMO and used for payment of all monthly capitation payments and valid fee-for-service claims for Covered Health Services attributable to Members.

Attachment A                                                          Page 1

       I. Pediatric Pool Deficit means the amount by which the medical claim expenses charged to the Pediatric Pool for an applicable year exceed the Pediatric Target Amount (defined below) for such year.

       J. Pediatric Pool Surplus means the amount by which the Pediatric Target Amount for the applicable year exceeds the medical claim expenses charged to the Adult Pool for such year.

       K. Pediatric Target Amount means for each applicable year the sum of the monthly allocations to the Pediatric Pool for such year.

       L. Profit Product Pool means a Risk Fund established by HMO as a reserve to cover deficits in the Adult and Pediatric Pools and which is funded by HMO with seven percent (7%) of the Total TDH Payments received by HMO for all STAR Members and Adult Enrollees in the Tanant Service Area (excluding SSI).

       M. Profit Product Pool Total means for each applicable year the sum of the monthly allocations to the Profit Product Pool for such year.

       N. Risk Fund is a defined report to which revenues and expenses are recorded for the purpose of tracking actual and expected claim liabilities and funding required to support the claim liability.

       O. Total TDH Payment means all revenues and payments received by HMO from TDH for all STAR Members and Adult Enrollees in the Tarrant Service Area (excluding SSI).

II.    Allocations to Pediatric Pool.

       A. HMO will receive a Monthly TDH Payment (as defined below) paid directly to HMO by TDH for Members enrolled or assigned to HMO. "Monthly TDH Payment" means all revenue and payments received by HMO each month of this Agreement from TDH for Members. The Monthly TDH Payment shall be based on the eligibility category, as determined by TDH, of Members. From this Monthly TDH Payment, HMO shall post to the Pediatric Pool seventy-five percent (75%) of the total Monthly TDH Payment received by HMO from TDH for Members.

Attachment A                                                          Page 2

       1. HMO shall post the requisite amount to the Pediatric Pool after receipt of payment from TDH.

       2. The amount recorded each month will be computed on the basis of the current monthly Enrollment Report, which is generated by TDH and sent to HMO. This current Enrollment Report will be sent to CCPN by HMO simultaneously with the posting of the requisite amount to the Pediatric Pool. It shall include the names and aid categories of Members that correspond to the recorded amount and shall be subject to CCPN review and audit.

       3. HMO will handle retroactive recoupment of capitated payments from CCPN and CCPN Physicians as follows:

              a. If the retroactive recoupment is a result of action taken by TDH, then the retroactive recoupment will follow the procedure applied to the HMO by TDH. Under this procedure as presently implemented, TDH will not recoup, through HMO, a capitation payment for a Member when CCPN Physicians or CCPN Participating Providers have actually provided a service or due to a subsequent ineligibility determination unless 1) a Member cannot use CCPN facilities (e.g., move to a different county, correction of computer or human error, including, but not limited to, instances where more than one plan was paid a premium for the same Member, the Member dies prior to the first day for the month covered by the payment, etc.) in which case, TDH, through HMO, will recoup the capitation payment for such Member; or 2) if a Member's type of program designation needs to be retroactively corrected in which case, TDH will recoup, through HMO, the capitation payment for such Member under the previous type program and retroactively make a capitation payment to CCPN or CCPN Physicians, through HMO, under the revised type program designation, if appropriate; or 3) TDH notifies HMO in writing of a

Attachment A                                                          Page 3
                     valid determination by TDH of the need to retroactively recoup the capitation payment made for a Member.

              b. Additionally, if CCPN, CCPN Physicians or CCPN Participating Providers comply with the verification of eligibility and benefits procedures provided to CCPN by the Effective Date, HMO shall be financially responsible to CCPN and CCPN Physicians for the capitation payment described below for all care provided by CCPN Physicians and/or CCPN Participating Providers to an ineligible person or retroactively canceled Member due to erroneous, incomplete or delayed HMO eligibility listings.

       4. If HMO is notified that it will be assessed a penalty by TDH for failure to perform administrative functions, as described in the State Contract, HMO and CCPN shall immediately meet to discuss the cause of the TDH penalty. Each party shall indemnify and hold harmless the other party from any such penalties incurred or arising from any breach or other violation of the terms of the Agreement (including the terms of this Attachment A) by the indemnifying party. The preceding sentence shall not apply to the handling of any "Allocated Penalty Amount," as defined and described below.

B.     HMO also shall adjust the Pediatric Pool as may be required pursuant to
       Section III.A below in connection with Administrative Cost Reductions.

C. The Pediatric Pool shall be used by HMO for the payment and adjudication of monthly medical capitation payments and other valid medical claims submitted by CCPN Physicians and CCPN Participating Providers or any other applicable provider for the Covered Health Services.

Attachment A                                                          Page 4

III.   Exclusions from Allocations to Pediatric Pool.

       A. (i) Subject to subsections (ii), (iii) and (iv) below, HMO will exclude sixteen percent (16%) of the Monthly TDH Payment from the allocations to the Pediatric Pool for its administration and marketing activities related to Members and any payments to Value Options Behavioral Health or its successor for administrative services (collectively, the "Pediatric Administrative Expenses").

              (ii) In connection with each Year-End Settlement, HMO shall evaluate whether the Pediatric Administrative Expenses for such Year are less than 16% of the aggregate Monthly TDH Payments attributable to Members for such Year (the amount of such difference, the "Pediatric Expense Savings").

              (iii) If the Pediatric Expense Savings that accrue in connection with such Year-End Settlement(s) exceed the amount required to be realized by HMO to recoup its net implementation costs and costs related to Experience Rebates for Contract Years ending 1997, 1998 and 1999 of $2,327,607.31 in the aggregate (as may be adjusted to recognize any subsequent change in the State policies or financial information used to calculate such figure) (such difference, the "Excess"), then for the Year-End Settlement in which such Excess first results, the amount of the Pediatric Pool for such Year shall be increased by an amount equal to the Excess; provided, however, the increase in the amount of the Pediatric Pool, and the corresponding decrease in the aggregate amount excluded on account of Pediatric Administrative Expenses, shall in no event result in the aggregate amount excluded on account of the Pediatric Administrative Expenses for such Year being less than thirteen percent (13%) of the aggregate Monthly TDH Payments attributable to Members for such Year (the "Minimum Administrative Expense Allocation").

              (iv) In connection with the Year-End Settlement immediately following the Year in which the Excess is applied and in connection with each Year-End Settlement thereafter, (A) the amount of the Pediatric Pool each year shall be increased by the amount of the Pediatric Expense Savings for such Year, and (B) the exclusions, made on account of Pediatric Administrative Expenses shall be correspond-

Attachment A                                                          Page 5
              ingly decreased, subject in each case to the Minimum Administrative Expense Allocation for such Year.

              (v) Each quarter, HMO shall provide CCPN with a quarterly report with respect to estimated Pediatric Administrative Expenses for the prior quarter.

       B. HMO will exclude two percent (2%) of the Monthly TDH Payment from the allocations to the Pediatric Pool to maintain a Texas HMO license.

       C. HMO will exclude seven percent (7%) of the Monthly TDH Payment from the allocations to the Pediatric Pool and post such amount to the Profit Product Pool.

IV. Reimbursement of CCPN Physicians and Providers for Pediatric Services. CCPN Physicians and Providers shall be compensated by HMO out of the Pediatric Pool funds for Covered Health Services provided to Members pursuant to the contractual terms then in effect, which are subject to the following:

       A. Payment to Primary Care Physicians or Providers. As compensation for services provided or arranged for by a PCP to Members under the STAR Program in the Service Area, HMO shall make a monthly capitation payment from the Pediatric Pool funds based on the age/sex adjusted capitation rates referenced in Attachment B of this Agreement or shall reimburse such PCP in accordance with such HMO fee schedule as such PCP may have elected. Monthly PCP capitation payments, as applicable, shall include all retroactive additions and deletions as referenced in II.A.3.a and II.A.3.b above. Monthly PCP capitation payments are due to the applicable PCPs five (5) business days after receipt of the Monthly TDH Payment by HMO. Capitated PCPs will be reimbursed for non-capitated services provided to Members from the Pediatric Pool funds on a fee-for-service basis at the reimbursement rate agreed to between such provider and CCPN, which is presently HMO's fee schedule (any changes to such reimbursement rates, if higher than the HMO fee schedule then in effect, shall be subject to Section IV.C below); if PCP and CCPN have not agreed to a reimbursement rate, then PCP will be reimbursed at the

Attachment A                                                          Page 6
              then current Medicaid allowable rate for noncapitated services or the HMO's usual and customary rates, whichever is less. Primary Care Physicians or Providers shall submit itemized statements on current HCFA 1500 claim forms with current HCPCS coding, current ICD9 coding and current CPT4 coding for all capitated services and non-capitated Covered Health Services provided by Primary Care Physicians or Providers to HMO at the address set forth below within sixty (60) days of the date the Covered Health Service was provided. PCPs shall be paid by HMO no later than thirty (30) days after receipt by HMO of a completed Clean Claim for non-capitated Covered Health Services (or within such period as may otherwise be prescribed by law). If Clean Claims submitted by CCPN Participating Providers are not paid within such period, HMO shall be subject to Section IV.E below. HMO will notify applicable CCPN Participating Providers of any claims that are not Clean Claims within thirty (30) days of HMO's receipt of such claims.

       B. Payments to Specialist Physicians. Specialist Physicians will be reimbursed from the Pediatric Pool funds for Covered Health Services provided to Members on a fee-for-service basis at the reimbursement rate agreed to between such physician and CCPN, which is presently HMO's fee schedule (any changes to such reimbursement rates, if higher than the HMO fee schedule then in effect, shall be subject to Section IV.C below). If Specialist Physicians and CCPN have not agreed to a reimbursement rate, then Specialist Physician will be reimbursed at the then current Medicaid allowable rate. Itemized statements on current HCFA 1500 claim forms with current HCPC coding, current ICD9 coding and current CPT4 coding for all Covered Health Services provided by Specialist Physicians must be submitted by Specialist Physician to HMO at the address set forth below within sixty (60) days of the date the Covered Health Service was provided. If the claim form is not timely filed with HMO within sixty (60) days from the date the Covered Health Service was provided, the right to payment will be deemed waived by the Specialist Physician unless Specialist Physician establishes to the reasonable satisfaction of CCPN that there was reasonable justification for a delay in billing or that delay was caused by circumstances beyond Specialist Physician's control. Specialist Physician shall be paid by HMO no later than thirty (30) days after receipt by HMO of a completed Clean Claim for

Attachment A                                                          Page 7

              Covered Health Services (or within such period as may otherwise be prescribed by law). If submitted Clean Claims are not paid within such period, HMO shall be subject to Section IV.E below. HMO will notify applicable Specialist Physicians of any claims that are not Clean Claims within thirty (30) days of HMO's receipt of such claims.

       C. Increases in Reimbursement Rates for PCPs and Specialists. The parties acknowledge and agree that the reimbursement rates presently in effect are based on AMERICAID's fee schedule (HMO agrees to provide CCPN with a complete copy of the fee schedule in effect within thirty (30) days of CCPN's request). To ensure that such reimbursement rates continue to reasonably reflect the then current Medicaid reimbursement/payment methodologies and that subsequent increases agreed to between CCPN and its providers will not inequitably increase the medical expense ratio under the Pediatric Pool and can be administered by HMO under its claims payment system, CCPN agrees that the fee schedule shall not be increased more than once a year and that CCPN shall provide HMO with prior written notice of any proposed increase. The notice shall include in reasonable detail the reasons therefor and contain pro forma calculations that have been prepared using CCPN's usual and customary accounting practices and, where applicable, reasonable actuarial assumptions. HMO's consent to such increase shall be required unless (i) the increase to the fee schedule represents an increase in the rates of five percent (5%) or less (as calculated on a weighted average basis; i.e., taking into account whether the impact of all rate adjustments causes an increase in the aggregate pro forma physician reimbursement of five percent (5%) or less) or (ii) CCPN provides pro forma calculations which reflect the expected adverse effect, if any, of the greater than five percent (5%) increase in the fee schedule and, in connection with the settlements described in Section VI below, CCPN holds HMO harmless from any actual adverse effect resulting from a greater than five percent (5%) increase in the physician reimbursement. The foregoing notwithstanding, no increase may be effected in any year unless (a) a Pediatric Pool Surplus existed for the immediately preceding Contract Year and
              (b) the pro forma calculations for the Contract Year in which the increase is proposed to be effective indicate an expected Pediatric Pool Surplus for such year as well. Because of system configuration requirements, any change required by the fore-


Attachment A                                                          Page 8
              going may be delayed by HMO for up to, but not more than, sixty
              (60) days.

       D. Payments to CCPN Participating Provider. CCPN Participating Providers will be reimbursed for Covered Health Services provided to Members on a fee-for-service basis as listed in Attachment B of this Agreement. These fee-for-service rates will be the reimbursement rate agreed to between such Participating Provider and CCPN. If Participating Provider and CCPN have not agreed to a reimbursement rate, then Participating Provider will be reimbursed at the then current Medicaid allowable rate. Itemized statements on current HCFA 1500 claim forms with current HCPC coding, current ICD9 coding and current CPT4 coding for all Covered Health Services provided by CCPN Participating Providers must be submitted by CCPN Participating Provider to HMO at the address set forth below within sixty (60) days of the date the Covered Health Service was provided. If the claim form is not filed with HMO within sixty (60) days from the date the Covered Health Service was provided, the right to payment will be deemed waived by the CCPN Participating Provider unless CCPN Participating Provider establishes to the reasonable satisfaction of CCPN that there was reasonable justification for a delay in billing or that delay was caused by circumstances beyond CCPN Participating Provider's control. CCPN Participating Provider shall be paid by HMO within thirty (30) days after receipt by HMO of a completed Clean Claim for Covered Health Services (or within such period as may otherwise be prescribed by law). If submitted Clean Claims are not paid within such period, HMO shall be subject to Section IV.E below. HMO will notify applicable CCPN Participating Providers of any claims that are not Clean Claims within thirty (30) days of HMO's receipt of such claims.

       E. Claims Reimbursement. All Clean Claims submitted to HMO by CCPN, CCPN Physicians or CCPN Participating Providers for payment will be paid within thirty (30) days of the date of HMO's receipt of such Clean Claim (or within such period as may otherwise be prescribed by law). Upon CCPN's request each quarter (and automatically in connection with each Year-End Settlement if not earlier requested), HMO will reimburse CCPN (or the applicable CCPN Physician CCPN Participating Provider) for any incurred late payment

Attachment A                                                          Page 9
              penalties related to such Clean Claims that were not timely paid during such period. This amount shall be equal to the interest on the claims paid amount during the preceding quarter or year, as applicable, that exceeded the applicable time limit for payment. The interest rate is 1.5% per month (18% annual for each month any such Clean Claim remains unadjudicated) or such rate as may be prescribed by law. Subject to Section VI.D below, such late payment penalties, at HMO's discretion, may be charged to the Pediatric Pool (as charged, the "Allocated Penalty Amount").

       F. Overpayment. CCPN, CCPN Physicians and/or CCPN Participating Providers shall promptly report overpayments to HMO. HMO shall, upon notice to HMO or upon its discovery, deduct such overpayment from future payments with an explanation of the action taken.

       G. In-house Pediatric Service. CCPN and HMO jointly will develop a program for PCPs to elect to use the CMC In-house Pediatric Service for Members admitted to CMC.

       H. Reinsurance. Notwithstanding anything to the contrary set forth herein, (i) CCPN agrees to purchase and maintain reinsurance in amounts required by law (including where substantial financial risk exists), regulation, and the STAR program, and (ii) HMO will reimburse CCPN out of the Pediatric Pool for such reinsurance, provided, CCPN shall promptly notify HMO of all recoveries so that such recoveries may be recorded as additional allocations to the Pediatric Pool revenues. CCPN shall provide HMO with prior written notice of any changes in the reinsurance in effect (including, without limitation, any changes in the rates, premiums and/or underwriter/insurer) so that HMO may verify that CCPN is providing adequate coverage for, among other things, HMO's continued compliance with TDH/TDI requirements. HMO agrees to provide CCPN, on a monthly basis on or before the twenty-fifth (25th) day of such month, the reinsurance report required under Exhibit 4 to this Attachment A.

       I.     Claims Procedures for Emergency Room and Outpatient Services. [See
              Section 2 of the Amendment to which this document is attached.]

Attachment A                                                          Page 10

V.     Risk Funds.

       A. General Provisions. HMO and CCPN shall establish an Adult Pool, a Pediatric Pool, and a Profit Product Pool to serve as risk sharing incentive arrangements to monitor utilization goals while maintaining quality of care. The budget for each pool is described below. Each pool shall be adjusted for actual Members or Adult Enrollees covered by the applicable pool.

       B. Pediatric Pool. Revenues and expenses shall be recorded and charged to the Pediatric Pool as described above and balances reconciled and settled as described below.

       C. Adult Pool. HMO will allocate (post) seventy-five percent (75%) of the Total TDH Payment attributable to Adult Enrollees (the "Adult Target Amount") to the Adult Pool and charge all medical claim expenses attributable to Adult Enrollees to such Pool. Balances shall be reconciled and settled as described below.

       D. Profit Product Pool. CCPN and HMO agree that the Profit Product Pool shall be used as described below.

VI. Reviews and Settlement. The Pediatric Pool and Adult Pool shall be subject to quarterly year-to-date reviews and each Risk Fund shall have an annual final settlement, described below, as of each Contract Anniversary Date (a "Year-End Settlement") for the then ending year of this Agreement (the "Contract Year"), at which time the surpluses and deficits in each Risk Fund shall be reconciled and each party's rights and obligations with respect to such surpluses and deficits, as determined pursuant to Section VII below, shall be satisfied.

       A. Reviews. Within twenty-five (25) days of the end of each month of this Agreement, an unaudited monthly report of the Pediatric Pool and the Adult Pool results will be produced. HMO will also report and record total incurred but not reported (IBNR) claims.

       B. Settlements. The Year-End Settlement of the Pediatric Pool, the Adult Pool, and the Profit Product Pool for each Contract Year will be performed in two phases, consisting of an interim reconciliation after

Attachment A                                                          Page 11
              the first ninety (90) days following each Contract Anniversary Date and a final settlement immediately prior to HMO's submission of its Managed Care Financial and Statistical Report (or its successor) to TDH (the "Annual Report") for such preceding Year; provided, however, if the TDH Annual Report is not submitted within two hundred seventy (270) days of the Contract Anniversary Date, a second reconciliation will be performed until the final settlement can be performed contemporaneously with the submission of the Annual Report. In connection with each reconciliation and the final settlement, HMO shall calculate pursuant to Section VII the net amount payable to or due from CCPN and the net amount to be retained or absorbed by HMO and deliver written notice thereof to CCPN. Such calculations shall be based on the information then available and, if applicable, shall take into account payments made pursuant to this Section VI in connection with prior reconciliation(s) for such Year. At the time of each reconciliation for such Year and the final settlement, HMO shall pay CCPN the net amount agreed as due CCPN, or conversely, CCPN shall pay HMO the net amount agreed as due from CCPN; it being understood and agreed that the parties shall agree upon each reconciliation and the final settlement within thirty (30) days of HMO's delivery of the written calculations with respect to the reconciliations and settlement, as applicable.

       C. Settlement in the Event of Termination. After termination of this Agreement, HMO and CCPN agree to reconcile payments to and amounts owed from all Risk Funds in accordance with this Section VI.

       D. Adjustment for Allocated Penalty Amount. In connection with each Year-End Settlement, any Allocated Penalty Amount charged to the Pediatric Pool shall be reversed (i.e., excluded from the medical expenses charged to the Pediatric Pool for purposes of the Year-End Settlement).

VII. Rights and Obligations with Respect to Pool Surpluses and Deficits. The following describes each party's rights and obligations in connection with the Year-End Settlements in each identified scenario. To the extent TDH requires that positive balances in any one or more of the Pools/Risk Funds be subject to any Experience Rebate paid to TDH under the State Contract, such

Attachment A                                                          Page 12

       Experience Rebate will proportionately impact CCPN and HMO with respect to such affected pools in accordance with the percentage allocations specified herein.

       A. Surplus in Both the Pediatric Pool and the Adult Pool. If there is a Pediatric Pool Surplus and an Adult Pool Surplus, then (i) HMO shall pay CCPN an amount equal to the sum of 100% of the Pediatric Pool Surplus, 25% of the Adult Pool Surplus, and 25% of the Profit Product Pool Total, and (ii) HMO shall be entitled to retain the remaining 75% of the Adult Pool Surplus and 75% of the Profit Product Pool Total.

       B. Deficit in Both the Pediatric Pool and the Adult Pool. If there is a Pediatric Pool Deficit and an Adult Pool Deficit, then (i) CCPN shall pay HMO an amount equal to the sum of 75% of the Pediatric Pool Deficit and 25% of the Adult Pool Deficit, (ii) HMO shall pay CCPN an amount equal to 25% of the Profit Product Pool Total,
              (iii) HMO shall absorb 25% of the Pediatric Pool Deficit and 75% of the Adult Pool Deficit, and (iv) HMO shall be entitled to retain an amount equal to the remaining 75% of the Profit Product Pool Total.

       C.     Deficit in Adult Pool and Surplus in Pediatric Pool.

              1. If there is an Adult Pool Deficit and a Pediatric Pool Surplus, then the aggregate net surplus allocable to each party shall be compared. For purposes of such comparison, it shall be assumed that (a) CCPN would (i) receive 100% of the Pediatric Pool Surplus, (ii) reimburse HMO for 25% of the Adult Pool Deficit, and (iii) receive 25% of the Profit Product Pool Total (the net result, the "Assumed Net CCPN Share (Scenario C)"), and (b) HMO would (i) absorb 75% of the Adult Pool Deficit, and (ii) retain 75% of the Profit Product Pool Total (the net result, the "Assumed Net HMO Share (Scenario C)").

              2. If the Assumed Net CCPN Share (Scenario C) is less than or equal to 50% of the aggregate of the Assumed Net CCPN Share (Scenario C) and the Assumed Net HMO Share (Scenario C), then the rights and obligations of CCPN and HMO shall be determined in accordance with the method of deter-

Attachment A                                                          Page 13
                     mining the Assumed Net CCPN Share (Scenario C) and Assumed Net HMO Share (Scenario C), as applicable, described in
                     Section VII.C.1 above.

              3. If the Assumed Net CCPN Share (Scenario C) is more than 50% of the aggregate of the Assumed Net CCPN Share (Scenario C) and the Assumed Net HMO Share (Scenario C), then

                     a.     CCPN shall

                            (i)    receive the difference of 100% of the
                                   Pediatric Pool Surplus less the Pediatric
                                   Surplus Reduction Amount (defined below),

                            (ii) reimburse HMO for 25% of the Adult Pool Deficit, and

                            (iii) receive the difference of 25% of the Profit Product Pool Total less the CCPN Profit Share Reduction Amount (defined below), if any, and

                     b.     HMO shall

                            (i)    absorb 75% of the Adult Pool Deficit, and

                            (ii) retain the Pediatric Surplus Reduction Amount, the CCPN Profit Share Reduction Amount (if applicable), and 75% of the Profit Product Pool Total.

              4.     As used in this Section C,

                     a. The "Pediatric Surplus Reduction Amount" means the amount which if subtracted from the Pediatric Pool Surplus included in the calculation of the Assumed Net CCPN Share (Scenario C) and then added to the Assumed Net HMO Share (Scenario C) would make such shares for CCPN and HMO equal; provided, the amount so subtracted shall in no event exceed 25% of

Attachment A                                                          Page 14
                            the Pediatric Pool Surplus (if such maximum is reached before the desired true-up is effected, then the CCPN Profit Share Reduction Amount described below shall apply).

                     b. The "CCPN Profit Share Reduction Amount" means the amount which if subtracted from CCPN's share of the Profit Product Pool Total included in the calculation of the Assumed Net CCPN Share (Scenario
                            C) and then added to the Assumed Net HMO Share (Scenario C) (as increased by the Pediatric Surplus Reduction Amount) would make such shares for CCPN and HMO equal (it being understood that the CCPN Profit Share Reduction Amount can equal up to, but not exceed, CCPN's full 25% share of the Profit Product Pool Total).

              5. Notwithstanding anything to the contrary set forth in subsections (3) and (4) of this Section VII.C, the amounts subtracted in connection with the Pediatric Surplus Reduction Amount and, if applicable, the CCPN Profit Share Reduction Amount shall be limited to such amounts which when added to HMO's Assumed Net HMO Share (Scenario C) would cause the net pool distributions to HMO to equal 5.25% of the Total TDH Payment.

       D.     Deficit in Pediatric Pool and Surplus in Adult Pool.

              1. If there is a Pediatric Pool Deficit and an Adult Pool Surplus, then the aggregate net surplus allocable to each party shall be compared. For purposes of such comparison it shall be assumed that (a) CCPN would (1) reimburse HMO for 75% of the Pediatric Pool Deficit, (2) receive 25% of the Adult Pool Surplus, and (3) receive 25% of the Profit Product Pool Total (the net result, the "Assumed Net CCPN Share (Scenario D)"), and (b) HMO would (1) absorb 25% of the Pediatric Pool Deficit, (2) retain 75% of the Adult Pool Surplus, and (3) retain 75% of the Profit Product Pool Total (the net result, the "Assumed Net HMO Share (Scenario
                     D)").

Attachment A                                                          Page 15

              2. If the Assumed Net HMO Share (Scenario D) is less than or equal to 75% of the aggregate of the Assumed Net CCPN Share (Scenario D) and the Assumed Net HMO Share (Scenario D), then the rights and obligations of CCPN and HMO shall be determined in accordance with the method of determining the Assumed Net CCPN Share (Scenario D) and Assumed Net HMO Share (Scenario D), as applicable, described in Section VII.D.1 above.

              3. If the Assumed Net HMO Share (Scenario D) is more than 75% of the aggregate of the Assumed Net CCPN Share (Scenario D) and the Assumed Net HMO Share (Scenario D), then

                     a.     CCPN shall

                            (i) reimburse HMO for 75% of the Pediatric Pool Deficit,

                            (ii) receive (or have applied as a credit) 25% of the Adult Pool Surplus, and

                            (iii) receive (or have applied as a credit) the HMO Profit Share Reduction Amount (defined below), and

                            (iv) receive (or have applied as a credit) up to an additional 25% of the Profit Product Pool Total, and

                     b.     HMO would

                            (i)    absorb 25% of the Pediatric Pool Deficit,

                            (ii)   retain 75% of the Adult Pool Surplus, and

                            (iii) retain the difference of 75% of the Profit Product Pool Total less the HMO Profit Share Reduction Amount.

Attachment A                                                          Page 16

              4. As used in this Section D, the "HMO Profit Share Reduction Amount" means that amount which if subtracted from HMO's share of the Profit Product Pool included in the calculation of the Assumed Net HMO Share (Scenario D) and then added to the Assumed Net CCPN Share (Scenario D) would make the respective shares for HMO and CCPN equal 75% and 25%; provided, the amount so subtracted shall in no event exceed up to an additional 25% of the Profit Product Pool Total (i.e. CCPN's share of the Profit Product Pool Total would not exceed 50% of the aggregate Profit Product Pool Total when the HMO Profit Share Reduction Amount is added to the 25% share under Section VII.D.3.a.(iv) above).

       E. Examples. Mathematical examples of Scenarios C and D above are set forth in Exhibit 1 attached.

VIII.  Preventive Health Performance Incentive.

       A. TDH has retained a performance objective capitation amount of two dollars ($2.00) per Member per month that is available to be paid to the HMO after the end of each Contract Year and after appropriate encounter data is reviewed and confirmed by the Texas Department of Health. TDH will determine the performance of HMO against the objectives described in the State Contract. To the extent that the HMO receives incentive payments from the TDH for meeting the preventive health performance objectives, HMO will distribute to CCPN seventy-five percent (75%) of those funds attributable to CCPN Members within five (5) days of receipt of such payment from TDH. The foregoing notwithstanding, the parties acknowledge that such practice will end with the 1999 Contract Year as TDH will completely curtail payment of such amount.

IX. Adult Enrollees Needing Pediatric Services. CCPN agrees that CCPN Physicians and CCPN Participating Providers will provide pediatric services to Adult Enrollees provided that: (1) HMO will pay CCPN Physician and CCPN Participating Provider directly for such services at the reimbursement rate agreed to by such CCPN Physician and CCPN Participating Provider and (2) the Pediatric Pool will not be used for payment of any health care services provided to Adult Enrollees.

Attachment A                                                          Page 17

                             AMERICAID - FORT WORTH
                       COOKCHILDRENS FY00 RISK ARRANGEMENT
                                EXAMPLE SCENARIOS

                               -------------------------------------------------------------------------------------
ILLUSTRATION DYNAMICS:                   SCENARIO                                                 C
                               -------------------------------------------------------------------------------------
                                         Pedi Pool                To 75% Target                FAVORABLE
                                         Adult Pool               To 75% Target               UNFAVORABLE

                                      Cap(s) Triggered                                             NO




                                          COOK                ACC
                                       PEDI POOL           ADULT POOL           TOTAL                 NOTES
------------------------------------------------------------------------------------------------------------------------------
    Member Months                       226,200              49,500            272,700         sample member months

   Premium Revenue                    $28,200,000         $13,900,000        $42,100,000          sample revenue
         PMPM                           $124.67             $280.81            $152.70

   Medical Expense                    $18,200,000         $13,500,000        $31,700,000          sample medical
         PMPM                            $80.46             $272.73            $114.98
         MLR                             64.5%               97.1%              75.3%         PEDI FAV, ADULT UNFAV

    Admin Expense            14%       $3,948,000          $1,946,000         $5,894,000
HMO License Allowance         2%        $564,000            $278,000           $842,000
 Recoupment Withhold          2%        $564,000            $278,000           $842,000
------------------------------------------------------------------------------------------------------------------------------

     GROSS MARGIN                      $4,924,000         ($2,102,000)        $2,822,000     RISK ARRANGEMENT BALANCE

------------------------------------------------------------------------------------------------------------------------------
 Pedi Pool Variance to Target                                                 $2,950,000
   Pedi Pool Variance Split            $2,212,500          $737,500                          Pedi favorability split 75/25
                                          75%                25%

Adult Pool Variance To Target                                                ($3,075,000)

  Adult Pool Variance Split            ($768,750)        ($2,306,250)                       Adult unfavorability split 25/75
                                          25%                75%
     Product Profit Pool         7%                                           $2,947,000
  Product Profit Pool Split                $0             $2,947,000                           Product Profit split 0/100
                                           0%               100%

      Pre-State Subtotal               $1,443,750         $1,378,250          $2,822,000
     ACC Pre-State Return                                    3.27%                              return below 5.25% cap
      Distribution Split                 51.2%               48.8%                           distribution below 50/50 cap
------------------------------------------------------------------------------------------------------------------------------
Adjusted Product Profit Pool Split         $0            $2,947,000           $2,947,000
                                          0.0%             100.0%                               NO PPP SPLIT ADJUSTMENT

   Adjusted Pre-State Subtotal         $1,443,750        $1,378,250           $2,822,000
  Adjusted ACC Pre-State Return                            3.27%                                 return below 5.25% cap
   Adjusted Distribution Split           51.2%             48.8%                              distribution below 50/50 cap

    $0 Profit Share Threshold    3%                      $1,263,000
  Amount Subject To Profit Share                          $115,250
        State Profit Share       25%                     ($28,813)
     State Profit Share Split           ($7,203)         ($21,609)            ($28,813)      State Profit Share split 25/75
                                          25%               75%
------------------------------------------------------------------------------------------------------------------------------

               BOTTOM LINE             $1,436,547        $1,356,641           $2,793,188            FINAL RESULTS
                ACC RETURN                3.41%             3.22%
            DISTRIBUTION SPLIT            51.4%             48.6%

FIGURES SHOWN WOULD BE APPLIED TO CIRCULAR FORMULA SETTLEMENT MODEL FOR SETTLEMENT DISBURSEMENT


                             AMERICAID - FORT WORTH
                       COOKCHILDRENS FY00 RISK ARRANGEMENT
                                EXAMPLE SCENARIOS

                               -------------------------------------------------------------------------------------
ILLUSTRATION DYNAMICS:                   SCENARIO                                                 D
                               -------------------------------------------------------------------------------------
                                         Pedi Pool                To 75% Target               UNFAVORABLE
                                         Adult Pool               To 75% Target                FAVORABLE

                                       Cap(s) Triggered                                            YES





                                         COOK                 ACC
                                       PEDI POOL           ADULT POOL           TOTAL                 NOTES
----------------------------------------------------------------------------------------------------------------------------------

    Member Months                        226,200            49,500             272,700         sample member months

    Premium Revenue                   $28,200,000        $13,900,000        $42,100,000          sample revenue

         PMPM                            $124.67             $280.81          $152.70

   Medical Expense                    $22,100,000         $9,900,000        $32,000,000          sample medical

         PMPM                            $97.70              $200.00          $116.07
         MLR                              78.4%                71.2%            76.0%          PEDI UNFAV, ADULT FAV

    Admin Expense            14%      $3,948,000           $1,946,000       $5,894,000
HMO License Allowance        2%         $564,000             $278,000         $842,000
 Recoupment Withhold         2%         $564,000             $278,000         $842,000
----------------------------------------------------------------------------------------------------------------------------------

               GROSS MARGIN           $1,024,000           $1,498,000       $2,522,000         RISK ARRANGEMENT BALANCE
----------------------------------------------------------------------------------------------------------------------------------
 Pedi Pool Variance to Target                                               ($950,000)

   Pedi Pool Variance Split           ($712,500)           ($237,500)                          Pedi unfavorability split 75/25
                                         75%                  25%

Adult Pool Variance To Target                                                $525,000

  Adult Pool Variance Split           $131,250             $393,750                            Adult unfavorability split 25/75
                                        25%                   75%
     Product Profit Pool      7%                                            $2,947,000
  Product Profit Pool Split           $736,750             $2,210,250                            Product Profit split 25/75
                                        25%                   75%

      Pre-State Subtotal              $155,750             $2,366,500       $2,522,000
     ACC Pre-State Return                                    5.62%
     Distribution Split                 6.2%                 93.8%                                    ACC SHARE > 75%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Adjusted Product Profit Pool Split  $1,211,750           $1,735,250        $2,947,000
                                      41.1%                58.9%                                    PPP SPLIT DUE TO CAP

    Adjusted Pre-State Subtotal      $630,500            $1,891,500        $2,522,000
   Adjusted ACC Pre-State Return                           4.49%
    Adjusted Distribution Split        25.0%               75.0%                                    SPLIT CAPPED AT 25/75

   $0 Profit Share Threshold   3%                        $1,263,000
  Amount Subject To Profit Share                          $628,500
    State Profit Share        25%                        ($157,125)
    State Profit Share Split        ($39,281)            ($117,844)        ($157,125)          State Profit Share split 25/75
                                       25%                   75%
----------------------------------------------------------------------------------------------------------------------------------

               BOTTOM LINE          $591,219        $1,773,656            $2,364,875                   FINAL RESULTS
                ACC RETURN            1.40%            4.21%
            DISTRIBUTION SPLIT        25.0%            75.0%

FIGURES SHOWN WOULD BE APPLIED TO CIRCULAR FORMULA SETTLEMENT MODEL FOR SETTLEMENT DISBURSEMENT


                                  ATTACHMENT B

                      REVISED PHYSICIAN REIMBURSEMENT RATES


I. PRIMARY CARE CAPITATION PAYMENTS. - HMO shall compensate Primary Care Physicians or Providers from the Pediatric Risk Pool through age/sex/benefit adjusted capitation rates for Primary Care Services.

A.     Capitation Payments - Primary Care Physicians or Providers

       Per Member Per Month = weighted average based upon the actual distribution of the provider panel of members. See below for specific capitation rates by cell.


                   <500 Member Avg.                         500-750 Member Avg.                  >750 Member Avg.
==================================================    ================================    ===============================
     CATEGORY
        AGE             FEMALE          MALE              FEMALE            MALE              FEMALE           MALE
==================================================    ================================    ===============================
    61 days to
     <2 years           $39.59         $39.59             $41.67           $41.67             $43.75          $43.75
--------------------------------------------------    --------------------------------    -------------------------------
     2-4 years          $13.31         $13.31             $14.01           $14.01             $14.71          $14.71
--------------------------------------------------    --------------------------------    -------------------------------
    5-14 years           $8.08          $8.08              $8.51           $8.51               $8.94           $8.94
--------------------------------------------------    --------------------------------    -------------------------------
     15 years            $7.70          $5.81              $8.10           $6.12               $8.51           $6.43
==================================================    ================================    ===============================
    16 + years            FFS            FFS                FFS             FFS                 FFS             FFS
==================================================    ================================    ===============================

For PCPs with less than 250 members, there will be an annual true-up to 100% of the fee-for-service equivalent in the event capitation payments are less than the fee-for-service total.

Average membership is calculated based upon the total members per Group (contract) divided by the number of PCPs in the Group serving AMERICAID Members.

Rates are adjusted quarterly on a prospective basis, once a membership level has been maintained during the prior quarter.

Notwithstanding the foregoing PMPM capitation rate cells by age/sex factors, HMO shall compensate Participating Primary Care Physicians or Providers on a fee-for-service basis for Covered Health Services provided to Members age sixty
(60) days
or less. Payment for such services will be deducted from the Pediatric Risk Fund and shall be reimbursed at the lesser of billed charges or the AMERICAID Medicaid Fee Schedule. A sample of fees from the AMERICAID Medicaid Fee Schedule is attached as Schedule "1", and made a part hereof. Capitation payments will not be applicable to such Members until they are sixty-one (61) days old.

B.     Primary Care Fee-For-Service Payment - Primary Care Physicians or
       Providers

       HMO shall compensate Primary Care Physicians or Providers for CPT codes not listed on the attached listing of Primary Care Services on a fee-for-service basis for non-capitated services provided to Members at the reimbursement rate agreed to between such provider and CCPN. If PCP and CCPN have not agreed to a reimbursement rate, then PCP will be reimbursed at the then current Medicaid allowable rate for non-capitated services with the exception of the following:
1) Immunizations will be reimbursed at 90% of the prevailing Medicaid maximum allowable fee schedule, and 2) Injectable drugs will be reimbursed at the average wholesale price (AWP). The rate agreed to between such provider and CCPN shall not exceed HMO's fee schedule, except as otherwise provided in the agreement to which this schedule is attached.

II.

============================================================================================================================
          Primary
      Diagnosis Code                                DESCRIPTION                                       MEDICAID
----------------------------------------------------------------------------------------------------------------------------
V72.3                             Well Woman Annual GYN Visit                                         $47.00
                                  Includes:  Office Visit, Pap Smear
                                  and Breast, Pelvic and Rectal Exams.
============================================================================================================================


===========================================================================================================================
               DESCRIPTION                                                                               MEDICAID
---------------------------------------------------------------------------------------------------------------------------
Care for Newborns in the first 60 days of life                                                       BILLED CHARGES
                                                                                                        UP TO THE
                                                                                                      AMERICAID FEE
                                                                                                         SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
Primary Care for Members 16 years and older                                                          BILLED CHARGES
                                                                                                        UP TO THE
                                                                                                      AMERICAID FEE
                                                                                                         SCHEDULE
===========================================================================================================================


===========================================================================================================================
Reporting of Texas Health Steps screenings on a HCFA-l500 based on the Texas Health Steps codes      $21.00 per visit
and periodicity schedule in the TDH/NHIC Medicaid Manual.
---------------------------------------------------------------------------------------------------------------------------
Reporting of the Administration of Immunizations on a HCFA-1500 based on the Texas Health Steps      $3.00 per
codes and periodicity schedule in the TDH/NI-IIC Medicaid Manual.                                    administration
===========================================================================================================================


III. Specialist Reimbursement. HMO shall compensate Specialist physicians for Covered Health Services on a fee for service basis at the reimbursement rate agreed to between such physicians and CCPN, which payments shall be charged to the Pediatric Pool. If Specialist Physicians and CCPN have not agreed to reimbursement rate, then Specialist Physicians will be reimbursed at the then current Medicaid allowable rate. The rate agreed to between such provider and CCPN shall not exceed HMO's fee schedule, except as otherwise provided in the agreement to which this schedule is attached.

IV. Primary Care Fee-For-Service Option. AMERICAID and CCPN acknowledge and agree that CCPN has the option to offer contracted Primary Care Physicians or Providers Fee-For-Service reimbursement methodology as an option to the capitation described above. The rate agreed to between such provider and CCPN shall not exceed HMO's fee schedule, except as otherwise provided in the agreement to which this schedule is attached.

V. Risk Sharing/Incentive Program. Each CCPN Physician will be eligible to participate in a risk sharing/incentive program to be developed by CCPN.

                           SCHEDULE 1 TO ATTACHMENT B

                          SAMPLE AMERICAID FEE SCHEDULE

                                  ATTACHMENT C

                      REVISED HOSPITAL REIMBURSEMENT RATES

Inpatient, Outpatient and Ambulatory Surgery Services Provided by CCMC All medically necessary inpatient, outpatient and ambulatory surgery services will be reimbursed in accordance with CCMC's applicable charge master and the applicable cost-to-charge ratio (percentage discount), as each is determined pursuant to the Amendment dated as of January 1, 2000 to which this is attached. AMERICAID is not obligated to pay clinic facility charges until such time as clinic physician accepts a lesser payment for physician services.

- Hospital claims for dental surgeries will be paid without prior authorization requirements.

- Care Team (sexual and physical abuse) charges (facility and physician charges) will be paid without prior authorization requirements.

                                  ATTACHMENT D

                    CLAIMS PROCEDURES FOR EMERGENCY ROOM AND
                               OUTPATIENT SERVICES

1)     ER Services

       Reimbursement for ER Services will be based upon discharge level; determination of whether to pay ER claims will be based on admission triage level. Admission triage levels 1, 2 and 3 will be paid based upon the discharge level (professional claims submitted by physicians will be reimbursed according to the applicable professional fee schedule). ER visits with an admission triage level of 4 or 5 will be paid a triage fee unless the visit meets certain criteria outlined below.

       Claims will be paid based on the level of care documented on the claim. There are 5 discharge triage levels:


------------------------------------------------------------------------------------------------------------------------------
Discharge Level                 Line Item Charge on the UB-92                               Reimbursement
                                for Revenue Code 450,
                               "Emergency Room"
------------------------------------------------------------------------------------------------------------------------------
Level I                         $447.00 or $400.00                                           ___% of charges*
------------------------------------------------------------------------------------------------------------------------------
Level II                        $263.00 or $200.00                                           $500 per case
------------------------------------------------------------------------------------------------------------------------------
Level III                       $153.00 or $100.00                                           $250 per case
------------------------------------------------------------------------------------------------------------------------------
Level IV                        $90.00 or $50.00                                             $98 per case
------------------------------------------------------------------------------------------------------------------------------
Level V                         $53.00 or $25.00                                             $37 per case
------------------------------------------------------------------------------------------------------------------------------

       CCPN will continue to notify AMERICAID, within one (1) business day, of any inpatient admissions or observation stays that result from an Emergency Room visit.

       OTHER TYPES OF SERVICES PERFORMED IN THE ER ? In cases when minor procedures are performed in the ER or a physician meets a patient at the ER for service/treatment, CCMC's claims will be submitted as "Outpatient Hospital Services" with no triage level assigned. CCMC's claims will be reimbursed in accordance with CCMC's applicable charge master and the applicable cost-to-charge ratio (percentage discount), as each is determined pursuant to the Amendment dated as of January 1, 2000 to which this is attached. CCMC will provide AMERICAID a list of ER "clinic" codes used so that AMERICAID can pursue an automated method of identifying these claims.


2) OUTPATIENT SURGERY - Dental surgeries (CPT Code 41899) have been grouped as "Group 9" and paid an all inclusive global fee of $553.00. The following list of procedures which are ungroupable are included in the group listed in the right hand column of the table below. Any future ungroupable procedure will be paid at an inclusive global fee of $510.00, subject to multiple procedure protocol currently specified in the contract.


-----------------------------------------------------------------------------------------------------------------------------------
                                   PROCEDURE                                            CPT                RATE               GROUP
-----------------------------------------------------------------------------------------------------------------------------------
Incision and drainage of abscess                                                       10060               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Excision, benign lesion, except skin tag                                               11401               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Injection procedure during cardiac cath.                                               93542               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Excision, benign lesion, except skin tag                                               11421               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Control nasal hemorrhage, anterior                                                     30901               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Excision, benign lesion, except skin tag                                               11420               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Excision, benign lesion, except skin tag                                               11400               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Injection procedure during cardiac cath.                                               93541               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Nasal endoscopy, diagnostic, uni/bilateral                                             31231               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Excision, other benign lesion                                                          11440               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Excision, other benign lesion                                                          11441               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Injection procedure during cardiac cath.                                               93544               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Injection procedure during cardiac cath.                                               93543               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Removal of sutures under anesthesia                                                    15850               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Repair umbilical hernia, under age 5                                                   49580               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Repair initial inguinal hernia < 6 mos.                                                49495               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Application of hip spica cast                                                          29305               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Fracture nasal turbinate(s), t                                                         30930               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Plastic repair of cleft lip/na                                                         40761               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Repair initial inguinal hernia (6 mos. to 5 yrs.)                                      49500               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Adenoidectomy, primary                                                                 42830               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Intubation, endotracheal, emergency                                                    31500               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Tonsillectomy and adenoidectomy                                                        42820               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Tonsillectomy, primary and secondary                                                   42825               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Excision, benign lesion except skin tag                                                11422               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Probing of nasoclarimal duct                                                           68810               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Incision and removal of foreign body                                                   10120               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Removal of skin tags, multiple                                                         11200               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Cathexerization of umbilical vein                                                      36510               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Cathexerization, umbilical artery                                                      36660               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Layer closure of wounds of scalp                                                       12031               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Scraping of cornea, diagnostic                                                         65430               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Removal of corneal epithelium;                                                         65435               $361                 I
-----------------------------------------------------------------------------------------------------------------------------------
Unlisted procedure external ear                                                        69399               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Unlisted procedure, skin, mucous mbrane                                                17999               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Layer closure of wounds of neck                                                        12041               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Closed treatment of radial & ulnar                                                     25560               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Excision, other benign lesion                                                          11442               $361                 1
-----------------------------------------------------------------------------------------------------------------------------------
Unlisted procedure lacrimal system                                                     68899               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Probe Nasolacrimal duct                                                                68811               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Repair of retinal detachment                                                           67101               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Unlisted procedure, male genital syst.                                                 55899               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Total abdominal hysterectomy                                                           58150               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Angiography, renal, unilateral                                                         75722               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Cystoscopy and treatment                                                               52301               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Angiography, renal, bilateral                                                          75724               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Unlisted procedure, accessory sinuses                                                  31299               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Probe Nasolacrimal duct w/insertion                                                    68815               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Percutaneous balloon valvuloplasty                                                     92990               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Treatment of slipped femoral epiphysis                                                 27176               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
Cutaneous vesicostomy                                                                  51980               $510                 2
-----------------------------------------------------------------------------------------------------------------------------------
One stage distal hypospadias repair                                                    54324               $750                 4
-----------------------------------------------------------------------------------------------------------------------------------
Repair of hypospadias repair                                                           54324               $750                 4
-----------------------------------------------------------------------------------------------------------------------------------
Combined right heart catheterization                                                   93526               $750                 4
-----------------------------------------------------------------------------------------------------------------------------------
Unlisted procedure, dentoalveolar                                                      41899               $553                 9
-----------------------------------------------------------------------------------------------------------------------------------


3) Interim billing ? CCMC submits claims every 30 days even if patient is not discharged. Interim bills will be processed and paid under the contract terms.

4) ER to Inpatient or ER to 24-hour Observation will be reimbursed at the inpatient reimbursement level when an ER visit results in an admission or a 24-hour observation.

----------------------
*Determined in accordance with CCMC's applicable charge master and the applicable cost-to-charge ratio (percentage discount), as each is determined pursuant to the Amendment dated as of January 1, 2000 to which this is attached.

                                  ATTACHMENT E

                AMENDMENTS FOR PURPOSES OF REGULATORY COMPLIANCE

                                  ATTACHMENT E

                           AMENDMENTS FOR PURPOSES OF
                              REGULATORY COMPLIANCE

1. No payment by HMO to CCPN or any CCPN Physician or Participating Provider shall be a financial incentive or a direct or indirect inducement to limit Medically Necessary Covered Services.

2. HMO will not impose restrictions upon the provider's free communication with members about a member's medical conditions, treatment options or their costs, HMO's referral policies, and other HMO policies, including financial incentives or arrangements.

3. CCPN and its Physicians and Participating Providers understand that any violation by a provider of a state or federal law relating to the delivery of services by the provider under this Agreement, or any violation of the State Contract could result in liability for money damages, and/or civil or criminal penalties and sanctions under state and/or federal law.

4. Federal and state laws provide severe penalties for any provider who attempts to collect any payment from or bill a Member or Adult Enrollee for a covered service.

5. (a) This Agreement is subject to all state and federal laws and regulations relating to fraud and abuse in health and the Medicaid program. CCPN and its Physicians and Participating Providers must cooperate and assist TDH and any state or federal agency that is charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. The provider must provide originals and/or copies of any and all information, allow access to premises and provide records to TDH or its authorized agent(s), THHSC, HCFA, U.S. Department of Health and Human Services, FBI, TDI, and the Texas Attorney General's Medicaid Fraud Control Unit upon request and free of charge. The provider must report any suspected fraud or abuse including any suspected fraud and abuse committed by HMO or a recipient to TDH for a referral to THHSC.

       (b) The Texas Medicaid Fraud Control Unit must be allowed to conduct private interviews of providers and their employees, contractors and patients.

       Requests for information must be complied with in the form and language requested. Providers and their employees and contractors must cooperate fully in making themselves available in person for interview, consultation, grand jury proceedings, pre-trial conference, hearings, trial and any other process, including investigations. Compliance with this requirement is at the HMO's and provider's own expense.

6. CCPN shall (or shall cause its Physicians and Participating Providers) to submit proxy claims forms to HMO for services provided to all STAR Members that are capitated by HMO in accordance with the encounter data submission requirements established by the HMO and the State.

7. No provider may interfere with or place liens upon the State's right or the HMO's right, acting as the State's agent, to recover from third party resources.

8. Subtitle H of the Medicaid Balanced Budget Act of 1997, Section 1852(d)(2) requires Providers to comply with guidelines respecting coordination of post-stabilization care in the same manner as such guidelines apply to Medicare + Choice plans offered under part C of Title XVIII.

9. Pursuant to Section 12.2.4 of the Texas Department of Health Medicaid contract, CCPN shall, and shall cause its Physicians and Participating Providers to, submit claims no later than ninety-five (95) days after the date services are provided.

10. 28 Texas Administrative Code, Section 11.1102 requires that any modifications, addition, or deletion to the provisions of the Hold Harmless clause shall be effective no earlier than fifteen (15) days after the Commissioner of Insurance has received written notice of such proposed changes.

11. Pursuant to Section 7.2.8.1 of the Texas Department of Health Medicaid contract, CCPN acknowledges that services provided under this Agreement are funded by state and federal funds under the Texas Medical Assistance Program (Medicaid) and that CCPN, its Physicians and Participating Providers are subject to all state and federal laws, rules and regulations, penalties, and sanctions that apply to persons or entities receiving state and federal funding.

12. 28 Texas Administrative Code, Section 11.901 requires that a Physician or Provider receive written notice of termination at least ninety (90) days prior to the effective date of the termination of the Physician or Provider, except in the case of imminent harm to patient health, action against license to practice, or fraud pursuant to Insurance Code Article 20A.l8A(b), in which case termination may be immediate. Upon written notification of termination, a Physician or Provider may seek review of the termination within a period not to exceed sixty (60) days, pursuant to the procedure set forth in the Insurance Code Article 20A.18A(b). HMO must provide notification of the termination of a Physician or Provider to its enrollees receiving care from the provider being terminated at least thirty (30) days before the effective date of the termination. Notification of termination of a Physician or Provider to enrollees for reasons related to imminent harm may be given to enrollees immediately. HMO and CCPN shall coordinate the delivery of the foregoing notices, with CCPN being required to provide notice whenever it terminates a Physician or Provider.

13. Subtitle H of the Medicaid Balanced Budget Act of 1997 requires, in accordance with 42 C.F.R. Section 434.28, HMO to maintain written policies and procedures in compliance with Advance Directives. CCPN shall, and shall cause its Physicians and Participating Providers to, fulfill their obligations in regard to Advance Directives as outlined in the AMERICAID Provider Manual.

       Advance Directives as defined in 42 C.F.R. Section 489.100 means a written instruction, such as a living will or durable power of attorney for health care, recognized under State law (whether statutory or as recognized by the courts of the State), relating to the provision or withholding of health care when the individual is incapacitated.

14. The Texas Department of Health has modified the definition of Emergency Medical Condition (and references in the Agreement to "Emergency Condition" shall be deemed) to read as follows:

       Emergency Medical Condition means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain), such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical care could result in:

       (a) placing the patient's health in serious jeopardy;
       (b) serious impairment to bodily functions;
       (c) serious dysfunction of any bodily organ or party;
       (d) serious disfigurement; or
       (e) in the case of a pregnant woman, serious jeopardy to the health of the fetus.

15. THE FOLLOWING LANGUAGE MODIFICATIONS APPLY TO INDEPENDENT PRACTICE ASSOCIATIONS (IPAS) IN GROUP AGREEMENTS ONLY:

       IPA. Independent Practice Association - "A professional association organized under the Texas Professional Association Act (Article 1528f, Vernon's Texas Civil Statutes), a nonprofit health corporation certified under Section 501, Medical Practice Act (Article 4495b, Vernon's Texas Civil Statutes), another person or entity wholly owned by physicians, an approved nonprofit health corporation, a person who is wholly owned or controlled by a provider or by a group of providers who are licensed to provide the same health care service, or a person who is wholly owned or controlled by one or more hospitals and physicians, including a physician-hospital organization..."

       The Texas Department of Health Medicaid contract, Section 7.18.2.1 requires the UM protocol used by a delegated network to produce substantially similar outcomes, as approved by Texas Department of Health, as the UM protocol employed by HMO. The responsibilities of HMO in delegating UM functions to a delegated network will be governed by
       Article 16.3.11 of such contract.

       Section 7.18.2.3 requires the delegated network to comply with the same records retention and production requirements, including Open Records requirements, as HMO under such contract.

       Section 7.18.2.4 requires the delegated network to be subject to the same marketing restrictions and requirements, as HMO under such contract.

16. THIS SECTION APPLIES TO HOME HEALTH AGENCIES AND DURABLE MEDICAL EQUIPMENT SUPPLIERS ONLY: At HMO's request, Provider shall provide HMO evidence of surety bond in compliance with Section 4724(b) of the Balanced Budget Act of 1997.

                                  ATTACHMENT A
                                    EXHIBIT 5

                      DELEGATION OF CREDENTIALING AGREEMENT


THIS EXHIBIT 5 to that certain CCPN and HMO Medicaid Agreement (the "Agreement") by and between HMO and CCPN sets forth certain additional terms governing the relationship between the parties.

RECITALS

1. HMO maintains credentialing programs designed to periodically review and monitor the credentials of physicians and providers who render Covered Services to Members. HMO has established policies and procedures for delegating certain, of its administrative functions to CCPN where CCPN's credentialing and re-credentialing standards are consistent with HMO's standards and the standards of the NCQA, the Federal Medicaid Quality Assurance Reform Initiative (QAR1), and JCAHO.

2. CCPN desires to facilitate the credentialing review of all CCPN Physicians and CCPN Participating Providers by performing certain delegated functions on behalf of HMO, and HMO is willing to delegate such functions, on the terms and conditions set forth below:

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties do hereby agree as follows:

1. A. Capitalized terms used herein and not defined herein shall have the meaning ascribed to those terms in the CCPN and HMO Agreement.

       B. Except as modified below, the provisions of the CCPN and HMO Agreement shall remain in full force and effect.

2. CCPN will provide a copy of its credentialing policies and procedures before or with the execution of the Agreement which shall be based on current NCQA, QARI and JCAHO standards. CCPN has the power and authority under applicable state law to accept the delegation of credentialing functions.

3. HMO hereby delegates to CCPN, and CCPN hereby agrees to provide, the following credentialing and re-credentialing functions for all CCPN Physicians and CCPN Participating Providers in accordance with CCPN's credentialing policies and procedures, as these policies have been approved by HMO, provided that in any circumstance where CCPN's credentialing policies and procedures are less stringent than HMO's credentialing policies and procedures, HMO's policies and procedures shall apply:

                             Attachment A - Page 1

   - verification of Board certification for any and all specialties in which each provider represents he/she/it is certified;

   -      verification of completion of residency and reported performance;

   -      review of CV/work history and confirmation that during the last five
          (5) years there are no unexplained gaps of more than six months;

   -      verification of hospital privileges and good standing;

   -      verification of license from a primary source;

   -      verification of valid and current DEA Certificate;

   - verification of current malpractice insurance satisfying HMO standards and collection of documentation in support thereof;

   -      research regarding any malpractice claims;

   - confirmation that provider's record is clear of any Medicare/Medicaid sanctions;

   - confirmation that all credentialing questions on the application have been answered and that no answer raises an issue;

   -      confirmation that NPDB search is clean;

   -      confirmation that search of Federation files is clear;

   - obtain affidavit from provider that, pursuant to NCQA CR6.1 and CR6.2, he or she is fit to practice and has reviewed his or her application and verifies its correctness/completeness;

   - (PCP's/OB/GYNs only) performance of a site visit evaluation and confirmation that evaluation is favorable;

   - (PCP's/OB/GYNs only) performance of medical record review and confirmation that evaluation is favorable;

   -      (for Texas only) verification of DPS certification;

   - obtain all necessary attestations and relations with respect to information needed to perform credentialing;

                             Attachment A - Page 2

       -      Re-credential each provider within two years.

4. HMO shall make available to CCPN its credentialing policies and procedures and shall notify CCPN in writing of all substantive changes to such credentialing policies and criteria.

5. CCPN shall at all times (a) be accountable to HMO for the credentialing functions delegated herein (b) obtain HMO's prior written approval of any revision to CCPN's credentialing policies and procedures used in connection with the performance of the functions delegated hereunder, (c) comply with the credentialing and re-credentialing standards of HMO, the NCQA, QARA and the JCAHO, (d) abide by, and cause its Physicians and Participating Providers to abide by, the results of any decision of HMO's credentialing committee, and (e) take appropriate steps to implement corrective action if HMO notifies CCPN that it has failed to perform or comply with the terms of this Addendum.

6. HMO reserves the right, in its sole discretion, to disapprove any CCPN Physician and/or CCPN Participating Provider, regardless of the initial credentialing or re-credentialing decision, and CCPN's Physicians and Participating Providers who are disapproved by HMO shall not provide services to Members pursuant to the CCPN Agreement.

7. CCPN shall, on a quarterly basis or more frequently if necessary for HMO to comply with the reporting requirements of its state Medicaid contract, provide HMO with a written report in a format reasonably acceptable to HMO which addresses summary results of its credentialing activities. This report should summarize process indicators, improvement activities, and status of credentialing and re-credentialing activities.

8. HMO may review periodically CCPN's credentialing policies and criteria and shall, from time to time, be granted access to CCPN's files, on an unscheduled basis, to ensure compliance by CCPN with HMO's credentialing standards. HMO may review the greater of five percent (5%) or fifty (50) of CCPN's credentialing files in connection with each such audit.

9. HMO shall have the option to revoke its delegation of some or all of the functions delegated hereunder if: (a) HMO, in its sole discretion, after giving CCPN a reasonable chance to cure, is dissatisfied with the arrangement, (b) the delegation is jeopardizing HMO's eligibility for NCQA accreditation or its compliance with the terms of its state Medicaid contract, or (c) HMO determines through an audit proves that CCPN has not complied with HMO's credentialing policies and procedures and, if within a period of time required by HMO as set forth in a notice of noncompliance, CCPN fails to respond with a corrective action plan and effect such plan. Any revocation made pursuant to Sections (a) or (b) herein shall be effective immediately upon HMO notifying CCPN. If HMO revokes the delegation of any function, HMO will resume performing that function.

                             Attachment A - Page 3

10. In the event that any of CCPN's Physicians and/or CCPN Participating Providers ceases to meet HMO's credentialing criteria, or is disapproved by CCPN or HMO in accordance with Section 9 above, CCPN shall promptly notify HMO, and if such CCPN Physician and/or CCPN Participating Provider is a Primary Care Physician and/or providing an active course of treatment to a Member, make alternate arrangements for the provision of Covered Services.

11. CCPN shall immediately notify HMO if any information comes to its attention regarding any adverse action taken with respect to the licensure of any CCPN Physician and/or CCPN Participating Provider, suspension or termination (in whole or in part) of a CCPN Physician's hospital staff privileges or clinical privileges, suspension or termination of CCPN, or a CCPN Physician's, Medicare or Medicaid privileges, a lawsuit is filed against a CCPN Physician alleging professional negligence, or any other information that adversely reflects on the ability or capacity of a CCPN Physician to provide medically appropriate care consistent with appropriate standards of professional competence and conduct.

12. CCPN agrees to require its Physicians and Participating Providers to cooperate with and abide by the results of HMO's credentialing policies and procedures whether implemented through CCPN or directly by HMO.

13. CCPN shall permit HMO to conduct an initial due diligence audit to confirm that CCPN is in compliance with each of the provisions of this Addendum. Information disclosed shall be protected by any and all applicable peer review legal protection.

14. CCPN's credentialing activities shall be coordinated with HMO's quality improvement program and utilize information derived from HMO's programs, whether delegated or not, related to member services, utilization management and quality assurance.

15. CCPN shall comply with all state requirements (including applicable licensure, State Medicaid and Star Healthplan) and requirements of other applicable regulatory authorities in the performance of the administrative functions delegated hereunder. CCPN shall, upon written request, provide HMO with documentation of the satisfaction of these requirements.

16. CCPN shall obtain errors and omissions insurance related to its credentialing activities, or self-insure at its own expense, in the minimum coverage amount of $1,000,000.

17. Upon the revocation of the functions delegated hereunder or the termination of the Agreement, CCPN shall assist HMO in the transfer of records related to the information requested as part of the Credentialing Program.

                             Attachment A - Page 4

                               FIRST AMENDMENT OF
                         CCPN AND HMO MEDICAID AGREEMENT
                                 BY AND BETWEEN
             AMERICAID TEXAS, INC., D/B/A AMERICAID COMMUNITY CARE,
                                       AND
                        COOK CHILDREN'S PHYSICIAN NETWORK

            This First Amendment of CCPN and HMO Medicaid Agreement (the "Agreement") is made and entered into by and between Americaid Texas, Inc. ("HMO") and Cook Children's Physician Network ("CCPN") on October 31, 1996.

            WHEREAS, HMO and CCPN entered into the Agreement effective as of October 1, 1996; and

            WHEREAS, the Agreement required HMO and CCPN to enter into a mutually satisfactory agreement detailing the terms of sharing pre-operational costs and other business arrangements by November 1, 1996;

            WHEREAS, the parties desire to negotiate for an additional thirty
(30) days, thereby extending the date to enter into a mutually safisfactory agreement to December 2, 1996; and

            WHEREAS, the parties desire to amend the Agreement to reflect the date of December 2, 1996 as the deadline for negotiations.

            NOW, THEREFORE, for the mutual benefit of both HMO and CCPN, HMO and CCPN agree to amend the Agreement as follows:

        1. Section 8, "Term and Termination," Paragraph 8.2(6) is amended by deleting the reference to November 1, 1996 and substituting therefor the date of December 2, 1996.

        2. Except for the amendment specified above, all provisions of the Agreement remain in full force and effect and are hereby ratified and affirmed.

        3. All defined terms as contained herein shall have the same definitions as are contained in the Agreement.

        This First Amendment has been executed as of the date and year first written above.

                              Cook Children's Physician Network


                              By:/s/ Alan Kent Lassiter, M.D.
                                 ----------------------------------
                                 Alan Kent Lassiter, M.D.
                                 President and
                                 Chief Executive Officer

                              Americaid Texas, Inc.

                              By: /s/ James D. Donovan, Jr.
                                 ----------------------------------
                                  James D. Donovan, Jr.
                                  President and
                                  Chief Executive Officer

                               SECOND AMENDMENT OF
                         CCPN AND HMO MEDICAID AGREEMENT
                                 BY AND BETWEEN
             AMERICAID TEXAS, INC., D/B/A AMERICAID COMMUNITY CARE,
                                       AND
                        COOK CHILDREN'S PHYSICIAN NETWORK


            This Second Amendment of CCPN and HMO Medicaid Agreement (the "Agreement") is made and entered into by and between Americaid Texas, Inc. ("HMO") and Cook Children's Physician Network ("CCPN") on November 26, 1996.

            WHEREAS, HMO and CCPN entered into the Agreement effective as of October 1, 1996; and

            WHEREAS, the Agreement required HMO and CCPN to enter into a mutually satisfactory agreement detailing the terms of sharing pre-operational costs and other business arrangements by November 1, 1996;

            WHEREAS, the parties entered into a First Amendment of CCPN and HMO Medicaid Agreement dated October 31, 1996 extending the date to enter into a mutually satisfactory agreement to December 2, 1996; and

            WHEREAS, the parties desire to again amend the Agreement to reflect the date of January 31, 1997 as the deadline for negotiations.

            NOW, THEREFORE, for the mutual benefit of both HMO and CCPN, HMO and CCPN agree to amend the Agreement as follows:

            1. Section 8, "Term and Termination," Paragraph 8.2(6) is amended by deleting the reference to December 2, 1996 and substituting therefor the date of January 31, 1997.

            2. Except for the amendment specified above, all provisions of the Agreement remain in full force and effect and are hereby ratified and affirmed.

            3. All defined terms as contained herein shall have the same definitions as are contained in the Agreement.

            This Second Amendment has been executed as of the date and year first written above.

                              Cook Children's Physician Network


                              By:
                                 ----------------------------------------
                                 Alan Kent Lassiter, M/D.
                                 President and Chief Executive Officer


                              Americaid Texas, Inc.


                              By:
                                 ----------------------------------------
                                 James D. Donovan, Jr.
                                 President and Chief Executive Officer

                               SECOND AMENDMENT TO
                         CCPN AND HMO MEDICAID AGREEMENT

            THIS SECOND AMENDMENT TO CCPN AND HMO MEDICAID AGREEMENT ("Second Amendment") is entered into effective this 1st day of March, 1998 (the "Effective Date"), by and between AMERICAID Texas, Inc. d.b.a. AMERICAID Community Care ("HMO" or "AMERICAID") and Cook Children's Physician Network ("CCPN").

            WHEREAS, HMO and CCPN entered into that certain CCPN and HMO Medicaid Agreement dated to be effective October 1, 1996 (the "Agreement");

            WHEREAS, HMO and CCPN entered into that certain First Amendment to CCPN and HMO Medicaid Agreement effective January 1, 1998 (the "First Amendment"); and

            WHEREAS, HMO and CCPN desire to further amend the Agreement by transferring certain data entry functions from CCPN to HMO, by reducing the administrative fee paid by HMO to CCPN to reflect CCPN's reduced administrative duties, and clarify and define certain claims processing procedures for emergency room and outpatient procedures, and are entering into this Second Amendment for such purpose.

            NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, HMO and CCPN hereby agree as follows:

           1. All defined terms used in this Second Amendment shall have the same meanings as ascribed to such terms in the Agreement and the First Amendment.

           2. The terms, conditions and provisions of this Second Amendment shall control over any inconsistent terms, conditions and provisions contained in the Agreement and First Amendment,

           3. Section 1.11. The last sentence of Section 1.11 of the Agreement shall be deleted in its entirety and replaced with the following:

             "For those Members admitted to CMC, CMC shall perform concurrent review, discharge planning and case management while HMO will provide pre-certification and referral management services and data entry services for all inpatient review information generated for Members admitted to CMC."

        4. Section 3.3. The first sentence of Section 3.3 of the Agreement shall be deleted in its entirety and replaced with the following:

             "HMO shall pay CCPN according to HMO's best information within five
             (5) business days of receipt of the TDH Payment (described in Attachment A) $0.20 per Member per month for each Member enrolled with HMO. HMO will conduct a true-up in the month following each payment.

        5. Attachment A, Financial Arrangements. A new section IV.H. shall be added to Attachment A, Financial Arrangements, of the Agreement, and shall read as follows:

             "Claims Procedures for Emergency Room and Outpatient Services. Attached hereto and incorporated herein as Schedule "A - IV.H" is a description of emergency room and outpatient claims processing procedures to be implemented by the parties hereto as of the effective date of this Second Amendment."

        6. Except as amended hereby, the Agreement, as amended by the First Amendment, is unchanged and is ratified and affirmed by HMO and CCPN as valid and subsisting.

AMERICAID Texas, Inc. d.b.a,                                          Cook Children's Physician Network
AMERICAID Community Care
By: /s/ James D. Donovan, Jr.                                         By: /s/ Alan Kent Lessiter, MD
   -----------------------------------                                    ------------------------------------
Printed Name: James D. Donovan , Jr.                                  Alan Kent Lassiter, M.D.
             -------------------------
Title: President & CEO                                                President & CEO
      --------------------------------

                                SCHEDULE "A-IV-H"

                              CLAIMS PROCEDURES FOR
                     EMERGENCY ROOM AND OUTPATIENT SERVICES

1)          ER Services

            Reimbursement for ER Services will be based upon discharge level; determination of whether to pay ER claims will be based on admission triage level. Admission triage levels 1,2, and 3 will be paid based upon the discharge level (professional claims submitted by physicians will be reimbursed according to the applicable professional fee schedule). ER visits with an admission triage level of 4 or 5 will be paid a triage fee unless the visit meets certain criteria outlined below.

            AMERICAID Service Center Medical Management will authorize ER visits with Admission Triage Levels 1,2 and 3 for certain Admission Triage Levels 4 and 5 based on the Admission Triage Level listed in a column on the daily ER Report submitted by CCMC to the AMERICAID Service Center Medical Management Department. The Admission Triage Levels 4 and 5 that will be authorized are those that are referred by the PCP; those whose PCPs cannot be reached; those which Nurse on Call has recommended be seen; and, those newborns with no PCP identified. AMERICAID Service Center Medical Management will not authorize any other Admission Triage Levels 4 or 5. Claims with authorizations will be paid at the Discharge Level identified by pricing on the claim. There are 5 discharge triage levels:

-------------------------------- ----------------------------------------------------------- -------------------------------
                                 Line Item Charge on the UB-92
                                 for Revenue Code 450,
Discharge Level                  "Emergency Room"                                            Reimbursement
-------------------------------- ----------------------------------------------------------- -------------------------------
Level I                          $447.00 or $400.00                                          60% of charges
-------------------------------- ----------------------------------------------------------- -------------------------------
Level II                         $263 .00 or $200.00                                         $500 per case
-------------------------------- ----------------------------------------------------------- -------------------------------
Level III                        $153.00 or $100.00                                          $250 per case
-------------------------------- ----------------------------------------------------------- -------------------------------
Level IV                         $90.00 or $50.00                                            $98 per case
-------------------------------- ----------------------------------------------------------- -------------------------------
Level V                          $53.00 or $25.00                                            $37 per case
-------------------------------- ----------------------------------------------------------- -------------------------------

       Claims with no authorization in the system will default to pay a triage fee of $25.

       OTHER TYPES OF SERVICES PERFORMED IN THE ER - In cases when minor procedures are performed in the ER or a physician meets a patient at the ER for service/treatment, CCMC's claims will be submitted as "Outpatient Hospital Services" with no triage level assigned. CCMC's claim will be paid at 60% of billed charges. CCMC will provide AMERICAID a list of ER "clinic" codes used so that AMERICAID can pursue an automated method of identifying these claims.

2) OUTPATIENT SURGERY - Dental surgeries (CPT Code 41899) have been grouped as "Group 9" and paid an all inclusive global fee of $553.00. The following list of procedures which are ungroupable are included n the group listed in the right hand column of the table below. Any future ungroupable procedure will be paid at an inclusive global fee of $510.00, subject to multiple procedure protocol currently specified in the contract.

------------------------------------------------------------------------ ---------------- ----------------- -----------------
                               PROCEDURE                                       CPT              RATE             GROUP
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Incision and drainage of abscess                                              10060             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Excision, benign lesion, except skin tag                                      11040             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Injection procedure during cardiac cath.                                      93542             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Excision, benign lesion, except skin tag                                      11421             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Control nasal hemorrhage, anterior                                            30901             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Excision benign lesion, except skin tag                                       11420             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Excision benign lesion, except skin tag                                       11400             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Injection procedure during cardiac cath.                                      93541             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Nasal endoscopy, diagnostic, uni/bilateral                                    31231             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Excision, other benign lesion                                                 11440             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Excision, other benign lesion                                                 11441             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Injection procedure during cardiac cath.                                      93544             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Injection procedure during cardiac cath.                                      93543             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Removal of sutures under anesthesia                                           15850             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Repair umbilical hernia, under age 5                                          49580             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Repair initial inguinal hernia < 6 mos.                                       49495             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Application of hip spica cast                                                 29305             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Fracture nasal turbinate(s), t                                                30930             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Plastic repair of cleft lip/na                                                40761             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------

                                       4

------------------------------------------------------------------------ ---------------- ----------------- -----------------
Repair initial inguinal hernia (6 mos to 5 yrs)                               49500             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Adenoidectomy, primary                                                        42830             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Intubation, endotracheal, emergency                                           31500             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Tonsillectomy and adenoidectomy                                               42820             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Tonsillectomy, primary or secondary                                           42825             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Excision, benign lesion except skin tag                                       11422             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Probing of nasoclacrimal duct                                                 68810             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Incision and removal of foreign body                                          10120             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Removal of skin tags, multiple                                                11200             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Catherization of umbilical vein                                               36510             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Catherization, umbilical artery                                               36660             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Layer closure of wounds of scalp                                              12031             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Scraping of cornea, diagnostic                                                65430             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Removal of corneal epithelium;                                                65435             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Unlisted procedures external ear                                              69399             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Unlisted procedures, skin, mucous mbrane                                      17999             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Layer closure of wounds of neck                                               12041             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Closed treatment of radial & ulnar                                            25560             $361               1
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Excision, other benign lesion                                                 11442             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Unlisted procedure lacrimal system                                            68899             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Probe Nasolacrimal duct                                                       68811             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Repair of retinal detachment                                                  67101             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Unlisted procedure, male genital syst.                                        55899             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Total abdominal hysterectomy                                                  58150             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Angiography, renal, unilateral                                                75722             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Cystoscopy and treatment                                                      52301             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Angiography, renal bilateral                                                  75724             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Unlisted procedure, accessory sinuses                                         31299             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Probe Nasolacrimal duct w/insertion                                           68815             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Percutaneous balloon valvuloplasty                                            92990             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Treatment of slipped femoral epiphysis                                        27176             $510               2
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Cutaneous vesicostomy                                                         51980             $750               4
------------------------------------------------------------------------ ---------------- ----------------- -----------------
One stage distal hypospadias repair                                           54324             $750               4
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Repair of hypospadias repair                                                  54324             $750               4
------------------------------------------------------------------------ ---------------- ----------------- -----------------
Combined right heart catheterization                                          93526             $553               9
------------------------------------------------------------------------ ---------------- ----------------- -----------------

           3) Interim billing CCMC submits claims every 30 days even if patient is not discharged. Interim bills will be processed and paid under the contract terms.
           4) ER to Inpatient or ER to 24-hour Observation will be reimbursed at the inpatient reimbursement level when an ER visit results in an admission or a 24-hour observation.

                               THIRD AMENDMENT OF
                         CCPN AND HMO MEDICAID AGREEMENT
                                 BY AND BETWEEN
            AMERICAID, TEXAS, INC., D/B/A/ AMERICAID COMMUNITY CARE,
                                       AND
                        COOK CHILDREN'S PHYSICIAN NETWORK

            This Third Amendment of CCPN and HMO Medicaid Agreement (the "Agreement") is made and entered into by and between Americaid Texas, Inc. ("HMO") and Cook Children's Physician Network ("CCPN") to be effective January 31, 1997.

            WHEREAS, HMO and CCPN entered into the Agreement effective as of October 1, 1996; and

            WHEREAS, the Agreement required HMO and CCPN to enter into a mutually satisfactory agreement detailing the terms of sharing pre-operational costs and other business arrangements by November 1, 1996;

            WHEREAS, the parties entered into a First Amendment of CCPN and HMO Medicaid Agreement dated October 31, 1996 extending the date to enter into a mutually satisfactory agreement to December 2, 1996; and

            WHEREAS, the parties entered into a Second Amendment extending the negotiation date to January 31, 1997; and

            WHEREAS, the parties desire to again amend the Agreement to delete any date as a deadline for negotiations.

            NOW, THEREFORE, for the mutual benefit of both HMO and CCPN, HMO and CCPN agree to amend the Agreement as follows:

            1. Section 8, "Term and Termination", Paragraph 8.2(6) is deleted in its entirety.

            2. Except for the amendment specified above, all provisions of the Agreement remain in full force and effect and are hereby ratified and affirmed.

            3. All defined terms as contained herein shall have the same definitions as are contained in the Agreement.

            This Third Amendment has been executed as of the date and year first written above.

                             Cook Children's Physician Network


                             By:  /s/ Alan Kent Lassiter, M.D.
                                ----------------------------------
                             Alan Kent Lassiter, M.D.
                             President and
                             Chief Executive Officer

                             Americaid Texas, Inc.


                             By:  /s/ James D. Donovan, Jr.
                                ----------------------------------
                             James D. Donovan, Jr.
                             President and
                             Chief Executive Officer

                          AMENDMENT BY MUTUAL CONSENT
                                       TO
                 PARTICIPATING GROUP PHYSICIAN AGREEMENT BETWEEN
           AMERICAID TEXAS, INC. AND COOK CHILDREN'S PHYSICIAN NETWORK

Effective July 1, 1999, pursuant to Section 10.14, (Amendment by Written Mutual Consent), of the November 10, 1996 CCPN & Medicaid Agreement ("Agreement") between AMERICAID Texas, Inc., d/b/a Americaid Community Care ("AMERICAID") and Cooks Children's Physician Network, ("CCPN"), AMERICAID and CCPN mutually consent to amend the Agreement as follows:

       Attachment B is revoked in its entirety and amended to include revised ATTACHMENT B which shall read as follows:


                                  ATTACHMENT B

                            AMERICAID COMMUNITY CARE
                          CCPN PHYSICIAN REIMBURSEMENT
                        TEXAS HEALTH STEPS REIMBURSEMENT
                          TARRANT SERVICE DELIVERY AREA

Physician reimbursement effective July 1, 1999, shall be governed by the following reimbursement terms:


I. PRIMARY CARE CAPITATION PAYMENTS. -- HMO shall compensate Primary Care Physicians or Providers from the Pediatric Risk Pool through age/sex/benefit adjusted capitation rates for Primary Care Services.

A.          Capitation Payments -- Primary Care Physicians or Providers

            Per Member Per Month = weighted average based upon the actual distribution of the provider panel of members. See below for specific capitation rates by cell.

                               <500 Member Avg.               500-750 Member Avg.               >750 Member Avg.

CATEGORY              AGE       FEMALE         MALE           FEMALE            MALE            FEMALE          MALE
==========================  ============================  ================================= ==============================
       61 days to                   $39.59       $39.59            $41.67           $41.67          $43.75         $43.75
        <2 years
--------------------------  ----------------------------  --------------------------------- ------------------------------
        2-4 years                   $13.31       $13.31            $14.01           $14.01          $14.71         $14.71
--------------------------  ----------------------------  --------------------------------- ------------------------------
       5-14 years                    $8.08        $8.08             $8.51            $8.51           $8.94          $8.94
--------------------------  ----------------------------  --------------------------------- ------------------------------
        15 years                     $7.70        $5.81             $8.10            $6.12           $8.51          $6.43
==========================  ============================  ================================= ==============================
        16+ years                     FFS           FFS              FFS             FFS              FFS            FFS
==========================  ============================  ================================= ==============================

For PCPs with less than 250 members, there will be an annual true-up to 100% of the fee-for-service equivalent in the event capitation payments are less than the fee-for-service total.

Average membership is calculated based upon the total members per Group (contract) divided by the number of PCPs in the Group serving AMERICAID Members.

Rates are adjusted quarterly on a prospective basis, once a membership level has been maintained during the prior quarter.

B.        Primary Care Fee-For-Service Payment -- Primary Care Physicians or
          Providers.

          1. HMO shall compensate Primary Care Physicians or Providers for CPT codes not listed on the attached listing of Primary Care Services on a fee-for-service basis for non-capitated services provided to Members at the reimbursement rate agreed to between such provider and CCPN. If PCP and CCPN have not agreed to a reimbursement rate, then PCP will be reimbursed at the then current Medicaid allowable rate for non-capitated services with the exception of the following:
                 1) Immunizations will be reimbursed at 90% of the prevailing Medicaid maximum allowable fee schedule. 2) Injectable drugs at the average wholesale price (AWP).

2.

=========================== ================================================================= ======================================
         PRIMARY
      DIAGNOSIS CODE                                   DESCRIPTION                                              MEDICAID
=========================== ================================================================= ======================================
                            Well Woman Annual GYN Visit Includes:  Office Visit, Pap Smear,
V72.3                       and Breast, Pelvic and Rectal Exams.                                                 $47.00
=========================== ================================================================= ======================================

=========================== ================================================================= ======================================
                                         DESCRIPTION                                                            MEDICAID
============================================================================================= ======================================
                                                                                              BILLED CHARGES UP TO THE AMERICAID FEE
Care for Newborns in the first 60 days of life.                                                                 SCHEDULE
============================================================================================= ======================================
                                                                                              BILLED CHARGES UP TO THE AMERICAID FEE
Primary Care of Members 16 years and older.                                                                     SCHEDULE
============================================================================================= ======================================

Reporting of Texas Health Steps screenings on a HCFA-1500 based on the Texas Health Steps
codes and periodicity schedule in the TDH/NHIC Medicaid Manual.                                $20.00 per visit
============================================================================================= ======================================
Reporting of the Administration of Immunizations on a HCFA-1500 based on the Texas Health
Steps codes and periodicity schedule in the TDH/NHIC Medicaid Manual.                           $3.00 per administration
============================================================================================= ======================================


III. Specialist Reimbursement. HMO shall compensate Specialist physicians from the Pediatric Risk Fund for Covered Health Services on a fee for service basis at the reimbursement rate agreed to between such physicians and CCPN. If Specialist Physicians and CCPN have not agreed to reimbursement rate, then Specialist Physicians will be reimbursed at the then current Medicaid allowable rate.

IV. Risk Sharing/Incentive Program. Each CCPN Physician will be eligible to participate in a risk sharing/incentive program to be developed by CCPN. HMO and CCPN will jointly determine how to integrate the Hospital and Referral Pool ("HARP") developed by HMO and the Risk Sharing Incentive Program developed by CCPN.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed personally or by their duly authorized officers or agents.


              AMERICAID Texas, Inc.    Cook Children's Physician Network


        /s/ Robert Westcott            /s/ Alan Kent Lassiter, MD
        ----------------------------   -----------------------------------------
                     Signature                       Signature

              ROBERT F. WESTCOTT
            ASSOCIATE VICE PRESIDENT   Alan Kent Lassiter, M.D., President & CEO
        ----------------------------   -----------------------------------------
                Print Name and Title           Print Name and Title


                    SEP 13 1999                      09-03-99
        ----------------------------   -----------------------------------------
                       Date                             Date


                                                  801 7th Avenue
                                       -----------------------------------------
                                                      Address


                                                  Ft. Worth TX  76104
                                       -----------------------------------------

                                                      (817) 885-1416
                                       -----------------------------------------
                                                     Telephone Number

                            AMENDMENT BY NOTIFICATION

Pursuant to the Amendment by Notification Section of the AMERICAID Participating Physician/Provider Group Agreement, effective December 1, 1999, ATTACHMENT A is revoked in its entirety and amended to include revised ATTACHMENT A, which shall read as follows:


                            AMERICAID COMMUNITY CARE
                      PRIMARY CARE PHYSICIAN REIMBURSEMENT
                        TEXAS HEALTH STEPS REIMBURSEMENT

            Providers are reimbursed subject to the terms of Article III., Payment for Services


            PRIMARY CARE PHYSICIAN REIMBURSEMENT

            I.   Primary Care Physician (PCP) Capitation

            Per Member Per Month = weighted average based upon the actual distribution of the provider panel of members. See below for specific capitation notes by cell.

                                <500 Member Avg.               500-750 Member Avg.               >750 Member Avg.

=========================== ============================ ================================= =========================================
 CATEGORY              AGE     FEMALE         MALE           FEMALE            MALE            FEMALE          MALE
=========================== ============================ ================================= =========================================
        61 days to                 $39.59       $39.59            $41.67           $41.67          $43.75         $43.75
         <2 years
---------------------------                              --------------------------------- -----------------------------------------
         2-4 years                 $13.31       $13.31            $14.01           $14.01          $14.71         $14.71
---------------------------                              --------------------------------- -----------------------------------------
        5-14 years                 $ 8.08       $ 8.08            $ 8.51           $ 8.51          $ 8.94         $ 8.94
---------------------------                              --------------------------------- -----------------------------------------
         15 years                  $ 7.70       $ 5.81            $ 8.10           $ 6.12          $ 8.51         $ 6.43
=========================== ============================ ================================= =========================================


For PCPs with less than 250 members, there will be an annual true-up to 100% of the fee-for-service equivalent in the event capitation payments are less than the fee-for-service total.

Average membership is calculated based upon the total members per Group (contract) divided by the number of PCPs in the Group serving AMERICAID Members.

Rates are adjusted quarterly on a prospective basis, once a membership level has been maintained during the prior quarter.

[PAGE 2 IS MISSING]

III.        PRIMARY CARE PHYSICIAN QUALITY IMPROVEMENT PROGRAM (PQIP)

            Provider Quality Incentive Program is established to reward providers for producing high quality results in the following categories:

            -           Patient access and satisfaction
            -           Membership retention
            -           Prevention and Education
            -           Clinical outcomes
            -           Compliance with AMERICAID policies and procedures

            A. For Members 16 years of age and over, this fund is available based on the following conditions:

            - A minimum of 50 members 16 years of age and older per provider

            - HARP must have a positive balance, but the plan reserves the right to pay out, even if negative

            - PQIP payout to occur on an annual basis after HARP resolution

            -           Provider panel must remain open to new AMERICAID members

            -           Participation as PCP at time of PQIP payment

            B. For Members under 16 years of age, this fund will pay out as follows on an ongoing basis based on reporting Texas Health Steps Services within 60 days of completing the service:

============================================================================================= ======================================
                                         DESCRIPTION                                                         REIMBURSEMENT
============================================================================================= ======================================
Reporting of Texas Health Steps screenings on a HCFA-1500 based on the Texas                   $21 per visit
Health Steps codes and periodicity schedule in the TDH/NHIC Medicaid Manual
============================================================================================= ======================================
Reporting of the Administration of Immunizations on a HCFA-1500 based on the Texas Health       $3 per administration
Steps codes and periodicity schedule in the TDH/NHIC Medicaid Manual
============================================================================================= ======================================

AMERICAID reserves the right to change the PCP's method of reimbursement if the PCP's compliance rates for their members is below 60% and is in the lowest 25% of PCPs over a calendar quarter. In that case, the cost of Texas Health Step Services will be excluded from the PCP Capitation reimbursement, the reporting reimbursement for Members under 16 years of age under PQIP will be eliminated, and Texas Health Steps Services will be reimbursed on a fee-for-service basis to allow other providers to bill for these services.

----------------------------------------------------------  -----------------------------------------------------------------------
SENDER: COMPLETE THIS SECTION                                      COMPLETE THIS SECTION ON DELIVERY
----------------------------------------------------------  -----------------------------------------------------------------------
-      Complete items 1, 2, and 3.  Also complete item 4      A.   Received by (Please Print Clearly)       B.   Date of Delivery
       if Restricted Delivery is desired.                          Nelson G. Ponto                          NOV 08 1999

                                                            -----------------------------------------------------------------------
-      Print your name and address on the reverse so that   -----------------------------------------------------------------------
       we can return the card to you.                       C.   Signature

-      Attach this card to the back of the mailpiece, or                                                     [ ] Agent
       on the front if space permits.                       X    /s/ Nelson G. Ponto                         [ ] Addressee
                                                            -----------------------------------------------------------------------
                                                            -----------------------------------------------------------------------
                                                            D.   Is delivery address different from item 1?  [ ] Yes
                                                                 If YES, enter delivery address below:       [ ] No


----------------------------------------------------------
----------------------------------------------------------
1.   Article Addressed to:

                                                            -----------------------------------------------------------------------
     Sara Neese RN                                          -----------------------------------------------------------------------
     Vice President, Managed Care                           3.   Service Type
     Cook Children's Physician Network                         [X] Certified Mail             [ ] Express Mail
     801 7th Ave                                               [ ] Registered                 [X] Return Receipt for Merchandise
     Fort Worth, TX  76104                                     [ ] Insured Mail               [ ] C.O.D.
                                                            -----------------------------------------------------------------------
                                                            -----------------------------------------------------------------------

                                                            4.   Restricted Delivery?  (Extra Fee)            [ ] Yes
-----------------------------------------------------------------------------------------------------------------------------------
2.   Article Number (Copy from service label)
     Z 265 886 276
-----------------------------------------------------------------------------------------------------------------------------------